UNITED MICROELECTRONICS CORPORATION

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

WITH REPORT OF INDEPENDENT ACCOUNTANTS

FOR THE SIX-MONTH PERIODS ENDED

JUNE 30, 2015 AND 2014

Address:    No. 3 Li-Hsin Road II, Hsinchu Science Park, Hsinchu City, Taiwan, R.O.C.

Telephone: 886-3-578-2258

The reader is advised that these consolidated financial statements have been prepared originally in Chinese. In the event of a conflict between these financial statements and the original Chinese version or difference in interpretation between the two versions, the Chinese language financial statements shall prevail.

REVIEW REPORT OF INDEPENDENT ACCOUNTANTS

English Translation of a Report Originally Issued in Chinese

To United Microelectronics Corporation

We have reviewed the accompanying consolidated balance sheets of United Microelectronics Corporation and subsidiaries (collectively, the “Company”) as of June 30, 2015 and 2014, the related consolidated statements of comprehensive income for the three-month and six-month periods ended June 30, 2015 and 2014 and consolidated statements of changes in equity and cash flows for the six-month periods ended June 30, 2015 and 2014.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to issue the review report based on our reviews.  Certain investments, which were accounted for under the equity method based on the financial statements of the investees, were reviewed by other independent accountants.  Our reviews, insofar as it related to the investments accounted for under the equity method balances of NT$4,026 million and NT$4,477 million, which represented 1.22% and 1.47% of the total consolidated assets as of June 30, 2015 and 2014, respectively, the related shares of investment income from the associates and joint ventures in the amount of NT$(12) million, NT$28 million, NT$(21) million and NT$44 million, which represented (0.23)%, 0.72%, (0.22)% and 0.86% of the consolidated income from continuing operations before income tax for the three-month and six-month periods ended June 30, 2015 and 2014, respectively, and the related shares of other comprehensive income from the associates and joint ventures amounted to NT$(594) million, NT$428 million, NT$(385) million and NT$697 million, which represented 128.81%, 12.48%, (11.50)% and 8.04% of the consolidated total comprehensive income, for the three-month and six-month periods ended June 30, 2015 and 2014, respectively, are based solely on the reports of other independent accountants.

We conducted our reviews in accordance with the Statements of Auditing Standards No. 36, “Review of Financial Statements” of the Republic of China.  A review is limited primarily to applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews and the reports of other independent accountants, we are not aware of any material modifications or adjustments that should be made to the consolidated financial statements referred to above in order for them to be in conformity with the Regulations Governing the Preparation of Financial Reports by Securities Issuers and International Accounting Standards No. 34, “Interim Financial Reporting” which is endorsed by Financial Supervisory Commission of the Republic of China.

ERNST & YOUNG

Taiwan

Republic of China

July 29, 2015

Notice to Readers

The accompanying consolidated financial statements are intended only to present the consolidated financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China and not those of any other jurisdictions.  The standards, procedures and practices to review such consolidated financial statements are those generally accepted and applied in the Republic of China.

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2015, December 31, 2014 and June 30, 2014 (June 30, 2015 and 2014 are unaudited)
(Expressed in Thousands of New Taiwan Dollars)

		As of
Assets	Notes	June 30, 2015	December 31, 2014	June 30, 2014
Current assets
Cash and cash equivalents	6(1)	$ 64,046,049	$ 45,701,335	$ 49,634,263
Financial assets at fair value through profit or loss, current	6(2), 12(7)	824,567	740,129	879,894
Available-for-sale financial assets, current	6(5), 12(7)	-	-	2,729,361
Notes receivable		66,749	126,141	86,353
Accounts receivable, net	6(3)	21,147,913	22,207,271	21,464,004
Accounts receivable-related parties, net	7	220,835	36,022	66,033
Other receivables		738,340	658,409	739,169
Current tax assets		31,564	34,480	31,127
Inventories, net	6(4)	16,045,110	15,242,232	13,843,940
Prepayments		2,307,304	2,003,269	2,326,771
Non-current assets held for sale	6(25)	-	6,978,991	-
Other current assets		3,792,418	3,134,870	6,572,944
Total current assets		109,220,849	96,863,149	98,373,859

Non-current assets
Financial assets at fair value through profit or loss, noncurrent	6(2), 12(7)	120,705	45,232	103,086
Available-for-sale financial assets, noncurrent	6(5), 12(7)	23,517,528	24,362,104	22,336,669
Financial assets measured at cost, noncurrent	6(6)	3,835,105	3,833,006	3,739,459
Investments accounted for under the equity method	6(7)	11,001,776	9,237,713	9,184,605
Property, plant and equipment	6(8), 8	167,959,867	166,690,243	157,001,865
Intangible assets	6(9)	4,448,984	4,532,938	4,648,904
Deferred tax assets	6(22)	1,824,986	2,244,810	2,502,928
Prepayment for equipment		3,289,420	1,063,353	1,231,627
Refundable deposits	8	2,425,899	1,145,843	1,215,363
Other assets-others		3,610,499	3,227,257	3,460,066
Total non-current assets		222,034,769	216,382,499	205,424,572

Total assets		$ 331,255,618	$ 313,245,648	$ 303,798,431

(continued)

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2015, December 31, 2014 and June 30, 2014 (June 30, 2015 and 2014 are unaudited)
(Expressed in Thousands of New Taiwan Dollars)

		As of
Liabilities and Equity	Notes	June 30, 2015	December 31, 2014	June 30, 2014
Current liabilities
Short-term loans	6(10), 8	$ 1,397,000	$ 6,250,754	$ 7,953,800
Financial liabilities at fair value through profit or loss, current	6(11), 12(7)	7,440	42,354	3,805
Notes and accounts payable		6,469,936	6,167,339	6,852,560
Other payables		12,499,656	12,421,152	17,827,089
Payables on equipment		9,298,479	10,478,714	7,193,457
Dividends payable	6(15)	6,939,322	-	125,063
Current tax liabilities		2,135,553	2,540,688	978,346
Liabilities directly associated with non-current assets held for sale	6(25)	-	5,594,850	-
Current portion of long-term liabilities	6(12), 6(13)	3,937,173	3,774,986	7,798,397
Other current liabilities		800,896	835,239	946,934
Total current liabilities		43,485,455	48,106,076	49,679,451

Non-current liabilities
Bonds payable	6(12)	41,467,101	24,977,820	24,975,764
Long-term loans	6(13), 8	9,280,004	8,423,470	6,946,691
Deferred tax liabilities	6(22)	1,848,491	2,161,014	2,713,407
Net defined benefit liabilities, noncurrent		3,838,506	3,825,490	3,809,028
Guarantee deposits		470,757	451,906	365,925
Other liabilities-others	9(4)	6,482,817	291,021	195,424
Total non-current liabilities		63,387,676	40,130,721	39,006,239

Total liabilities		106,873,131	88,236,797	88,685,690

Equity attributable to the parent company
Capital	6(15), 6(16)
Common stock		127,514,409	127,252,078	127,063,143
Capital collected in advance		66,920	50,970	-
Additional paid-in capital	6(12), 6(15), 6(16)
Premiums		37,233,394	37,145,022	37,079,810
Treasury stock transactions		1,498,033	1,255,514	1,230,880
The differences between the fair value of the consideration paid or received from acquiring or disposing subsidiaries and the carrying amounts of the subsidiaries		348,342	348,342	348,342
Recognize changes in subsidiaries’ ownership		23,656	563	-
Share of changes in net assets of associates and joint ventures accounted for using equity method		113,387	91,238	82,278
Employee stock options		22,333	166,268	219,233
Stock options		1,572,121	-	-
Other		598,885	440,932	440,932
Retained earnings	6(15)
Legal reserve		7,725,978	6,511,844	6,511,844
Unappropriated earnings		38,250,542	37,827,179	30,350,043
Other components of equity
Exchange differences on translation of foreign operations		(2,966,426)	(899,979)	(5,247,278)
Unrealized gains or losses on available-for-sale financial assets		10,299,912	13,272,691	15,257,688
Treasury stock	6(15)	(1,626,759)	(2,303,609)	(2,365,246)
Total equity attributable to the parent company		220,674,727	221,159,053	210,971,669

Non-controlling interests	6(15)	3,707,760	3,849,798	4,141,072
Total equity		224,382,487	225,008,851	215,112,741

Total liabilities and equity		$ 331,255,618	$ 313,245,648	$ 303,798,431

The accompanying notes are an integral part of the consolidated financial statements.

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the three-month and six-month periods ended June 30, 2015 and 2014
(Expressed in Thousands of New Taiwan Dollars, Except for Earnings per Share)

		For the three-month periods ended June 30,		For the six-month periods ended June 30,
	Notes	2015	2014	2015	2014
Operating revenues	6(17), 7, 14
Sales revenues		$ 37,316,186	$ 35,120,293	$ 74,516,342	$ 65,948,569
Less: Sales returns and discounts		(588,793)	(78,987)	(1,082,532)	(160,544)
Net sales		36,727,393	35,041,306	73,433,810	65,788,025
Other operating revenues		1,284,161	828,045	2,227,388	1,774,911
Net operating revenues		38,011,554	35,869,351	75,661,198	67,562,936
Operating costs	6(4), 6(14), 6(16) 6(18), 14
Costs of goods sold		(28,595,363)	(27,008,369)	(56,247,766)	(52,063,266)
Other operating costs		(692,709)	(654,172)	(1,534,841)	(1,391,482)
Operating costs		(29,288,072)	(27,662,541)	(57,782,607)	(53,454,748)
Gross profit		8,723,482	8,206,810	17,878,591	14,108,188
Realized sale profit (loss)		-	289	-	289
Gross profit-net		8,723,482	8,207,099	17,878,591	14,108,477
Operating expenses	6(14), 6(16), 6(18) 7, 14
Sales and marketing expenses		(929,869)	(1,097,156)	(1,974,356)	(1,930,734)
General and administrative expenses		(918,512)	(857,004)	(1,871,525)	(1,704,770)
Research and development expenses		(3,015,364)	(3,325,778)	(5,931,687)	(6,660,630)
Subtotal		(4,863,745)	(5,279,938)	(9,777,568)	(10,296,134)
Net other operating income and expenses	6(19)	16,694	(10,404)	(125,920)	45,053
Operating income		3,876,431	2,916,757	7,975,103	3,857,396
Non-operating income and expenses
Other income	6(20)	202,232	229,596	276,327	355,202
Other gains and losses	6(20), 6(26), 14	1,257,219	882,054	1,588,758	1,275,817
Finance costs	6(20)	(157,809)	(302,353)	(272,543)	(457,501)
Share of profit or loss of associates and joint ventures	6(7), 14	(8,537)	131,629	33,269	96,248
Exchange gain, net	12	10,860	-	-	18,484
Exchange loss, net	12	-	(3,620)	(66,408)	-
Subtotal		1,303,965	937,306	1,559,403	1,288,250
Income from continuing operations before income tax		5,180,396	3,854,063	9,534,506	5,145,646
Income tax expense	6(22), 14	(635,356)	(528,337)	(1,076,994)	(709,113)
Net income		4,545,040	3,325,726	8,457,512	4,436,533
Other comprehensive income (loss)	6(21)
Items that may be reclassified subsequently to profit or loss
Exchange differences on translation of foreign operations		(1,150,768)	(1,465,584)	(2,041,596)	(21,502)
Unrealized gain (loss) on available-for-sale financial assets		(3,279,163)	1,144,416	(2,662,104)	3,553,893
Share of other comprehensive income (loss) of associates and joint ventures which may be reclassified subsequently to profit or loss	6(7)	(596,273)	352,467	(417,581)	703,151
Income tax related to items that may be reclassified subsequently to profit or loss	6(22)	20,279	71,646	8,258	(2,317)
Total other comprehensive income (loss), net of tax		(5,005,925)	102,945	(5,113,023)	4,233,225

Total comprehensive income (loss)		$ (460,885)	$ 3,428,671	$ 3,344,489	$ 8,669,758

Net income attributable to:
Stockholders of the parent		$ 4,600,375	$ 3,482,421	$ 8,580,285	$ 4,662,119
Non-controlling interests		(55,335)	(156,695)	(122,773)	(225,586)
		$ 4,545,040	$ 3,325,726	$ 8,457,512	$ 4,436,533

Comprehensive income (loss) attributable to:
Stockholders of the parent		$ (368,719)	$ 3,636,320	$ 3,541,059	$ 8,897,032
Non-controlling interests		(92,166)	(207,649)	(196,570)	(227,274)
		$ (460,885)	$ 3,428,671	$ 3,344,489	$ 8,669,758

Earnings per share (NTD)	6(23)
Earnings per share-basic		$ 0.37	$ 0.28	$ 0.68	$ 0.37
Earnings per share-diluted		$ 0.35	$ 0.28	$ 0.66	$ 0.37

The accompanying notes are an integral part of the consolidated financial statements.

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For the six-month periods ended June 30, 2015 and 2014
(Expressed in Thousands of New Taiwan Dollars)

		Equity Attributable to the Parent Company
		Capital			Retained Earnings		Other Components of Equity
	Notes	Common Stock	Collected in Advance	Additional Paid-in Capital	Legal Reserve	Unappropriated Earnings	Exchange Differences on Translation of Foreign Operations	Unrealized Gain or Loss on Available-for-Sale Financial Assets	Treasury Stock	Total	Non- Controlling Interests	Total Equity
Balance as of January 1, 2014	6(15)	$ 126,920,817	$ 25,682	$ 45,326,454	$ 5,248,824	$ 27,189,160	$ (5,271,199)	$ 11,046,696	$ (2,365,246)	$ 208,121,188	$ 4,319,988	$ 212,441,176
Appropriation and distribution of 2013 retained earnings	6(15)
Legal reserve		-	-	-	1,263,020	(1,263,020)	-	-	-	-	-	-
Cash dividends		-	-	-	-	(125,063)	-	-	-	(125,063)	-	(125,063)
Cash paid from additional paid-in capital	6(15)	-	-	(6,128,094)	-	-	-	-	-	(6,128,094)	-	(6,128,094)
Net income in the first half of 2014	6(15)	-	-	-	-	4,662,119	-	-	-	4,662,119	(225,586)	4,436,533
Other comprehensive income (loss), net of tax in the first half of 2014	6(15), 6(21)	-	-	-	-	-	23,921	4,210,992	-	4,234,913	(1,688)	4,233,225
Total comprehensive income (loss)		-	-	-	-	4,662,119	23,921	4,210,992	-	8,897,032	(227,274)	8,669,758
Share-based payment transaction	6(15), 6(16)	142,326	(25,682)	5,933	-	-	-	-	-	122,577	-	122,577
Convertible bonds repurchased	6(12)	-	-	48,756	-	-	-	-	-	48,756	-	48,756
Share of changes in net assets of associates and joint ventures accounted for using equity method		-	-	55,841	-	-	-	-	-	55,841	-	55,841
Changes in subsidiaries' ownership	6(15)	-	-	92,585	-	(113,153)	-	-	-	(20,568)	59,572	39,004
Decrease in non-controlling interests	6(15)	-	-	-	-	-	-	-	-	-	(11,214)	(11,214)
Balance as of June 30, 2014	6(15)	$ 127,063,143	$ -	$ 39,401,475	$ 6,511,844	$ 30,350,043	$ (5,247,278)	$ 15,257,688	$ (2,365,246)	$ 210,971,669	$ 4,141,072	$ 215,112,741

Balance as of January 1, 2015	6(15)	$ 127,252,078	$ 50,970	$ 39,447,879	$ 6,511,844	$ 37,827,179	$ (899,979)	$ 13,272,691	$ (2,303,609)	$ 221,159,053	$ 3,849,798	$ 225,008,851
Appropriation and distribution of 2014 retained earnings	6(15)
Legal reserve		-	-	-	1,214,134	(1,214,134)	-	-	-	-	-	-
Cash dividends		-	-	-	-	(6,939,322)	-	-	-	(6,939,322)	-	(6,939,322)
Net income in the first half of 2015	6(15)	-	-	-	-	8,580,285	-	-	-	8,580,285	(122,773)	8,457,512
Other comprehensive income (loss), net of tax in the first half of 2015	6(15), 6(21)	-	-	-	-	-	(2,066,447)	(2,972,779)	-	(5,039,226)	(73,797)	(5,113,023)
Total comprehensive income (loss)		-	-	-	-	8,580,285	(2,066,447)	(2,972,779)	-	3,541,059	(196,570)	3,344,489
Share-based payment transaction	6(15), 6(16)	262,331	15,950	255,259	-	-	-	-	676,850	1,210,390	-	1,210,390
Embedded conversion options derived from convertible bonds	6(12)	-	-	1,572,121	-	-	-	-	-	1,572,121	-	1,572,121
Share of changes in net assets of associates and joint ventures accounted for using equity method		-	-	22,148	-	-	-	-	-	22,148	-	22,148
Changes in subsidiaries' ownership	6(15)	-	-	23,093	-	(3,466)	-	-	-	19,627	154,932	174,559
Decrease in non-controlling interests	6(15)	-	-	-	-	-	-	-	-	-	(100,400)	(100,400)
Others		-	-	89,651	-	-	-	-	-	89,651	-	89,651
Balance as of June 30, 2015	6(15)	$ 127,514,409	$ 66,920	$ 41,410,151	$ 7,725,978	$ 38,250,542	$ (2,966,426)	$ 10,299,912	$ (1,626,759)	$ 220,674,727	$ 3,707,760	$ 224,382,487

The accompanying notes are an integral part of the consolidated financial statements.

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six-month periods ended June 30, 2015 and 2014
(Expressed in Thousands of New Taiwan Dollars)

	For the six-month periods ended June 30,
	2015	2014
Cash flows from operating activities:
Net income before tax	$ 9,534,506	$ 5,145,646
Adjustments to reconcile net income before tax to net cash provided by operating activities:
Depreciation	21,033,063	18,971,528
Amortization	909,268	827,380
Bad debt expense (reversal)	(182,668)	72,465
Net gain of financial assets and liabilities at fair value through profit or loss	(165,778)	(47,529)
Interest expense	236,503	432,214
Interest revenue	(163,522)	(260,258)
Dividend revenue	(112,805)	(94,944)
Share-based payment	1,130	1,267
Share of profit of associates and joint ventures	(33,269)	(96,248)
Gain on disposal of property, plant and equipment	(82,255)	(53,398)
Gain on disposal of non-current assets held for sale	(41,203)	-
Gain on disposal of investments	(1,508,388)	(1,159,030)
Impairment loss on financial assets	479,044	163,211
Impairment loss on non-financial assets	225,530	-
Gain on reacquisition of bonds	-	(13,944)
Exchange gain on financial assets and liabilities	(216,718)	(23,430)
Exchange loss on long-term liabilities	-	326
Amortization of deferred income	(18,881)	(20,890)
Income and expense adjustments	20,359,051	18,698,720
Changes in operating assets and liabilities:
Financial assets and liabilities at fair value through profit or loss	(27,058)	(203,828)
Notes receivable and accounts receivable	840,193	(4,915,724)
Other receivables	(109,167)	8,160
Inventories	(572,008)	128,072
Prepayments	(372,070)	(929,899)
Other current assets	(742,043)	(4,641,756)
Notes and accounts payable	138,663	(547,549)
Other payables	1,055,520	1,236,847
Other current liabilities	(219,345)	107,391
Net defined benefit liabilities	13,016	11,243
Other liabilities-others	243,471	(663)
Cash generated from operations	30,142,729	14,096,660
Interest received	162,657	220,981
Dividend received	229,118	218,931
Interest paid	(535,055)	(421,859)
Income tax paid	(1,670,918)	(202,191)
Net cash provided by operating activities	28,328,531	13,912,522

(continued)

English Translation of Consolidated Financial Statements Originally Issued in Chinese
UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six-month periods ended June 30, 2015 and 2014
(Expressed in Thousands of New Taiwan Dollars)

	For the six-month periods ended June 30,
	2015	2014
Cash flows from investing activities:
Acquisition of financial assets at fair value through profit or loss	$ (77,650)	$ (60,036)
Proceeds from disposal of financial assets at fair value through profit or loss	-	22,292
Acquisition of available-for-sale financial assets	(2,562,094)	(115,422)
Proceeds from disposal of available-for-sale financial assets	727,910	1,630,929
Acquisition of financial assets measured at cost	(94,823)	(464,359)
Proceeds from disposal of financial assets measured at cost	-	477,596
Acquisition of investments accounted for under the equity method	(60,000)	(121,016)
Proceeds from disposal of investments accounted for under the equity method	-	74,378
Proceeds from capital reduction and liquidation of investments	9,688	35,257
Acquisition of subsidiaries (net of cash acquired)	414,958	-
Disposal of subsidiaries	(834,955)	(15,617)
Acquisition of property, plant and equipment	(26,926,609)	(14,161,448)
Proceeds from disposal of property, plant and equipment	54,960	251,973
Proceeds from disposal of non-current assets held for sale	641,866	-
Increase in refundable deposits	(1,388,698)	(34,525)
Decrease in refundable deposits	102,255	106,293
Acquisition of intangible assets	(693,046)	(603,179)
Cash inflow from combination	1,583	-
Increase in other assets-others	(577,583)	(274,378)
Decrease in other assets-others	6,859	118,915
Net cash used in investing activities	(31,255,379)	(13,132,347)
Cash flows from financing activities:
Increase in short-term loans	9,549,918	8,866,950
Decrease in short-term loans	(13,429,862)	(5,531,578)
Proceeds from bonds issued	18,424,800	5,000,000
Bonds issuance costs	(83,036)	(5,090)
Redemption of bonds	-	(10,306,392)
Proceeds from long-term loans	3,827,160	1,000,000
Repayments of long-term loans	(3,483,650)	(1,255,964)
Increase in guarantee deposits	34,930	65,877
Decrease in guarantee deposits	(5,047)	(21,389)
Increase in other financial liabilities	6,107,635	-
Exercise of employee stock options	289,413	121,310
Treasury stock sold to employees	677,017	-
Change in non-controlling interests	69,406	38,261
Net cash provided by (used in) financing activities	21,978,684	(2,028,015)
Effect of exchange rate changes on cash and cash equivalents	(1,218,210)	51,425
Net increase (decrease) in cash and cash equivalents	17,833,626	(1,196,415)
Cash and cash equivalents at beginning of period	46,212,423	50,830,678
Cash and cash equivalents at end of period	$ 64,046,049	$ 49,634,263

Investing activities partially paid by cash:
Cash paid for acquiring property, plant and equipment
Increase in property, plant and equipment	$ 25,710,265	$ 14,654,162
Add: Payable at beginning of period	10,742,203	6,700,743
Less: Effect of disposal of subsidiaries	(127,297)	-
Less: Payable at end of period	(9,398,562)	(7,193,457)
Cash paid	$ 26,926,609	$ 14,161,448

The accompanying notes are an integral part of the consolidated financial statements.

UNITED MICROELECTRONICS CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the Six-Month Periods Ended June 30, 2015 and 2014

(Expressed in Thousands of New Taiwan Dollars unless Otherwise Specified)

1.    HISTORY AND ORGANIZATION

United Microelectronics Corporation (UMC) was incorporated in Republic of China (R.O.C.) in May 1980 and commenced operations in April 1982.  UMC is a full service semiconductor wafer foundry, and provides a variety of services to satisfy customer needs.  UMC’s ordinary shares were publicly listed on the Taiwan Stock Exchange (TWSE) in July 1985 and its American Depositary Shares (ADSs) were listed on the New York Stock Exchange (NYSE) in September 2000.

2.    DATE AND PROCEDURES OF AUTHORIZATION OF FINANCIAL STATEMENTS FOR ISSUE

The consolidated financial statements of UMC and its subsidiaries (the “Company”) were authorized for issue in accordance with a resolution of the Board of Directors’ meeting on July 29, 2015.

3.    NEWLY ISSUED OR REVISED STANDARDS AND INTERPRETATIONS

A. The Company adopted the International Financial Reporting Standard (IFRS) , International Accounting Standard (IAS) and Interpretations developed by the International Financial Reporting Interpretation Committee (IFRIC) issued, revised or amended by International Accounting Standard Board (IASB) which have been endorsed by Financial Supervisory Commission (FSC) and effective on January 1, 2015 (collectively referred to as “2013 edition of TIFRSs” (TIFRSs)). The effects of adopting TIFRSs on the Company’s consolidated financial statements are summarized as below:

(1)   IFRS 3 “Business Combinations”

Under the amendment, IFRS 3 “Business Combinations” (IFRS 3) (as revised in 2008) does not apply to contingent consideration that arose from business combinations whose acquisition dates precede the application of IFRS 3 (as revised in 2008).  Furthermore, the amendment limits the scope of the measurement choices for non-controlling interest.  Only the components of non-controlling interests that are present ownership interests that entitle their holders to a proportionate share of the entity’s net assets, in the event of liquidation could be measured at either fair value or at the present ownership instruments’ proportionate share of the acquiree’s identifiable net assets.  Other components of non-controlling interest are measured at their acquisition date fair value.

The amendment also requires an entity in a business combination to account for the replacement of the acquiree’s share-based payment transactions (when the acquirer is not obliged to do so) as new share-based payment awards in the post-combination financial statements.

Outstanding share-based payment transactions that the acquirer does not exchange for its share-based payment transactions: if vested — they are part of non-controlling interest; if unvested — they are measured at market based value as if granted at acquisition date, and allocated between NCI and post-combination expense.

(2)   IAS 34 “Interim Financial Reporting”

The amendment clarifies that if users of an entity's interim financial report have access to the most recent annual financial report of that entity, it is unnecessary for the notes to an interim financial report to provide relatively insignificant updates to the information that was reported in the notes in the most recent annual financial report.  Furthermore, the amendment requires additional disclosures of financial instruments and contingent liabilities/assets.

(3)   IFRS 7 “Financial Instruments: Disclosures”

The amendment emphasizes the interaction between quantitative and qualitative disclosures and the nature and extent of risks associated with financial instruments so that users of financial statements will have a better understanding.

(4)   IFRS 7 “Financial Instruments: Disclosures” (Amendment)

The amendment requires additional quantitative and qualitative disclosures relating to transfers of financial assets, when financial assets are derecognized in their entirety, but the entity has a continuing involvement in them, or when financial assets are not derecognized in their entirety.

(5)   IFRS 10 “Consolidated Financial Statements”

IFRS 10 “Consolidated Financial Statements”(IFRS 10) replaces the portion of IAS 27 “Consolidated and Separate Financial Statements” (IAS 27) that addresses the accounting for consolidated financial statements and the former Standing Interpretations Committee (SIC) - 12 “Consolidation-Special Purpose Entities”.  The changes introduced by IFRS 10 primarily relate to the elimination of the perceived inconsistency between IAS 27 and SIC-12 by introducing a new integrated control model.  That is, IFRS 10 primarily relates to whether to consolidate another entity, but does not change how an entity is consolidated.

(6)   IFRS 11 “Joint Arrangements”

IFRS 11 “Joint Arrangements” replaces IAS 31 “Interests in Joint Ventures” and SIC-13 “Jointly Controlled Entities-Non-Monetary Contributions by Venturers”.  The changes introduced by IFRS 11 primarily relate to increase comparability within IFRSs by removing the choice for accounting for jointly controlled entities under the proportionate consolidation method, so that the structure of the arrangement is no longer the most important factor when determining the classification as a joint operation or a joint venture (an investment classified as a joint venture is accounted for in accordance with IAS 28 “Investments in Associates and Joint Ventures” (IAS 28)), which then determines the accounting.

(7)   IFRS 12 “Disclosures of Interests in Other Entities”

IFRS 12 “Disclosures of Interests in Other Entities” primarily integrates and makes consistent the disclosure requirements for subsidiaries, joint arrangements, associates and unconsolidated structured entities and present those requirements in a single IFRS.

(8)   IFRS 13 “Fair Value Measurement”

IFRS 13 “Fair Value Measurement” (IFRS 13) primarily relates to defining fair value, setting out in a single IFRS framework for measuring and disclosing fair values to reduce complexity and improve consistency in applying fair value measurement.  However, IFRS 13 does not change existing requirements in other IFRSs as to when the fair value measurement or related disclosure is required.

(9)   IAS 19 “Employee Benefits” (Revised)

The revision includes: (1)For defined benefit plans, the ability to defer the recognition of actuarial gains and losses (i.e., the corridor approach) has been removed.  Actuarial gains and losses will be recognized in other comprehensive income as they occur.  (2)Amounts recorded in profit or loss are limited to current and past service costs, gains or losses on settlements, and net interest income (expense) on the pension asset or liability.  (3)New disclosures include quantitative information about the sensitivity of the defined benefit obligation to reasonably possible changes in each significant actuarial assumption.  (4)Termination benefits will be recognized at the earlier of when the offer of termination cannot be withdrawn, or when the related restructuring costs are recognized under IAS 37 “Provisions, Contingent Liabilities and Contingent Assets”.

(10) IAS 1 “Presentation of Financial Statements”

The amendment clarifies that an entity will present an analysis of other comprehensive income for each component of equity, either in the statement of changes in equity or in the notes to the financial statements.

(11) Presentation of Items of Other Comprehensive Income (Amend IAS 1 “Presentation of Financial Statements”)

The amendments to IAS 1 change the grouping of items presented in other comprehensive income.  Items that would be reclassified (or recycled) to profit or loss at certain points in the future would be presented separately from items that will never be reclassified.

(12) IAS 34 “Interim Financial Reporting”

The amendment clarifies the requirements in IAS 34 relating to segment information for total assets and liabilities for each reportable segment to enhance consistency with the requirements in IFRS 8 “Operating Segments”.  Besides, total assets and liabilities for a particular reportable segment need to be disclosed only when the amounts are regularly provided to the chief operating decision maker and there has been a material change in the total amount disclosed in the entity’s previous annual financial statements for that reportable segment.

(13) IFRS 10 “Consolidated Financial Statements” (Amendment)

The amendments related to Investment Entities provide an exception to the consolidation requirements in IFRS 10 and require investment entities to account for particular subsidiaries at fair value through profit or loss, rather than consolidating them.  The amendments also set out disclosure requirements for investment entities.

The Company has evaluated the impact of the aforementioned standards and interpretations listed (1) ~ (13) to the Company’s financial position and performance and determined that there is no material impact.  And, the Company has made necessary disclosures in accordance with the aforementioned standards and interpretations.

B. Standards issued by IASB but not yet endorsed by FSC (the effective dates are to be determined by FSC):

No.	The projects of Standards or Interpretations	Effective for annual periods beginning on or after
IAS 36	Impairment of Assets	January 1, 2014
IFRIC 21	Levies	January 1, 2014
IAS 39	Novation of Derivatives and Continuation of Hedge Accounting	January 1, 2014
IAS 19	Defined Benefit Plans: Employee Contributions	July 1, 2014
Improvements to International Financial Reporting Standards (2010-2012 cycle)
IFRS 2	Share-based Payment	July 1, 2014
IFRS 3	Business Combinations	July 1, 2014
IFRS 8	Operating Segments	July 1, 2014
IFRS 13	Fair Value Measurement	-
IAS 16	Property, Plant and Equipment	July 1, 2014
IAS 24	Related Party Disclosures	July 1, 2014
IAS 38	Intangible Assets	July 1, 2014
Improvements to International Financial Reporting Standards (2011-2013 cycle)
IFRS 1	First-time Adoption of International Financial Reporting Standards	-
IFRS 3	Business Combinations	July 1, 2014
IFRS 13	Fair Value Measurement	July 1, 2014
IAS 40	Investment Property	July 1, 2014
IFRS 14	Regulatory Deferral Accounts	January 1, 2016
IFRS 11	Accounting for Acquisitions of Interests in Joint Operations	January 1, 2016
IAS 16 and IAS 38	Clarification of Acceptable Methods of Depreciation and Amortization	January 1, 2016
IFRS 15	Revenue from Contracts with Customers	January 1, 2017
IAS 16 and IAS 41	Agriculture: Bearer Plants	January 1, 2016
IFRS 9	Financial Instruments	January 1, 2018
IAS 27	Equity Method in Separate Financial Statements	January 1, 2016
IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	January 1, 2016
Improvements to International Financial Reporting Standards (2012 - 2014 cycle)
IFRS 5	Non-current Assets Held for Sale and Discontinued Operations	January 1, 2016
IFRS 7	Financial Instruments: Disclosures	January 1, 2016
IAS 19	Employee Benefits	January 1, 2016
IAS 34	Interim Financial Reporting	January 1, 2016
IAS 1	Disclosure Initiative	January 1, 2016
IFRS 10, IFRS 12 and IAS 28	Investment Entities: Applying the Consolidation Exception	January 1, 2016

The potential effects of adopting the standards or interpretations issued by IASB but not yet endorsed by FSC on the Company’s financial statements in future periods are summarized as below:

(14) IAS 36 “Impairment of Assets” (Amendment)

This amendment relates to the amendment issued in May 2011 and requires entities to disclose the recoverable amount of an asset (including goodwill) or a cash-generating unit (CGU) when an impairment loss has been recognized or reversed during the period.  The amendment also requires detailed disclosure of how the fair value less costs of disposal has been determined when an impairment loss has been recognized or reversed, including valuation techniques used, level of fair value hierarchy of assets and key assumptions used in the measurements.  The amendment is effective for annual periods beginning on or after January 1, 2014.

(15) IFRIC 21 “Levies”

This interpretation provides guidance on when to recognize a liability for a levy imposed by a government (both for levies that are accounted for in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets” and those where the timing and amount of the levy is certain).  The interpretation is effective for annual periods beginning on or after January 1, 2014.

(16) IAS 39 “Financial Instruments: Recognition and Measurement” (Amendment) - Novation of Derivatives and Continuation of Hedge Accounting

Under the amendment, there would be no need to discontinue hedge accounting if a hedging derivative was novated, provided certain criteria are met.  The interpretation is effective for annual periods beginning on or after January 1, 2014.

(17) IFRS 8 “Operating Segments”

The amendments require an entity to disclose the judgments made by management in applying the aggregation criteria to operating segments.  The amendments also clarify that an entity shall only provide reconciliations of the total of the reportable segments’ assets to the entity’s assets if the segment assets are reported regularly to the Chief Operating Decision Maker (CODM).  The amendment is effective for annual periods beginning on or after July 1, 2014.

(18) IFRS 13 “Fair Value Measurement”

The amendment to the Basis for Conclusions of IFRS 13 clarifies that when deleting paragraph B5.4.12 of IFRS 9 Financial Instruments and paragraph AG79 of IAS 39 Financial Instruments: Recognition and Measurement as consequential amendments from IFRS 13 Fair Value Measurement, the IASB did not intend to change the measurement requirements for short-term receivables and payables.

(19) IAS 24 “Related Party Disclosures”

The amendment clarifies that an entity providing key management personnel services to the reporting entity or to the parent of the reporting entity is a related party of the reporting entity.  The amendment is effective for annual periods beginning on or after July 1, 2014.

(20) IFRS 13 “Fair Value Measurement”

The amendment clarifies that paragraph 52 of IFRS 13 includes a scope exception for measuring the fair value of a group of financial assets and financial liabilities on a net basis.  The objective of this amendment is to clarify that this portfolio exception applies to all contracts within the scope of IAS 39 Financial Instruments: Recognition and Measurement or IFRS 9 Financial Instruments, regardless of whether they meet the definitions of financial assets or financial liabilities as defined in IAS 32 Financial Instruments: Presentation.  The amendment is effective for annual periods beginning on or after July 1, 2014.

(21) IFRS 11 “Accounting for Acquisitions of Interests in Joint Operations” (Amendment)

The amendments to IFRS 11 require that the relevant principles on business combinations accounting in IFRS 3 and other standards should be applied in accounting for the acquisition of an interest in a joint operation in which the activity constitutes a business.  The amendments are applicable to both the acquisition of the initial interest in a joint operation with an existing business and the acquisition of an additional interest in the same joint operation.  However, a previously held interest is not remeasured when the acquisition of an additional interest in the same joint operation results in retaining joint control.  Transactions between an investor and a joint operation under common control are also excluded.  The amendment is effective for annual periods beginning on or after January 1, 2016 with earlier application permitted.  The impact that adoption of the new amendment will have on our financial position and results of operation will be dependent upon the specific terms of any applicable future acquisition of joint arrangements.

(22) IAS 16 and IAS 38 “Clarification of Acceptable Methods of Depreciation and Amortisation” (Amendment)

The amendment to IAS 16, “Property, Plant and Equipment” (IAS 16) clarifies that depreciation of an item of property, plant and equipment based on revenue generated by using the asset is not appropriate.  The amendment to IAS 38, “Intangible Assets” establishes a rebuttable presumption that amortization of an intangible asset based on revenue generated by using the asset is inappropriate.  The presumption may only be rebutted in certain limited circumstances where the intangible asset is expressed as a measure of revenue; or where it can be demonstrated that revenue and the consumption of the economic benefits of the intangible asset are highly correlated.  The amendment is effective for annual periods beginning on or after January 1, 2016 with earlier application permitted.

(23) IFRS 15 “Revenue from Contracts with Customers”

The core principle of IFRS 15 is that revenue is recognised to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  IFRS 15 establishes a five-step model that will apply to revenue earned from a contract with a customer (with limited exceptions), regardless of the type of revenue transaction or the industry.  Extensive disclosures will be required, including disaggregation of total revenue; information related to performance obligations; changes in contract asset and liability account balances between periods and key judgments and estimates.  The standard will apply to annual periods beginning on or after January 1, 2017 with early adoption is permitted.

(24) IFRS 9 “Financial Instruments”

The IASB has issued the final version of IFRS 9, which combines classification and measurement, the expected credit loss impairment model and hedge accounting.  The standard will replace IAS 39 Financial Instruments: Recognition and Measurement and all previous versions of IFRS 9 which introduced new classification and measurement requirements (in 2009 and 2010) and a new hedge accounting model (in 2013).  The final completed version of IFRS 9 requires the followings: (1) Classification and measurement: Financial assets are measured at amortized cost, fair value through profit or loss, or fair value through other comprehensive income, based on both the entity’s business model for managing the financial assets and the financial asset’s contractual cash flow characteristics.  Financial liabilities are measured at amortized cost or fair value through profit or loss.  Furthermore there is requirement that “own credit risk” adjustments are not recognized in profit or loss.  (2) Impairment: Expected credit loss model is used to evaluate impairment.  Entities are required to recognize either 12-month or lifetime expected credit losses, depending on whether there has been a significant increase in credit risk since initial recognition.  (3) Hedge accounting: Hedge accounting is more closely aligned with risk management activities and hedge effectiveness is measured based on the hedge ratio.  The new standard is effective for annual periods beginning on or after January 1, 2018.

(25) IFRS 10 “Consolidated Financial Statements” and IAS 28 “Investments in Associates and Joint Ventures” - Sale or Contribution of Assets between an Investor and its Associate or Joint Ventures (Amendment)

The amendments address the inconsistency between the requirements in IFRS 10 Consolidated Financial Statements and IAS 28 Investments in Associates and Joint Ventures, in dealing with the loss of control of a subsidiary that is contributed to an associate or a joint venture.  IAS 28 restricts gains and losses arising from contributions of non-monetary assets to an associate or a joint venture to the extent of the interest attributable to the other equity holders in the associate or joint ventures.  IFRS 10 requires full profit or loss recognition on the loss of control of the subsidiary.  IAS 28 was amended so that the gain or loss resulting from the sale or contribution of assets that constitute a business as defined in IFRS 3 between an investor and its associate or joint venture is recognized in full.  IFRS 10 was also amended so that the gains or loss resulting from the sale or contribution of a subsidiary that does not constitute a business as defined in IFRS 3 between an investor and its associate or joint venture is recognized only to the extent of the unrelated investors’ interests in the associate or joint venture.  The amendment is effective for annual periods beginning on or after January 1, 2016.

(26) IAS 1 “Presentation of Financial Statements” - “Disclosure Initiative” (Amendment):

The amendments (1) clarify that an entity must not reduce the understandability of its financial statements by obscuring material information with immaterial information or by aggregating material items that have different natures or functions.  The amendments reemphasize that, when a standard requires a specific disclosure, the information must be assessed to determine whether it is material and, consequently, whether presentation or disclosure of that information is warranted, (2) clarify that specific line items in the statement(s) of profit or loss and OCI and the statement of financial position may be disaggregated, and how an entity shall present additional subtotals, (3) clarify that entities have flexibility as to the order in which they present the notes to financial statements, but also emphasize that understandability and comparability should be considered by an entity when deciding on that order, (4) removing the examples of the income taxes accounting policy and the foreign currency accounting policy, as these were considered unhelpful in illustrating what significant accounting policies could be, and (5) clarify that the share of OCI of associates and joint ventures accounted for using the equity method must be presented in aggregate as a single line item, classified between those items that will or will not be subsequently reclassified to profit or loss.  The amendment is effective for annual periods beginning on or after January 1, 2016.

The Company is currently evaluating the potential impact of the aforementioned standards and interpretations listed (14) ~ (26) to the Company’s financial position and performance, and the related impact will be disclosed when the evaluation is completed.

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1)   Statement of Compliance

The Company’s consolidated financial statements were prepared in accordance with Regulations Governing the Preparation of Financial Reports by Securities Issuers (Regulations), IFRSs, IASs, IFRIC and SIC, which are endorsed by FSC, and IAS34.

(2)   Basis of Preparation

The consolidated financial statements have been prepared on a historical cost basis, except for financial instruments measured at fair value.

(3)   General Description of Reporting Entity

a.  Principles of consolidation

The same principles of consolidation have been applied in the Company’s consolidated financial statements as those applied in the Company’s consolidated financial statements for the three-month period ended March 31, 2015.  For the principles of consolidation, please refer to Note 4, (3) of the Company’s consolidated financial statements for the three-month period ended March 31, 2015.

b.  The consolidated entities are as follows:

As of June 30, 2015, December 31, 2014 and June 30, 2014

			Percentage of ownership (%)
			as of
Investor	Subsidiary	Business nature	June 30, 2015	December 31, 2014	June 30, 2014
UMC	UMC GROUP (USA)	IC Sales	100.00	100.00	100.00
UMC	UNITED MICROELECTRONICS (EUROPE) B.V.	Marketing support activities	100.00	100.00	100.00
UMC	UMC CAPITAL CORP.	Investment holding	100.00	100.00	100.00
UMC	GREEN EARTH LIMITED (GE)	Investment holding	100.00	100.00	100.00
UMC	TLC CAPITAL CO., LTD. (TLC)	New business investment	100.00	100.00	100.00

			Percentage of ownership (%)
			as of
Investor	Subsidiary	Business nature	June 30, 2015	December 31, 2014	June 30, 2014
UMC	UMC NEW BUSINESS INVESTMENT CORP. (NBI)	Investment holding	100.00	100.00	100.00
UMC	UMC INVESTMENT (SAMOA) LIMITED	Investment holding	100.00	100.00	100.00
UMC	FORTUNE VENTURE CAPITAL CORP. (FORTUNE)	Consulting and planning for investment in new business	100.00	100.00	100.00
UMC	UMC GROUP JAPAN	IC Sales	100.00	100.00	100.00
UMC	UMC KOREA CO., LTD.	Marketing support activities	100.00	100.00	100.00
UMC	OMNI GLOBAL LIMITED (OMNI)	Investment holding	100.00	100.00	100.00
UMC	BEST ELITE INTERNATIONAL LIMITED (BE)	Investment holding	86.88	86.88	86.88
UMC	WAVETEK MICROELECTRONICS CORPORATION (WAVETEK)	GaAs Foundry service	77.74	81.53	81.53
UMC	NEXPOWER TECHNOLOGY CORP. (NEXPOWER)	Sales and manufacturing of solar power batteries	44.16	44.16	44.16
FORTUNE	UNITRUTH INVESTMENT CORP. (UNITRUTH)	Investment holding	100.00	100.00	100.00
FORTUNE	NEXPOWER	Sales and manufacturing of solar power batteries	5.99	5.99	5.99
FORTUNE	WAVETEK	GaAs Foundry service	0.45	-	-
FORTUNE	TOPCELL SOLAR INTERNATIONAL CO., LTD. (TOPCELL)	Sales and manufacturing of solar power cell	-	26.04	26.04

			Percentage of ownership (%)
			as of
Investor	Subsidiary	Business nature	June 30, 2015	December 31, 2014	June 30, 2014
UNITRUTH	NEXPOWER	Sales and manufacturing of solar power batteries	2.25	2.25	2.25
UNITRUTH	WAVETEK	GaAs Foundry service	0.28	-	-
UNITRUTH	TOPCELL	Sales and manufacturing of solar power cell	-	1.03	1.03
UMC CAPITAL CORP.	UMC CAPITAL (USA)	Investment holding	100.00	100.00	100.00
UMC CAPITAL CORP.	ECP VITA PTE. LTD.	Insurance	100.00	100.00	100.00
TLC	SOARING CAPITAL CORP.	Investment holding	100.00	100.00	100.00
TLC	NEXPOWER	Sales and manufacturing of solar power batteries	5.87	5.87	5.87
TLC	TOPCELL	Sales and manufacturing of solar power cell	-	2.37	2.37
SOARING CAPITAL CORP.	UNITRUTH ADVISOR (SHANGHAI) CO., LTD.	Investment holding and advisory	100.00	100.00	100.00
GE	UNITED MICROCHIP CORPORATION	Investment holding	100.00	-	-
UMC INVESTMENT (SAMOA) LIMITED	UMC (BEIJING) LIMITED	Marketing support activities	100.00	100.00	100.00
NBI	TERA ENERGY DEVELOPMENT CO., LTD. (TERA ENERGY)	Energy Technical Services	100.00	100.00	100.00
NBI	UNISTARS CORP.	High brightness LED packages	78.72	78.72	78.72
NBI	TOPCELL	Sales and manufacturing of solar power cell	-	62.38	62.38

			Percentage of ownership (%)
			as of
Investor	Subsidiary	Business nature	June 30, 2015	December 31, 2014	June 30, 2014
TERA ENERGY	EVERRICH ENERGY INVESTMENT (HK) LIMITED (EVERRICH-HK)	Investment holding	100.00	100.00	100.00
TERA ENERGY	TERA ENERGY USA INC.	Solar project	-	100.00	100.00
TERA ENERGY	SMART ENERGY ENTERPRISES LIMITED	Investment holding	-	100.00	100.00
EVERRICH-HK	EVERRICH (SHANDONG) ENERGY CO., LTD.	Solar engineering integrated design services	100.00	100.00	100.00
OMNI	UNITED MICROTECHNOLOGY CORPORATION (NEW YORK)	Research and development	100.00	100.00	100.00
OMNI	UNITED MICROTECHNOLOGY CORPORATION (CALIFORNIA)	Research and development	100.00	100.00	-
WAVETEK	WAVETEK MICROELECTRONICS INVESTMENT (SAMOA) LIMITED (WAVETEK-SAMOA)	Investment holding	100.00	100.00	100.00
WAVETEK	WAVETEK MICROELECTRONICS INVESTMENT (HK) LIMITED	Investment holding	-	-	100.00
WAVETEK- SAMOA	WAVETEK MICROELECTRONICS CORPORATION (USA)	Sales and marketing service	100.00	100.00	100.00
NEXPOWER	NPT HOLDING LIMITED	Investment holding	100.00	100.00	100.00
NEXPOWER	SOCIALNEX ITALIA 1 S.R.L.	Photovoltaic power plant	100.00	100.00	100.00

			Percentage of ownership (%)
			as of
Investor	Subsidiary	Business nature	June 30, 2015	December 31, 2014	June 30, 2014
NPT HOLDING LIMITED	NLL HOLDING LIMITED	Investment holding	100.00	100.00	100.00
BE	INFOSHINE TECHNOLOGY LIMITED (INFOSHINE)	Investment holding	100.00	100.00	100.00
INFOSHINE	OAKWOOD ASSOCIATES LIMITED (OAKWOOD)	Investment holding	100.00	100.00	100.00
OAKWOOD	HEJIAN TECHNOLOGY (SUZHOU) CO., LTD. (HEJIAN)	Sales and manufacturing of integrated circuits	100.00	100.00	100.00
HEJIAN	UNITEDDS SEMICONDUCTOR (SHANDONG) CO., LTD.	Integrated circuits design services	100.00	100.00	100.00
HEJIAN	UNITED SEMICONDUCTOR (XIAMEN) CO., LTD. (USC) (Note A)	Sales and manufacturing of integrated circuits	33.33	-	-

Note A:  In reference to UMC’s 3-way agreement with Xiamen Municipal People’s Government and FUJIAN ELECTRONICS & INFORMATION GROUP described in Note 9(4), the Company invested RMB 0.6 billion in USC and acquired control of the Board of Directors in January 2015.  Since the Company obtained control over USC, it was included as a consolidated entity.

(4)   The same accounting policies have been applied in the Company’s consolidated financial statements for the six-month period ended June 30, 2015 as those applied in the Company’s consolidated financial statements for three-month period ended March 31, 2015.  For the summary of other significant accounting policies, please refer to Note 4 of the Company’s consolidated financial statements for three-month period ended March 31, 2015.

5.    SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

The same significant accounting judgments, estimates and assumptions have been applied in the Company’s consolidated financial statements for the six-month period ended June 30, 2015 as those applied in the Company’s consolidated financial statements for the three-month period ended March 31, 2015.  For significant accounting judgments, estimates and assumptions, please refer to Note 5 of the Company’s consolidated financial statements for the three-month period ended March 31, 2015.

6.    CONTENTS OF SIGNIFICANT ACCOUNTS

(1)   Cash and Cash Equivalents

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Cash on hand	$3,785	$3,878	$3,545
Checking and savings accounts	16,307,164	10,389,664	9,102,370
Time deposits	40,622,741	30,782,070	37,304,794
Repurchase agreements collateralized by government bonds and corporate bonds	7,112,359	4,525,723	3,223,554
Total	$64,046,049	$45,701,335	$49,634,263

(2)   Financial Assets at Fair Value through Profit or Loss

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Designated financial assets at fair value through profit or loss
Convertible bonds	$222,604	$150,550	$103,086

Financial assets held for trading
Listed stocks	325,329	246,183	481,213
Corporate bonds	385,183	388,628	398,681
Forward exchange contracts	12,156	-	-
Subtotal	722,668	634,811	879,894
Total	$945,272	$785,361	$982,980

Current	$824,567	$740,129	$879,894
Noncurrent	120,705	45,232	103,086
Total	$945,272	$785,361	$982,980

(3)   Accounts Receivable, Net

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Accounts receivable	$22,109,018	$23,307,624	$22,575,829
Less: allowance for sales returns and discounts	(870,374)	(828,029)	(467,405)
Less: allowance for doubtful accounts	(90,731)	(272,324)	(644,420)
Net	$21,147,913	$22,207,271	$21,464,004

Aging analysis of account receivables:

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Neither past due nor impaired	$17,924,093	$17,067,173	$18,451,062
Past due but not impaired:
≤ 30 days	2,359,484	4,409,411	2,407,970
31 to 60 days	423,859	313,494	192,536
61 to 90 days	271,978	230,086	397,705
91 to 120 days	142,744	32,858	3,875
> 120 days	25,755	154,249	10,856
Subtotal	3,223,820	5,140,098	3,012,942
Total	$21,147,913	$22,207,271	$21,464,004

Movement on allowance for individually evaluated doubtful accounts:

	For the six-month periods ended June 30,
	2015	2014
Beginning balance	$272,324	$574,421
Net charge for the period	(181,593)	69,999
Ending balance	$90,731	$644,420

The terms for third party domestic sales were net 30~60 days, while the collection periods for third party overseas sales were month end 30~60 days.

The impairment losses assessed individually as of June 30, 2015 and 2014 primarily resulted from the financial difficulties of the counter trading parties and the amounts recognized were the difference between the carrying amount of the accounts receivable and the present value of expected collectable amounts.  The Company has no collateral with respect to those accounts receivables.

(4)   Inventories, Net

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Raw materials	$2,351,020	$2,136,306	$1,960,713
Supplies and spare parts	1,925,704	1,627,687	1,553,403
Work in process	10,436,172	10,204,855	8,898,315
Finished goods	1,332,214	1,273,384	1,431,509
Total	$16,045,110	$15,242,232	$13,843,940

a.       For the three-month periods ended June 30, 2015 and 2014, the Company recognized NT$28,595 million and NT$27,008 million, respectively, in operating cost, of which NT$494 million loss was as a result of the net realized value of inventory being lower than its cost and NT$147 million was related to gains recognized when the circumstances that caused the net realizable value of inventory to be lower than its cost no longer existed.  For the six-month periods ended June 30, 2015 and 2014, the Company recognized NT$56,248 million and NT$52,063 million, respectively, in operating cost, of which NT$615 million loss was as a result of the net realized value of inventory being lower than its cost and NT$128 million was related to gains recognized when the circumstances that caused the net realizable value of inventory to be lower than its cost no longer existed.

b.      Inventories were not pledged.

(5)   Available-For-Sale Financial Assets

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Common stocks	$22,200,614	$23,510,084	$24,659,837
Preferred stocks	1,042,280	781,148	277,200
Depositary receipts	196,430	-	-
Funds	78,204	70,872	128,993
Total	$23,517,528	$24,362,104	$25,066,030

Current	$-	$-	$2,729,361
Noncurrent	23,517,528	24,362,104	22,336,669
Total	$23,517,528	$24,362,104	$25,066,030

UMC issued bonds that were exchangeable at any time on or after January 1, 2010 and prior to November 22, 2014, for common stocks originally owned and classified as available-for-sale financial assets, noncurrent.  Therefore, these common stocks were classified as current assets since the exchangeable date.  The bonds matured on December 2, 2014 and UMC redeemed all the remaining bonds.

(6)   Financial Assets Measured at Cost, Non-current

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Common stocks	$595,772	$602,429	$612,520
Preferred stocks	3,102,927	3,100,211	2,998,892
Funds	136,406	130,366	128,047
Total	$3,835,105	$3,833,006	$3,739,459

Since these financial assets mostly consist of non-publicly traded stocks and private venture funds, for which the fair value cannot be reliably measured due to lack of sufficient financial information available, the Company measures these financial assets at cost.

(7)   Investments Accounted For Under the Equity Method

a.        Details of investments accounted for under the equity method are as follows:

	As of
	June 30, 2015		December 31, 2014
Investee companies	Amount	Percentage of ownership or voting rights	Amount	Percentage of ownership or voting rights
List company
FARADAY TECHNOLOGY CORP. (FARADAY) (Note A)	$2,719,694	13.80	$-	-

Unlisted companies
MOS ART PACK CORP. (MAP) (Note B)	238,373	72.98	238,373	72.98
UNITED LIGHTING OPTO-ELECTRONIC INC. (UNITED LIGHTING) (Note C)	9,586	55.25	9,586	55.25

	As of
	June 30, 2015		December 31, 2014
Investee companies	Amount	Percentage of ownership or voting rights	Amount	Percentage of ownership or voting rights
SHANDONG HUAHONG ENERGY INVEST CO., INC. (SHANDONG HUAHONG) (Note D)	$697,802	50.00	$731,565	50.00
WINAICO SOLAR PROJEKT 1 GMBH (Note D)	31,383	50.00	35,532	50.00
LIST EARN ENTERPRISE INC.	10,442	49.00	10,660	49.00
MTIC HOLDINGS PTE. LTD.	92,444	45.44	105,872	45.44
YUNG LI INVESTMENTS, INC.	318,477	45.16	219,157	45.16
MEGA MISSION LIMITED PARTNERSHIP	1,974,086	45.00	2,052,269	45.00
WINAICO IMMOBILIEN GMBH (Note D)	224,443	44.78	256,064	44.78
UNITECH CAPITAL INC.	686,393	42.00	682,191	42.00
HSUN CHIEH INVESTMENT CO., LTD.	3,339,329	36.49	3,749,009	36.49
CTC CAPITAL PARTNERS I, L.P.	167,432	31.40	183,681	31.40
VSENSE CO., LTD.	105,497	28.63	-	-
TRANSLINK CAPITAL PARTNERS III, L.P. (Note E)	194,438	27.29	199,443	29.29
UNITED LED CORPORATION HONG KONG LIMITED	519,366	25.14	518,495	29.03
ACHIEVE MADE INTERNATIONAL LTD.	113,422	23.32	121,567	23.32
TRANSLINK CAPITAL PARTNERS I, L.P. (Note E)	99,169	10.38	124,249	10.38
Total	$11,001,776		$9,237,713

	As of
	June 30, 2014
Investee companies	Amount	Percentage of ownership or voting rights
Unlisted companies
MAP (Note B)	$238,373	72.98
UNITED LIGHTING (Note C)	9,586	55.25
SHANDONG HUAHONG (Note D)	702,259	50.00
WINAICO SOLAR PROJEKT 1 GMBH (Note D)	42,719	50.00
ACHIEVE MADE INTERNATIONAL LTD.	112,566	49.38
LIST EARN ENTERPRISE INC.	9,820	49.00
MTIC HOLDINGS PTE. LTD.	149,106	45.44
YUNG LI INVESTMENTS, INC.	276,185	45.16
MEGA MISSION LIMITED PARTNERSHIP	1,953,754	45.00
WINAICO IMMOBILIEN GMBH (Note D)	281,882	44.78
UNITECH CAPITAL INC.	766,542	42.00
HSUN CHIEH INVESTMENT CO., LTD.	3,710,226	36.49
UC FUND II	3,909	35.45
CTC CAPITAL PARTNERS I, L.P.	201,450	31.40
TRANSLINK CAPITAL PARTNERS III, L.P. (Note E)	109,088	29.29
UNITED LED CORPORATION HONG KONG LIMITED	513,156	29.03
TRANSLINK CAPITAL PARTNERS I, L.P. (Note E)	103,984	10.38
Total	$9,184,605

Note A:  After FARADAY re-elected its board members through the shareholders' meeting in June 2015, UMC holds two seats out of nine Board of Directors and UMC’s chairman of board also serves as FARADAY’s chairman of the board.  Based on IFRS, the investment in FARADAY shall be accounted under equity method since UMC has significant influence over FARADAY.

Note B:  On March 10, 2011, MAP filed for liquidation through a decision at its stockholders’ meeting.  The liquidation has not been completed as of June 30, 2015.

Note C:  On June 19, 2012, UNITED LIGHTING filed for liquidation through a decision at its stockholders’ meeting.  The liquidation has not been completed as of June 30, 2015.

Note D: The Company uses the equity method to account for its investment in SHANDONG HUAHONG, WINAICO SOLAR PROJEKT 1 GMBH and WINAICO IMMOBILIEN GMBH, which are joint ventures.

Note E:  The Company follows international accounting practices in equity accounting for limited partnerships because no equivalent type of business exists domestically.  Therefore, the Company uses the equity method to account for these investees.

The carrying amount of investments accounted for using the equity method for which there are published price quotations amounted to NT$2,180 million, nil and nil, as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively.  The fair value of these investments were NT$2,166 million, nil, and nil, as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively.

Certain investments accounted for under the equity method were reviewed by other independent accountants.  Shares of investment income (loss) from these associates and joint ventures amounted to NT$(12) million, NT$28 million, NT$(21) million and NT$44 million for the three-month and six-momth periods ended June 30, 2015 and 2014, respectively.  Share of other comprehensive income from these associates and joint ventures amounted to NT$(594) million, NT$428 million, NT$(385) million and NT$697 million for the three-month and six-month periods ended June 30, 2015 and 2014, respectively.  The balances of investments accounted for under the equity method were NT$4,026 million, NT$4,537 million and NT$4,477 million as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively.

No investment accounted for using the equity method was pledged.

b.      Financial information of associates and joint ventures:

There is no individually significant associate or joint venture for the Company.  When an associate or a joint venture is a foreign operation, and the functional currency of the foreign entity is different from the Company, an exchange difference arising from translation of the foreign entity will be recognized in other comprehensive income (loss).  Such exchange differences recognized in other comprehensive income (loss) in the financial statements for the three-month and six-month periods ended June 30, 2015 were respectively NT$(20) million and NT$(81) million, which were not included in the following table.

(i)       The aggregate amount of the Company’s share of its associates that are accounted for using the equity method was as follows:

	For the three-month period ended June 30, 2015	For the six-month period ended June 30, 2015
Net income (loss)	$(14,565)	$52,049
Other comprehensive loss	(539,497)	(299,900)
Total comprehensive loss	$(554,062)	$(247,851)

(ii)     The Company began to use the equity method to account for its investments in  SHANDONG HUAHONG, WINAICO SOLAR PROJEKT 1 GMBH and WINAICO IMMOBILIEN GMBH, on January 7, 2011, December 7, 2011 and March 31, 2013, respectively.  The aggregate amount of the Company’s share of its joint ventures that are accounted for using the equity method was as follows:

	For the three-month period ended June 30, 2015	For the six-month period ended June 30, 2015
Net income (loss)	$6,028	$(18,780)
Other comprehensive loss	(31,464)	(31,464)
Total comprehensive loss	$(25,436)	$(50,244)

c.   One of UMC’s associate, HSUN CHIEH INVESTMENT CO., LTD., held 441 million shares of UMC’s stock as of June 30, 2015, December 31, 2014 and June 30, 2014.  Another associate, MEGA MISSION LIMITED PARTNERSHIP, held 35 million shares, 29 million shares and nil share of UMC’s stock as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively.

(8)   Property, Plant and Equipment

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Land	$1,314,402	$1,314,402	$1,915,066
Buildings	12,294,460	12,955,815	13,218,940
Machinery and equipment	124,110,363	119,069,687	122,670,143
Transportation equipment	14,690	14,630	14,102
Furniture and fixtures	928,328	942,520	1,101,291
Leasehold improvement	10,485	12,210	961,113
Construction in progress and equipment awaiting inspection	29,287,139	32,380,979	17,121,210
Net	$167,959,867	$166,690,243	$157,001,865

Cost:

	Land	Buildings	Machinery and equipment	Transportation equipment	Furniture and fixtures	Leasehold improvement	Construction in progress and equipment awaiting inspection	Total
As of January 1, 2015	$1,314,402	$25,837,548	$662,490,428	$67,683	$5,359,909	$68,280	$32,380,979	$727,519,229
Additions	-	-	-	-	-	-	21,984,849	21,984,849
Acquired in busiiness combination	-	-	123,124	-	31,009	-	210	154,343
Disposals	-	-	(1,058,700)	(809)	(35,390)	-	-	(1,094,899)
Transfers and reclassifications	-	9,279	26,175,678	2,699	148,033	-	(24,967,404)	1,368,285
Exchange effect	-	(126,318)	(3,439,202)	(356)	(10,985)	(1,251)	(111,495)	(3,689,607)
As of June 30, 2015	$1,314,402	$25,720,509	$684,291,328	$69,217	$5,492,576	$67,029	$29,287,139	$746,242,200

	Land	Buildings	Machinery and equipment	Transportation equipment	Furniture and fixtures	Leasehold improvement	Construction in progress and equipment awaiting inspection	Total
As of January 1, 2014	$1,925,691	$25,846,909	$630,966,729	$66,554	$5,285,463	$1,800,921	$19,368,388	$685,260,655
Additions	-	-	-	-	-	-	12,406,599	12,406,599
Disposals	(10,625)	-	(1,878,073)	-	(26,260)	(2,880)	-	(1,917,838)
Transfers and reclassifications	-	(388,515)	16,054,430	1,227	165,984	61,910	(14,691,533)	1,203,503
Exchange effect	-	1,343	(25,588)	(72)	139	(59)	37,756	13,519
As of June 30, 2014	$1,915,066	$25,459,737	$645,117,498	$67,709	$5,425,326	$1,859,892	$17,121,210	$696,966,438

Accumulated Depreciation and Impairment:

	Land	Buildings	Machinery and equipment	Transportation equipment	Furniture and fixtures	Leasehold improvement	Construction in progress and equipment awaiting inspection	Total
As of January 1, 2015	$-	$12,881,733	$543,420,741	$53,053	$4,417,389	$56,070	$-	$560,828,986
Depreciation	-	578,124	20,280,169	2,329	170,858	1,583	-	21,033,063
Impairment Loss	-	-	225,530	-	-	-	-	225,530
Disposals	-	-	(1,014,486)	(618)	(35,390)	-	-	(1,050,494)
Transfers and reclassifications	-	(305)	1,389	-	20,533	-	-	21,617
Exchange effect	-	(33,503)	(2,732,378)	(237)	(9,142)	(1,109)	-	(2,776,369)
As of June 30, 2015	$-	$13,426,049	$560,185,965	$54,527	$4,564,248	$56,544	$-	$578,282,333

	Land	Buildings	Machinery and equipment	Transportation equipment	Furniture and fixtures	Leasehold improvement	Construction in progress and equipment awaiting inspection	Total
As of January 1, 2014	$-	$12,167,522	$505,795,974	$51,507	$4,136,774	$755,978	$-	$522,907,755
Depreciation	-	601,342	18,044,692	2,175	177,271	146,048	-	18,971,528
Disposals	-	-	(1,867,371)	-	(25,002)	(2,880)	-	(1,895,253)
Transfers and reclassifications	-	(526,946)	489,565	(36)	34,908	(320)	-	(2,829)
Exchange effect	-	(1,121)	(15,505)	(39)	84	(47)	-	(16,628)
As of June 30, 2014	$-	$12,240,797	$522,447,355	$53,607	$4,324,035	$898,779	$-	$539,964,573

During the six-month period ended June 30, 2015, UMC determined the machinery and equipment would not be utilized any longer due to physical damage.  Therefore, UMC recorded an impairment loss of NT$226 million , the carrying value of this asset.

a.   The amounts of total interest expense before capitalization of borrowing costs were NT$389 million and NT$590 million for the six-month periods ended June 30, 2015 and 2014, respectively.  Details of capitalized borrowing costs are as follows:

	For the six-month periods ended June 30,
	2015	2014
Buildings	$35,122	$51,590
Machinery and equipment	109,210	106,020
Others	7,695	360
Total interest capitalized	$152,027	$157,970

Interest rates applied	1.35%~2.10%	1.44%~2.21%

b.   Please refer to Note 8 for property, plant and equipment pledged as collateral.

(9)   Intangible Assets

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Goodwill	$15,188	$7,791	$50,863
Software	230,387	215,998	142,739
Patents and technology license fees	2,790,392	3,021,788	3,191,389
Others	1,413,017	1,287,361	1,263,913
Net	$4,448,984	$4,532,938	$4,648,904

Cost:

	Goodwill	Software	Patents and technology license fees	Others	Total
As of January 1, 2015	$7,791	$490,744	$4,229,744	$2,904,499	$7,632,778
Additions	-	-	259	599,646	599,905
Acquired in busiiness combination	7,397	330	11,023	-	18,750
Disposals	-	(137,709)	-	(437,444)	(575,153)
Reclassifications	-	83,966	(259)	-	83,707
Exchange effect	-	(1,800)	(29,474)	(11)	(31,285)
As of June 30, 2015	$15,188	$435,531	$4,211,293	$3,066,690	$7,728,702

	Goodwill	Software	Patents and technology license fees	Others	Total
As of January 1, 2014	$50,863	$432,462	$4,155,667	$2,110,088	$6,749,080
Additions	-	-	8,500	585,410	593,910
Disposals	-	(83,887)	-	(77,644)	(161,531)
Reclassifications	-	38,230	-	(61,700)	(23,470)
Exchange effect	-	297	117	(1)	413
As of June 30, 2014	$50,863	$387,102	$4,164,284	$2,556,153	$7,158,402

Accumulated Amortization and Impairment:

	Goodwill	Software	Patents and technology license fees	Others	Total
As of January 1, 2015	$-	$274,746	$1,207,956	$1,617,138	$3,099,840
Amortization	-	69,183	221,463	473,985	764,631
Disposals	-	(137,709)	-	(437,444)	(575,153)
Exchange effect	-	(1,076)	(8,518)	(6)	(9,600)
As of June 30, 2015	$-	$205,144	$1,420,901	$1,653,673	$3,279,718

	Goodwill	Software	Patents and technology license fees	Others	Total
As of January 1, 2014	$-	$259,210	$754,898	$995,325	$2,009,433
Amortization	-	67,425	218,926	436,260	722,611
Disposals	-	(83,887)	-	(77,644)	(161,531)
Reclassifications	-	1,398	-	(61,700)	(60,302)
Exchange effect	-	217	(929)	(1)	(713)
As of June 30, 2014	$-	$244,363	$972,895	$1,292,240	$2,509,498

The amortization amounts of intangible assets are as follows:

	For the three-month periods ended June 30,
	2015	2014
Operating cost	$128,094	$127,866
Operating expense	$271,383	$255,412

	For the six-month periods ended June 30,
	2015	2014
Operating cost	$259,489	$255,316
Operating expense	$505,142	$467,295

The carrying amounts of significant technology license fees obtained by the Company were NT$2,642 million, NT$2,858 million and NT$3,015 million as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively.  The remaining amortization periods were 7~8 years, 7~8 years and 8~9 years, respectively.

(10) Short-term Loans

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Unsecured bank loans	$1,397,000	$6,250,754	$7,953,800

	For the six-month periods ended June 30,
	2015	2014
Interest rates applied	0.61%~2.75%	0.57%~2.45%

a.   The Company’s unused short-term lines of credits amounted to NT$20,446 million, NT$19,650 million and NT$17,872 million as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively.

b.   Please refer to Note 8 for property, plant and equipment pledged as collateral for short- term loans.

(11) Financial Liabilities at Fair Value through Profit or Loss, Current

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Forward exchange contracts	$7,440	$42,354	$-
Derivatives embedded in exchangeable bonds	-	-	3,805
Total	$7,440	$42,354	$3,805

(12) Bonds Payable

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Unsecured domestic bonds payable	$25,000,000	$25,000,000	$25,000,000
Unsecured exchangeable bonds payable	-	-	3,710,580
Unsecured convertible bonds payable	18,196,332	-	-
Less: Discounts on bonds payable	(1,729,231)	(22,180)	(88,817)
Total	41,467,101	24,977,820	28,621,763
Less: Current or exchangeable portion due within one year	-	-	(3,645,999)
Net	$41,467,101	$24,977,820	$24,975,764

A.   On December 2, 2009, UMC issued SGX-ST listed zero coupon exchangeable bonds.  The terms and conditions of the bonds are as follows:

a.   Issue Amount: US$127.2 million

b.   Period: December 2, 2009 ~ December 2, 2014 (Maturity date)

c.   Redemption:

i.    UMC may redeem the bonds, in whole or in part, after 12 months of the issuance and prior to the maturity date, at the principal amount of the bonds with an interest calculated at the rate of -0.5% per annum (the Early Redemption Price) if the closing price of the ordinary shares of Unimicron Technology Corporation (Unimicron) on the TWSE, translated into U.S. dollars at the prevailing exchange rate, for a period of 20 consecutive trading days, the last of which occurs not more than 10 days prior to the date upon which notice of such redemption is published, is at least 130% of the exchange price then in effect translated into U.S. dollars at the rate of NTD 32.197=USD 1.00.

ii.   UMC may redeem the bonds, in whole, but not in part, at the Early Redemption Price if at least 90% in principal amount of the bonds has already been exchanged, redeemed or purchased and cancelled.

iii.  UMC may redeem all, but not part, of the bonds, at the Early Redemption Price at any time, in the event of certain changes in the R.O.C.’s tax rules which would require UMC to gross up for payments of principal, or to gross up for payments of interest or premium.

iv.  All, or any portion, of the bonds would be redeemable in U.S. dollars at the option of bondholders on December 2, 2011 at 99% of the principal amount.

v.   Bondholders have the right to require UMC to redeem all or any portion of the bonds at the Early Redemption Price if the ordinary shares of the exchanged securities are officially delisted on the TWSE for a period of five consecutive trading days.

vi.  In the event that a change of control as defined in the indenture of the bonds occurs to UMC or Unimicron, the bondholders shall have the right to require UMC to redeem the bonds, in whole or in part, at the Early Redemption Price.

d.   Terms of Exchange

i.    Underlying Securities: Ordinary shares of Unimicron

ii.   Exchange Period: The bonds are exchangeable at any time on or after January 1, 2010 and prior to November 22, 2014, into Unimicron ordinary shares; provided, however, that if the exercise date falls within 5 business days from the beginning of, and during, any closed period, the right of the exchanging holder of the bonds to vote with respect to the shares it receives will be subject to certain restrictions.

iii.  Exchange Price and Adjustment: The exchange price was originally NT$51.1875 per share, determined on the basis of a fixed exchange rate of NTD 32.197=USD 1.00.  The exchange price will be subject to adjustments upon the occurrence of certain events set out in the indenture.

e.   Redemption on the Maturity Date:

The bonds matured on December 2, 2014, and UMC redeemed the bonds at 97.53% of the principal amount.  The principal amount of the redeemed bonds was US$127.2 million.

B.   On December 2, 2009, UMC issued SGX-ST listed zero coupon exchangeable bonds.  The terms and conditions of the bonds are as follows:

a.   Issue Amount: US$80 million

b.   Period: December 2, 2009 ~ December 2, 2014 (Maturity date)

c.   Redemption:

i.    UMC may redeem the bonds, in whole or in part, after 12 months of the issuance and prior to the maturity date, at the principal amount of the bonds with an interest calculated at the rate of -0.5% per annum (the Early Redemption Price) if the closing price of the ordinary shares of Novatek Microelectronics Corp., Ltd. (Novatek) on the TWSE, translated into U.S. dollars at the prevailing exchange rate, for a period of 20 consecutive trading days, the last of which occurs not more than 10 days prior to the date upon which notice of such redemption is published, is at least 130% of the exchange price then in effect translated into U.S. dollars at the rate of NTD 32.197=USD 1.00.

ii.   UMC may redeem the bonds, in whole, but not in part, at the Early Redemption Price if at least 90% in principal amount of the bonds has already been exchanged, redeemed or purchased and cancelled.

iii.  UMC may redeem all, but not part, of the bonds, at the Early Redemption Price at any time, in the event of certain changes in the R.O.C.’s tax rules which would require UMC to gross up for payments of principal, or to gross up for payments of interest or premium.

iv.  All, or any portion, of the bonds would be redeemable in U.S. dollars at the option of bondholders on December 2, 2011 at 99% of the principal amount.

v.   Bondholders have the right to require UMC to redeem all or any portion of the bonds at the Early Redemption Price if the ordinary shares of the exchanged securities are officially delisted on the TWSE for a period of five consecutive trading days.

vi.  In the event that a change of control as defined in the indenture of the bonds occurs to UMC or Novatek, the bondholders shall have the right to require UMC to redeem the bonds, in whole or in part, at the Early Redemption Price.

d.   Terms of Exchange

i.    Underlying Securities: Ordinary shares of Novatek

ii.   Exchange Period: The bonds are exchangeable at any time on or after January 1, 2010 and prior to November 22, 2014, into Novatek ordinary shares; provided, however, that if the exercise date falls within 5 business days from the beginning of, and during, any closed period, the right of the exchanging holder of the bonds to vote with respect to the shares it receives will be subject to certain restrictions.

iii.  Exchange Price and Adjustment: The exchange price was originally NT$108.58 per share, determined on the basis of a fixed exchange rate of NTD 32.197=USD 1.00.  The exchange price will be subject to adjustments upon the occurrence of certain events set out in the indenture.

e.   Exchange of the Bonds

As of December 31, 2013, certain bondholders have exercised their rights to exchange their bonds with the total principal amount of US$77 million into Novatek shares.  Gains from disposal of investments and gains from exchange of bonds from bondholders exercising exchange rights during the year ended December 31, 2013 amounted NT$1,137 million, and were recognized as non-operating income and expenses.

f.    Early Redemption of the Bonds:

Since over 90% principal amount of the bonds has already been exchanged, UMC redeemed the bonds in whole at the Early Redemption Price on July 22, 2013.  The remaining principal amount of the redeemed bonds was US$3 million.  UMC recognized a gain of NT$45 million from the redemption as non-operating income and expenses.

C.   On May 24, 2011, UMC issued SGX-ST listed currency linked zero coupon convertible bonds.  The terms and conditions of the bonds are as follows:

a    Issue Amount: US$500 million

b.   Period: May 24, 2011 ~ May 24, 2016 (Maturity date)

c.   Redemption:

i.    UMC may redeem the bonds, in whole or in part, after 3 years of the issuance and prior to the maturity date, at the principal amount of the bonds with an interest calculated at the rate of -0.25% per annum (the Early Redemption Amount) if the closing price of UMC’s ADS on the New York Stock Exchange, for a period of 20 out of 30 consecutive ADS trading days, the last of which occurs not more than 5 ADS trading days prior to the date upon which notice of such redemption is published, is at least 130% of the conversion price.  The Early Redemption Price will be converted into NTD based on the Fixed Exchange Rate (NTD 28.846=USD 1.00), and this fixed NTD amount will be converted using the prevailing rate at the time of redemption for payment in USD.

ii.   UMC may redeem the bonds, in whole, but not in part, at the Early Redemption Amount if at least 90% in principal amount of the bonds has already been converted, redeemed or repurchased and cancelled.

iii.  UMC may redeem all, but not part, of the bonds, at the Early Redemption Amount at any time, in the event of certain changes in the R.O.C.’s tax rules which would require UMC to gross up for payments of principal, or to gross up for payments of interest or premium.

iv.  All or any portion of the bonds will be redeemable at Early Redemption Amount at the option of bondholders on May 24, 2014 at 99.25% of the principal amount.

v.   Bondholders have the right to require UMC to redeem all of the bonds at the Early Redemption Amount if UMC’s ADS cease to be listed or admitted for trading on the New York Stock Exchange, or UMC’s ordinary shares cease to be listed on the Taiwan Stock Exchange.

vi.  In the event that a change of control as defined in the indenture of the bonds occurs to UMC, the bondholders shall have the right to require UMC to redeem the bonds, in whole but not in part, at the Early Redemption Amount.

d.   Terms of Conversion

i.    Underlying Securities: ADS of UMC

ii.   Conversion Period: The bonds are convertible at any time on or after July 4, 2011 and prior to May 14, 2016, into UMC’s ADS; provided, however, that if the exercise date falls within 8 business days from the beginning of, and during, any closed period, the right of the converting holder of the bonds to vote with respect to the ADS it receives will be subject to certain restrictions.

iii.  Conversion Price and Adjustment: The conversion price was originally USD 3.77 per ADS, determined on the basis of a Fixed Exchange Rate of NTD 28.846=USD 1.00.  The conversion price will be subject to adjustments upon the occurrence of certain events set out in the indenture.

e.   Early Redemption of the Bonds:

UMC redeemed bonds with principal amount of US$324 million as requested by investors on May 27, 2014.  The associated convertible rights were deemed cancelled and the consideration paid for the early redemption was fully allocated to the liability components.  UMC adjusted the carrying amount of the liability components to reflect actual consideration paid and recognized a loss amount to NT$194 million as non-operating income and expenses.  UMC reclassified cancelled convertible rights of NT$441 million from additional paid in capital – stock options to additional paid in capital – others.

As bondholders’ redemption and UMC’s repurchases of bonds from open market in prior year amounted to US$466 million, which represented over 90% principal being redeemed; therefore, UMC redeemed the remaining bonds in whole at the Early Redemption Price on June 27, 2014.  The principal amount of the redeemed bonds was US$34 million.  UMC recognized a gain of NT$15 million from the redemption as non-operating income and expense.

In accordance with IAS 32, the value of the conversion right of the convertible bonds was determined at issuance and recognized in additional paid-in capital – stock options amounting to NT$680 million, after reduction of issuance costs amounting to NT$3 million.  The effective interest rate on the liability component of the convertible bonds was determined to be 0.82%.

D.   In early June, 2012, UMC issued a five-year and a seven-year domestic unsecured corporate bonds amounting to NT$10,000 million, with a face value of NT$1 million per unit.  The five-year domestic unsecured corporate bond was issued in the amount of NT$7,500 million.  Interest will be paid annually at a rate of 1.43%, and the principal will be repayable in June 2017 upon maturity.  The seven-year domestic unsecured corporate bond was issued in the amount of NT$2,500 million.  Interest will be paid annually at a rate of 1.63%, and the principal will be repayable in June 2019 upon maturity.

E.    In mid-March, 2013, UMC issued five-year and seven-year domestic unsecured corporate bonds amounting to NT$10,000 million, with a face value of NT$1 million per unit.  The five-year domestic unsecured corporate bond was issued in the amount of NT$7,500 million.  Interest will be paid annually at a rate of 1.35%, and the principal will be repayable in March 2018 upon maturity.  The seven-year domestic unsecured corporate bond was issued in the amount of NT$2,500 million.  Interest will be paid annually at a rate of 1.50%, and the principal will be repayable in March 2020 upon maturity.

F.    In mid-June, 2014, UMC issued seven-year and ten-year domestic unsecured corporate bonds amounting to NT$5,000 million, with a face value of NT$1 million per unit.  The seven-year domestic unsecured corporate bond was issued in the amount of NT$2,000 million.  Interest will be paid annually at a rate of 1.70%, and the principal will be repayable in June 2021 upon maturity.  The ten-year domestic unsecured corporate bond was issued in the amount of NT$3,000 million.  Interest will be paid annually at a rate of 1.95%, and the principal will be repayable in June 2024 upon maturity.

G.   On May 18, 2015, UMC issued SGX-ST listed currency linked zero coupon convertible bonds.  The terms and conditions of the bonds are as follows:

a    Issue Amount: US$600 million

b.   Period: May 18, 2015 ~ May 18, 2020 (Maturity date)

c.   Redemption:

i.    UMC may redeem the bonds, in whole or in part, after 3 years of the issuance and prior to the maturity date, at the principal amount of the bonds with an interest calculated at the rate of -0.25% per annum (the Early Redemption Amount) if the closing price of the ordinary shares of UMC on the TSE, for a period of 20 out of 30 consecutive trading days, the last of which occurs not more than 5 days prior to the date upon which notice of such redemption is published, is at least 125% of the conversion price.  The Early Redemption Price will be converted into NTD based on the Fixed Exchange Rate (NTD 30.708=USD 1.00), and this fixed NTD amount will be converted using the prevailing rate at the time of redemption for payment in USD.

ii.   UMC may redeem the bonds, in whole, but not in part, at the Early Redemption Amount if at least 90% in principal amount of the bonds has already been converted, redeemed or repurchased and cancelled.

iii.  UMC may redeem all, but not part, of the bonds, at the Early Redemption Amount at any time, in the event of certain changes in the R.O.C.’s tax rules which would require UMC to gross up for payments of principal, or to gross up for payments of interest or premium.

iv.  All or any portion of the bonds will be redeemable at Early Redemption Amount at the option of bondholders on May 18, 2018 at 99.25% of the principal amount.

v.   Bondholders have the right to require UMC to redeem all of the bonds at the Early Redemption Amount if UMC’s ordinary shares cease to be listed on the Taiwan Stock Exchange.

vi.  In the event that a change of control as defined in the indenture of the bonds occurs to UMC, the bondholders shall have the right to require UMC to redeem the bonds, in whole but not in part, at the Early Redemption Amount.

d.   Terms of Conversion

i.    Underlying Securities: Ordinary shares of UMC

ii.   Conversion Period: The bonds are convertible at any time on or after June 28, 2015 and prior to May 8, 2020, into UMC ordinary shares; provided, however, that if the exercise date falls within 5 business days from the beginning of, and during, any closed period, the right of the converting holder of the bonds to vote with respect to the shares it receives will be subject to certain restrictions.

iii.  Conversion Price and Adjustment: The conversion price was originally NT$17.50 per share.  The conversion price will be subject to adjustments upon the occurrence of certain events set out in the indenture.

e.   Redemption on the Maturity Date: On the maturity date, UMC will redeem the bonds at 98.76% of the principal amount unless, prior to such date:

i.    UMC shall have redeemed the bonds at the option of UMC, or the bonds shall have been redeemed at option of the bondholder;

ii.   The bondholders shall have exercised the conversion right before maturity; or

iii.  The bonds shall have been redeemed or repurchased by UMC and cancelled.

In accordance with IAS 32, the value of the conversion right of the convertible bonds was determined at issuance and recognized in additional paid-in capital – stock options amounting to NT$1,894 million, after reduction of issuance costs amounting to NT$9 million.  The effective interest rate on the liability component of the convertible bonds was determined to be 2.03%.

(13) Long-Term Loans

a.       Details of long-term loans as of June 30, 2015, December 31, 2014 and June 30, 2014 are as follows:

	As of
Lenders	June 30, 2015	December 31, 2014	June 30, 2014	Redemption
Secured Long-Term Loan from Mega International Commercial Bank (1)	$65,748	$80,358	$94,969	Effective August 1, 2012 to August 1, 2017. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with monthly interest payments.
Secured Long-Term Loan from Mega International Commercial Bank (2)	14,000	16,000	17,000	Effective November 21, 2013 to November 21, 2018. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with monthly interest payments.
Secured Long-Term Loan from Mega International Commercial Bank (3)	-	-	493,176	Repayable quarterly from June 30, 2011 to June 30, 2016. Principal is repaid in 17 quarterly payments with monthly interest payments.
Secured Long-Term Loan from Taiwan Cooperative Bank (1)	70,118	87,647	105,176	Effective May 25, 2012 to May 25, 2017. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with monthly interest payments.
Secured Long-Term Loan from Taiwan Cooperative Bank (2)	59,529	-	-	Effective January 10, 2013 to January 10, 2018. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with monthly interest payments.
Secured Long-Term Loan from Taiwan Cooperative Bank (3)	73,029	84,265	70,000	Effective July 10, 2013 to July 10, 2018. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with monthly interest payments.

	As of
Lenders	June 30, 2015	December 31, 2014	June 30, 2014	Redemption
Secured Long-Term Loan from Taiwan Cooperative Bank (4)	$19,410	$-	$-	Effective February 13, 2015 to February 13, 2020. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with monthly interest payments.
Secured Long-Term Loan from Taiwan Cooperative Bank (5)	22,750	-	-	Effective April 28, 2015 to April 28, 2020. Interest-only payment for the first year. Principal is repaid in 17 quarterly payments with monthly interest payments.
Secured Syndicated Loans from Bank of Taiwan and 7 others	-	1,385,000	1,385,000	Repayable semi-annually from February 7, 2015 to February 7, 2016 with monthly interest payments.
Secured Syndicated Loans from Taiwan Cooperative Bank and 5 others	-	150,000	300,000	Repayable semi-annually from October 25, 2010 to April 25, 2015 with monthly interest payments.
Unsecured Long-Term Loan from Bank of Taiwan	3,000,000	2,700,000	900,000	Repayable quarterly from October 31, 2015 to July 31, 2017 with monthly interest payments.
Unsecured Syndicated Loans from Bank of Taiwan and 7 others	1,385,000	-	-	Repayable semi-annually from February 6, 2017 to February 6, 2020 with monthly interest payments.
Unsecured Long-Term Loan from Mega International Commercial Bank (1)	615,385	1,230,769	1,846,154	Repayable quarterly from December 28, 2012 to December 28, 2015 with monthly interest payments.
Unsecured Long-Term Loan from Mega International Commercial Bank (2)	1,000,000	300,000	300,000	Repayable quarterly from October 4, 2015 to October 4, 2018 with monthly interest payments.

	As of
Lenders	June 30, 2015	December 31, 2014	June 30, 2014	Redemption
Unsecured Long-Term Loan from E. Sun Bank	$500,000	$500,000	$500,000	Repayable quarterly from December 24, 2015 to December 24, 2017 with monthly interest payments.
Unsecured Long-Term Loan from Taiwan Cooperative Bank	1,400,000	1,000,000	1,000,000	Repayable quarterly from March 24, 2016 to December 24, 2017 with monthly interest payments.
Unsecured Revolving Loan from CTBC Bank (Note A)	2,000,000	1,000,000	1,500,000	Settlement due on August 30, 2016 with monthly interest payments.
Unsecured Revolving Loan from Chang Hwa Commercial Bank (Note B)	2,000,000	2,666,667	1,000,000	Repayable quarterly from December 29, 2014 to December 29, 2016 with monthly interest payments.
Unsecured Revolving Loan from China Development Industrial Bank (Note C)	1,000,000	1,000,000	-	Settlement due on December 29, 2019 with monthly interest payments.
Secured Long-Term Loan from Bank of Taiwan	-	-	808,403	Effective July 13, 2011 to July 13, 2016. Interest-only payment for the first year. Principal is repaid in 16 quarterly payments with monthly interest payments.
Secured Long-Term Loan from First Commercial Bank (1)	-	-	232,500	Effective December 31, 2010 to December 31, 2015. Interest-only payment for the first year. Principal is repaid in 8 semi-annual payments with monthly interest payments.
Secured Long-Term Loan from First Commercial Bank (2)	-	-	100,000	Effective June 24, 2011 to June 24, 2016. Interest-only payment for the first year. Principal is repaid in 8 semi-annual payments with monthly interest payments.

	As of
Lenders	June 30, 2015	December 31, 2014	June 30, 2014	Redemption
Secured Long-Term Loan from First Commercial Bank (3)	$-	$-	$50,000	Bullet repayment on May 16, 2015 with monthly interest payments.
Secured Long-Term Loan from First Commercial Bank (4)	-	-	400,000	Bullet repayment on June 27, 2015 with monthly interest payments.
Subtotal	13,224,969	12,200,706	11,102,378
Less: Administrative expenses from syndicated loans	(7,792)	(2,250)	(3,289)
Less: Current portion	(3,937,173)	(3,774,986)	(4,152,398)
Total	$9,280,004	$8,423,470	$6,946,691

	For the six-month period ended June 30, 2015	For the six-month period ended June 30, 2014
Interest Rates	1.25%~2.95%	1.23%~2.51%

Note A:  UMC entered into a 5-year loan agreement with CTBC Bank, effective from August 30, 2011.  The agreement offered UMC a revolving line of credit of NT$2.5 billion starting from the first use of the loan to the expiration date of the agreement, August 30, 2016.  As of June 30, 2015, December 31, 2014 and June 30, 2014, the unused line of credit were NT$0.5 billion, NT$1.5 billion and NT$1.0 billion, respectively.

Note B:  UMC entered into a 5-year loan agreement with Chang Hwa Commercial Bank, effective from December 29, 2011.  The agreement offered UMC a revolving line of credit of NT$3 billion.  This line of credit will be reduced starting from the end of the third year after the first use and every three months thereafter, with a total of nine adjustments.  The expiration date of the agreement is December 29, 2016.  As of June 30, 2015, December 31, 2014 and June 30, 2014, the unused line of credit were nil, nil and NT$2 billion, respectively.

Note C:  UMC entered into a 5-year loan agreement with China Development Industrial Bank, effective from September 25, 2014.  The agreement offered UMC a revolving line of credit of NT$2 billion.  This line of credit will be reduced starting from the end of the second year after the first use and every twelve months thereafter, with a total of four adjustments.  The expiration date of the agreement is December 29, 2019.  As of June 30, 2015 and December 31, 2014, the unused line of credit were both NT$1 billion.

b.   Please refer to Note 8 for property, plant and equipment pledged as collateral for long- term loans.

(14) Post-Employment Benefits

a.  Defined contribution plan

The Labor Pension Act of the R.O.C. (the Act) which became effective on July 1, 2005 is a defined contribution plan.  Employees can elect to continue to apply the relevant pension rules under the Labor Standards Law of the R.O.C., or to apply the pension rules under the Act and maintain the seniority achieved under the Labor Standards Law.  Under the Act, the monthly contributions percentage shall not be less than 6% of these employees’ monthly wages.  The Company and its domestic subsidiaries have been making monthly contributions of 6% based on each individual employee’s salary or wage to employees’ pension accounts beginning July 1, 2005.  Based on the Act, a total of NT$155 million, NT$147 million, NT$310 million, and NT$291 million were contributed by the Company for the three-month and six-month periods ended June 30, 2015 and 2014, respectively.  Pension benefits for employees of the Singapore branch, and other subsidiaries overseas were provided in accordance with the local regulations, and during the three-month and six-month periods ended June 30, 2015 and 2014, the Company made total contributions of NT$130 million, NT$110 million, NT$265 million and NT$214 million, respectively.

b.  Defined benefit plan

The employee pension plan mandated by the Labor Standards Act of the R.O.C. is a defined benefit plan.  The pension benefits are disbursed based on the units of service years and the average monthly salary prior to retirement according to the Labor Standards Act.  Two units per year are awarded for the first 15 years of services while one unit per year is awarded after the completion of the 15th year and the total units will not exceed 45 units.  The Company contributes an amount equivalent to 2% of the employees’ total salaries and wages on a monthly basis to the pension fund deposited with the Bank of Taiwan under the name of an administered pension fund committee.  For the three-month and six-month periods ended June 30, 2015 and 2014, total pension expenses of NT$26 million, NT$28 million, NT$53 million and NT$57 million, respectively, were recognized by the Company.

(15)Equity

a.   Capital stock:

i.   UMC had 26,000 million common shares authorized to be issued as of June 30, 2015, December 31, 2014 and June 30, 2014, of which 12,751 million shares, 12,725 million shares and 12,706 million shares were issued as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively, each at a par value of NT$10.

ii.   UMC had 137 million, 150 million and 166 million ADSs, which were traded on the NYSE as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively.  The total number of common shares of UMC represented by all issued ADSs were 683 million shares, 749 million shares and 832 million shares as of June 30, 2015, December 31, 2014 and June 30, 2014, respectively.  One ADS represents five common shares.

iii. Among the employee stock options issued by UMC on June 19, 2009, 28 million options had been exercised during the six-month period ended June 30, 2015, of which the issuance process for 21 million shares has been approved by the authority, and the share registry has been updated as of June 30, 2015.  The remaining 7 million shares were still pending for authorization as of June 30, 2015, thus, they were classified as Capital collected in advance.

iv. Among the employee stock options issued by UMC on June 19, 2009, 12 million options were exercised during the six-month period ended June 30, 2014.  The issuance process was completed through the authority.

v. On May 14, 2015 and December 30, 2014, UMC sold 60 million shares and 5 million shares of treasury stock to employees, which were repurchased during the period from March 15 to May 6, 2013, for the purpose of transferring to employees.

b.   Treasury stock:

i.    UMC carried out treasury stock program, and repurchased its shares from the centralized securities exchange market.  The purpose for repurchase, and changes in treasury stock during the six-month periods ended June 30, 2015 and 2014 are as follows:

For the six-month period ended June 30, 2015

(In thousands of shares)

Purpose	As of January 1, 2015	Increase	Decrease	As of June 30, 2015
For transfer to employees	194,510	-	60,286	134,224

For the six-month period ended June 30, 2014

(In thousands of shares)

Purpose	As of January 1, 2014	Increase	Decrease	As of June 30, 2014
For transfer to employees	200,000	-	-	200,000

ii.   According to the Securities and Exchange Law of the R.O.C., the total shares of treasury stock shall not exceed 10% of UMC’s issued stock, and the total purchase amount shall not exceed the sum of the retained earnings, additional paid-in capital-premiums and realized additional paid-in capital.  As such, the maximum number of shares of treasury stock that UMC could hold as of June 30, 2015 and 2014, were 1,275 million shares and 1,271 million shares, with the maximum payments of NT$78,650 million and NT$75,962 million, respectively.

iii.  In compliance with Securities and Exchange Law of the R.O.C., treasury stock should not be pledged, nor should it be entitled to voting rights or receiving dividends.  Stock held by subsidiaries is treated as treasury stock.  These subsidiaries have the same rights as other stockholders except for subscription to new stock issuance and voting rights.

iv.  As of June 30, 2015, December 31, 2014 and June 30, 2014, UMC’s subsidiary, FORTUNE VENTURE CAPITAL CORP., held 16 million shares of UMC’s stock.  The closing price on June 30, 2015, December 31, 2014 and June 30, 2014, were NT$13.05, NT$14.75 and NT$14.95, respectively.

v.   UMC’s subsidiary, FORTUNE VENTURE CAPITAL CORP., held shares of UMC’s stock through acquiring shares of UNITED SILICON INC. in 1997, and these shares were converted to UMC’s stock in 2000 as a result of the Company’s 5 in 1 merger.

c.   Retained earnings and dividend policies:

According to UMC’s Articles of Incorporation, current year’s earnings, if any, shall be distributed in the following order:

i.     Payment of all taxes and dues;

ii.    Offset prior years’ operation losses;

iii.   Appropriate 10% of the remaining amount after deducting items (i) and (ii) as a legal reserve;

iv.   Appropriate or reverse special reserve in accordance with relevant laws or regulations, and

v.    Appropriate 0.1% of the remaining amount after deducting items (i), (ii), (iii) and (iv) as directors’ remuneration; and

vi.   After deducting items (i), (ii), (iii) and (iv) above from the current year’s earnings, no less than 5% of the remaining amount together with the prior years’ unappropriated earnings is to be allocated as employee bonus, which will be settled through issuance of new shares of UMC, or cash.  Employees of UMC’s subsidiaries, meeting certain requirements determined by the Board of Directors, are also eligible for the employee stock bonus.

vii.  The distribution of the remaining portion, if any, will be recommended by the Board of Directors and resolved in the stockholders’ meeting.

The policy for dividend distribution should reflect factors such as the current and future investment environment, funding requirements, domestic and international competition and capital budgets; as well as the benefit of stockholders, stock dividend equilibrium and long-term financial planning.  The Board of Directors shall make the distribution proposal annually and present it at the stockholders’ meeting.  UMC’s Articles of Incorporation further provide that at least 20% of the dividends must be paid in the form of cash.  Accordingly, no more than 80% of the dividends to stockholders, if any, may be paid in the form of stock dividends.

Based on Article 235-1 of Company Act revised on May 20, 2015, the Company shall distribute a portion of current year’s profit as employees’ compensation after offsetting  the cumulative losses, if any.  The aforementioned employees’ compensation distributed in the form of shares or in cash shall be resolved by a majority vote at a meeting of board of directors attended by two-thirds of the total number of directors and reported at the stockholders’ meeting.  The Company will revise the Articles of Incorporation in accordance with the revised Company Act before June 30, 2016.  The employees’ compensation for 2015 will be determined based on the revised Articles of Incorporation and reported at the stockholders’ meeting.

According to the regulations of Taiwan FSC, UMC is required to appropriate a special reserve in the amount equal to the sum of debit elements under equity, such as unrealized loss on financial instruments and negative cumulative translation adjustment, at every year-end.  Such special reserve is prohibited from distribution.  However, if any of the debit elements is reversed, the special reserve in the amount equal to the reversal may be released for earnings distribution or offsetting accumulated deficit.

The Company estimates the amounts of the employee bonus and remuneration to directors and recognizes them in the profit or loss during the periods earned for the six-month periods ended June 30, 2015 and 2014.  The Board of Directors estimated the amount by taking into consideration UMC’s Articles of Incorporation, government regulations and industry averages.  If the board subsequently modifies the estimates significantly, UMC will recognize the change as an adjustment in the profit or loss in the same period.  The difference between the estimation and the resolution of the stockholders’ meeting will be recognized in profit or loss in the subsequent year.  Upon stockholders’ approval, the number of shares distributed as share dividends is calculated based on the total approved bonus amount divided by the closing price one day prior to the approved date with the consideration of the impacts of ex-right/ex-dividend.

The distributions of cash dividend, employee bonus and directors’ remuneration for 2014 and 2013 were approved through the stockholders’ meeting held on June 9, 2015 and June 11, 2014, respectively.  The details of distribution are as follows:

	2014	2013
Cash dividend	NT$0.55 per share	NT$0.01 per share
Employee bonus – Cash (in thousand NT$)	1,458,956	1,162,656
Directors’ remuneration (in thousand NT$)	10,812	11,746

The stockholders’ meeting held on June 11, 2014 resolved a cash distribution of NT$6,128 million from additional paid-in capital, at approximately NT$0.49 per share.

The aforementioned 2014 and 2013 employee bonuses and remuneration to directors approved during stockholders’ meeting, were consistent with the resolutions of meeting of Board of Directors held on March 18, 2015 and April 16, 2014.

The aforementioned cash dividend for 2014 increased the outstanding common stock as a result of newly issued shares to settle employee stock options exercised and the treasury shares that the Company transferred to employees.  The distribution adjusted to NT$0.54969673 per share according to the resolution of the Board of Directors’ meeting held on June 17, 2015.

Information on the aforementioned employee bonus and remuneration to directors and supervisors can be obtained from the “Market Observation Post System” on the website of the TWSE.

d.  Non-controlling interests:

	For the six-month periods ended June 30,
	2015	2014
Balance as of January 1	$3,849,798	$4,319,988
Attributable to non-controlling interests:
Net loss	(122,773)	(225,586)
Other comprehensive income (loss)	(73,797)	(1,688)
Changes in subsidiaries’ ownership	154,932	59,572
Decrease in non-controlling interests	(100,400)	(11,214)
Balance as of June 30	$3,707,760	$4,141,072

(16) Employee Stock Options

On May 12, 2009, the Company was authorized by the Securities and Futures Bureau of the FSC, to issue employee stock options with a total number of 500 million units each.  Each unit entitled an optionee to subscribe to 1 share of the Company’s common stock.  Settlement upon the exercise of the options would be made through the issuance of new shares by the Company.  The exercise prices of the options were set at the closing prices of the Company’s common stock on the dates of grant.  The contractual lives were 6 years and an optionee might exercise the options in accordance with certain schedules as prescribed by the plans after 2 years from the dates of grant.  Detailed information relevant to the employee stock options is disclosed as follows:

Date of grant	Total number of options granted (in thousands)	Total number of options outstanding as of June 30, 2015 (in thousands)	Shares available to option holders as of June 30, 2015 (in thousands)	Exercise price (NT$)
June 19, 2009	300,000	-	-	$10.40
Total	300,000	-	-

a.  A summary of the Company’s stock option plan and related information for the six-month periods ended June 30, 2015 and 2014 is as follows:

	For the six-month periods ended June 30,
	2015			2014
	Options (in thousands)	Shares available to option holders (in thousands)	Weighted- average exercise price per share (NTD)	Options (in thousands)	Shares available to option holders (in thousands)	Weighted- average exercise price per share (NTD)
Outstanding at beginning of period	48,729	48,729	$10.40	87,768	87,768	$10.40
Exercised	(27,828)	(27,828)	$10.40	(11,665)	(11,665)	$10.40
Forfeited	(469)	(469)	$10.40	(221)	(221)	$10.40
Expired	(20,432)	(20,432)	$10.40	-	-	$10.40
Outstanding at end of period	-	-	$10.40	75,882	75,882	$10.40

Exercisable at end of period	-	-	$10.40	71,283	71,283	$10.40

b.  All employee stock options expired as of June 30, 2015, therefore, both total number of options outstanding and shares available to option holders were zero.

The weighted-average share price at the date of exercise of employee stock options for the six-month periods ended June 30, 2015 and 2014 were NT$14.95 and NT$12.77, respectively.

c.  The options granted between January 1, 2004 and December 31, 2007 have all been vested before the transition date to TIFRS (January 1, 2012) and there has not been any modification to the stock option plan.  Effective 2008, the compensation expenses related to the Company’s compensatory employee stock option plan were calculated based on fair value.  The compensation expenses for the three-month and six-month periods ended June 30, 2015 and 2014 were NT$1 million, NT$0.4 million, NT$1 million and NT$1 million, respectively.

The fair value of the options outstanding as of June 30, 2015 and 2014 were estimated at the date of grant using the Black-Scholes options pricing model with the following weighted-average assumptions.  The factors after the adoption of IFRS 2 “Share-based Payment” to account for share-based payments were as follows:

Items	Factors
Expected dividend yields	1.98%
Volatility factors of the expected market price of the Company’s common stock	40.63%
Risk-free interest rate	1.01%
Weighted-average expected life	3.16~5.03 years

The aforementioned expected volatility reflects that the assumption that the historical volatility over a period similar to the life of the option is indicative of future trends.  The expected option life is based on the historical data of periods for previously granted options.  The expected dividend yield is based on historical dividend yield.  The risk-free interest rate is based on average interest rate for Taiwan Government Bond over a period similar to the life of the option.  The estimates used to calculate the fair value of employee stock option cannot predict future events that are likely to occur or the final amounts employees will benefit from these options.  In addition, future events will not affect the reasonableness of the initial calculation for fair value for the stock options.  The compensation expenses for the stock options will be adjusted annually for the changes in expected forfeiture rates, with the effects recognized in the current period.

(17) Operating Revenues

	For the three-month periods ended June 30,
	2015	2014
Net sales
Sale of goods	$36,727,393	$35,041,306
Other operating revenues
Royalty	2,778	-
Mask tooling	1,052,381	713,747
Others	229,002	114,298
Net operating revenues	$38,011,554	$35,869,351

	For the six-month periods ended June 30,
	2015	2014
Net sales
Sale of goods	$73,433,810	$65,788,025
Other operating revenues
Royalty	12,172	2,703
Mask tooling	1,860,173	1,395,481
Others	355,043	376,727
Net operating revenues	$75,661,198	$67,562,936

(18) Operating Costs and Expenses

The Company’s personnel, depreciation and amortization expenses are summarized as follows:

	For the three-month periods ended June 30,
	2015			2014
	Operating costs	Operating expenses	Total	Operating costs	Operating expenses	Total
Personnel expenses
Salaries	$3,747,237	$1,535,680	$5,282,917	$3,383,114	$1,329,288	$4,712,402
Labor and health insurance	198,061	78,637	276,698	193,173	74,409	267,582
Pension	236,221	74,969	311,190	216,565	69,013	285,578
Other personnel expenses	54,494	16,199	70,693	48,280	14,003	62,283
Depreciation	10,118,559	588,005	10,706,564	8,943,679	564,854	9,508,533
Amortization	157,037	314,832	471,869	148,026	279,271	427,297

	For the six-month periods ended June 30,
	2015			2014
	Operating costs	Operating expenses	Total	Operating costs	Operating expenses	Total
Personnel expenses
Salaries	$7,673,174	$3,141,038	$10,814,212	$6,760,716	$2,705,097	$9,465,813
Labor and health insurance	411,292	163,917	575,209	388,983	155,378	544,361
Pension	476,717	157,393	634,110	426,226	135,893	562,119
Other personnel expenses	108,788	38,728	147,516	93,053	27,817	120,870
Depreciation	19,850,065	1,151,294	21,001,359	17,835,802	1,109,951	18,945,753
Amortization	317,380	591,888	909,268	310,816	516,564	827,380

(19) Net Other Operating Income and Expenses

	For the three-month periods ended June 30,
	2015	2014
Net rental loss from property	$(13,448)	$(5,782)
Gain (Loss) on disposal of property, plant and equipment	30,142	(4,622)
Total	$16,694	$(10,404)

	For the six-month periods ended June 30,
	2015	2014
Net rental loss from property	$(23,848)	$(8,345)
Gain on disposal of property, plant and equipment	82,255	53,398
Impairment loss of property, plant and equipment	(225,530)	-
Others	41,203	-
Total	$(125,920)	$45,053

(20) Non-Operating Income and Expenses

a.  Other income

	For the three-month periods ended June 30,
	2015	2014
Interest income
Bank deposits	$70,785	$130,834
Others	18,642	5,146
Dividend income	112,805	93,616
Total	$202,232	$229,596

	For the six-month periods ended June 30,
	2015	2014
Interest income
Bank deposits	$136,399	$247,677
Others	27,123	12,581
Dividend income	112,805	94,944
Total	$276,327	$355,202

b.  Other gains and losses

	For the three-month periods ended June 30,
	2015	2014
Gain on valuation of financial assets and liabilities at fair value through profit or loss
Designated financial assets at fair value through profit or loss	$-	$831
Financial assets held for trading	-	32,132
Forward exchange contract	78,466	-
Loss on valuation of financial assets and liabilities at fair value through profit or loss
Designated financial assets at fair value through profit or loss	(2,968)	-
Financial assets held for trading	(39,545)	-
Embedded derivative financial liabilities	-	(979)
Impairment loss
Available-for-sale financial assets, noncurrent	(415,954)	(70,692)
Gain on disposal of investments	1,318,691	792,027
Other gains and losses	318,529	128,735
Total	$1,257,219	$882,054

	For the six-month periods ended June 30,
	2015	2014
Gain on valuation of financial assets and liabilities at fair value through profit or loss
Designated financial assets at fair value through profit or loss	$-	$4,888
Financial assets held for trading	49,357	44,264
Forward exchange contract	122,017	-
Loss on valuation of financial assets and liabilities at fair value through profit or loss
Designated financial assets at fair value through profit or loss	(5,596)	-
Embedded derivative financial liabilities	-	(1,623)
Impairment loss
Available-for-sale financial assets, noncurrent	(479,044)	(71,972)
Financial assets measured at cost, noncurrent	-	(91,239)
Gain on disposal of investments	1,508,388	1,159,030
Other gains and losses	393,636	232,469
Total	$1,588,758	$1,275,817

c.  Finance costs

	For the three-month periods ended June 30,
	2015	2014
Interest expenses
Bonds payable	$80,360	$227,784
Bank loans	55,078	57,207
Others	25	(84)
Financial expenses	22,346	17,446
Total	$157,809	$302,353

	For the six-month periods ended June 30,
	2015	2014
Interest expenses
Bonds payable	$126,807	$319,540
Bank loans	109,636	112,651
Others	60	23
Financial expenses	36,040	25,287
Total	$272,543	$457,501

(21) Components of Other Comprehensive Income (Loss)

	For the three-month period ended June 30, 2015
	Arising during the period	Reclassification adjustments during the period	Other comprehensive income (loss), before tax	Income tax effect	Other comprehensive income (loss), net of tax
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	$(1,150,768)	$-	$(1,150,768)	$6,824	$(1,143,944)
Unrealized gain (loss) on available-for-sale financial assets	(2,698,905)	(580,258)	(3,279,163)	8,231	(3,270,932)
Share of other comprehensive income (loss) of associates and joint ventures which may be reclassified subsequently to profit or loss	(596,273)	-	(596,273)	5,224	(591,049)
Total other comprehensive income (loss)	$(4,445,946)	$(580,258)	$(5,026,204)	$20,279	$(5,005,925)

	For the three-month period ended June 30, 2014
	Arising during the period	Reclassification adjustments during the period	Other comprehensive income (loss), before tax	Income tax effect	Other comprehensive income (loss), net of tax
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	$(1,464,715)	$(869)	$(1,465,584)	$57,970	$(1,407,614)
Unrealized gain (loss) on available-for-sale financial assets	1,735,516	(591,100)	1,144,416	9,171	1,153,587
Share of other comprehensive income (loss) of associates and joint ventures which may be reclassified subsequently to profit or loss	353,194	(727)	352,467	4,505	356,972
Total other comprehensive income (loss)	$623,995	$(592,696)	$31,299	$71,646	$102,945
	For the six-month period ended June 30, 2015
	Arising during the period	Reclassification adjustments during the period	Other comprehensive income (loss), before tax	Income tax effect	Other comprehensive income (loss), net of tax
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	$(2,041,596)	$-	$(2,041,596)	$18,160	$(2,023,436)
Unrealized gain (loss) on available-for-sale financial assets	(1,952,679)	(709,425)	(2,662,104)	(15,456)	(2,677,560)
Share of other comprehensive income (loss) of associates and joint ventures which may be reclassified subsequently to profit or loss	(417,581)	-	(417,581)	5,554	(412,027)
Total other comprehensive income (loss)	$(4,411,856)	$(709,425)	$(5,121,281)	$8,258	$(5,113,023)

	For the six-month period ended June 30, 2014
	Arising during the period	Reclassification adjustments during the period	Other comprehensive income (loss), before tax	Income tax effect	Other comprehensive income (loss), net of tax
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	$(20,633)	$(869)	$(21,502)	$58,223	$36,721
Unrealized gain (loss) on available-for-sale financial assets	4,513,713	(959,820)	3,553,893	(49,887)	3,504,006
Share of other comprehensive income (loss) of associates and joint ventures which may be reclassified subsequently to profit or loss	703,878	(727)	703,151	(10,653)	692,498
Total other comprehensive income (loss)	$5,196,958	$(961,416)	$4,235,542	$(2,317)	$4,233,225

(22) Income Tax

a.  The major components of income tax expense for the three-month and six-month periods ended June 30, 2015 and 2014 were as follows:

i.    Income tax expense recorded in profit or loss

	For the three-month periods ended June 30,
	2015	2014
Current income tax expense (benefit):
Current income tax charge	$879,146	$539,404
Adjustments in respect of current income tax of prior periods	(162,000)	(517,289)
Deferred income tax expense (benefit):
Deferred income tax expense (benefit) related to origination and reversal of temporary differences	(405,531)	(687)
Deferred income tax related to recognition and derecognition of tax losses and unused tax credits	339,272	1,325,893
Adjustment of prior year’s deferred income tax	5,280	307,681
Deferred tax expense arising from write-down or reversal of write-down of deferred tax assets	(20,811)	(1,126,665)
Income tax expense recorded in profit or loss	$635,356	$528,337

	For the six-month periods ended June 30,
	2015	2014
Current income tax expense (benefit):
Current income tax charge	$1,449,129	$761,089
Adjustments in respect of current income tax of prior periods	(168,096)	(517,366)
Deferred income tax expense (benefit):
Deferred income tax expense (benefit) related to origination and reversal of temporary differences	(737,763)	(43,603)
Deferred income tax related to recognition and derecognition of tax losses and unused tax credits	534,145	1,337,456
Adjustment of prior year’s deferred income tax	5,280	307,678
Deferred tax expense arising from write-down or reversal of write-down of deferred tax assets	(5,701)	(1,136,141)
Income tax expense recorded in profit or loss	$1,076,994	$709,113

ii.   Income tax relating to components of other comprehensive income

	For the three-month periods ended June 30,
	2015	2014
Exchange differences on translation of foreign operations	$6,824	$57,970
Unrealized gain on available-for-sale financial assets	8,231	9,171
Share of other comprehensive income of associates and joint ventures which may be reclassified subsequently to profit or loss	5,224	4,505
Income tax related to items that may be reclassified subsequently to profit or loss	$20,279	$71,646

	For the six-month periods ended June 30,
	2015	2014
Exchange differences on translation of foreign operations	$18,160	$58,223
Unrealized loss on available-for-sale financial assets	(15,456)	(49,887)
Share of other comprehensive income of associates and joint ventures which may be reclassified subsequently to profit or loss	5,554	(10,653)
Income tax related to items that may be reclassified subsequently to profit or loss	$8,258	$(2,317)

iii.  Deferred income tax charged directly to equity

	For the three-month periods ended June 30,
	2015	2014
Temporary differences arising from the initial recognition of the equity component separately from the liability component	$(322,001)	$82,723
Adjustments of changes in net assets of associates and joint ventures accounted for using equity method	479	(2,295)
Income tax charged directly to equity	$(321,522)	$80,428

	For the six-month periods ended June 30,
	2015	2014
Temporary differences arising from the initial recognition of the equity component separately from the liability component	$(322,001)	$83,185
Adjustments of changes in net assets of associates and joint ventures accounted for using equity method	479	(2,294)
Income tax charged directly to equity	$(321,522)	$80,891

b.   A reconciliation between income tax expense and income before tax at UMC’s applicable tax rate was as follows:

	For the six-month periods ended June 30,
	2015	2014
Income before tax	$9,534,506	$5,145,646
At UMC’s statutory income tax rate of 17%	1,620,866	874,760
Adjustments in respect of current income tax of prior periods	(168,096)	(517,366)
Net change in loss carry-forward and investment tax credits	181,852	187,566
Tax effect of deferred tax assets/liabilities	(37,364)	280,875
Tax effect of non-taxable income and not-deductible expenses:
Tax exempt income	(851,998)	(91,016)
Investment gain	(347,108)	(241,810)
Dividend income	(13,962)	(12,785)
Others	143,503	109,543
Basic tax	1,241	-
Estimated 10% income tax on unappropriated earnings	398,580	-
Effect of different tax rates applicable to UMC and its subsidiaries	(7,669)	(10,874)
Taxs withheld in other jurisdictions	-	15,099
Others	157,149	115,121
Income tax expense recorded in profit or loss	$1,076,994	$709,113

c.  The Company is subject to taxation in Taiwan and other foreign jurisdictions.  As of June 30, 2015, income tax returns of UMC and its subsidiaries in Taiwan have been examined by the tax authorities through 2012 and 2011, respectively, while in other foreign jurisdictions, relevant tax authorities have completed the examination through 2009.  UMC has applied for a recheck of the 2012 and 2011 tax returns to the competent tax collection authorities as UMC disagreed with the decision made in the tax assessment notices.

d. Imputation credit information

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Balances of imputation credit amounts	$2,555,904	$1,332,236	$1,289,048

The expected creditable ratio for 2014 and the actual creditable ratio for 2013 were 6.75% and 4.78%, respectively.

e.  UMC’s earnings generated in the year ended December 31, 1997 and prior years have been fully appropriated.

(23) Earnings Per Share

a.   Earnings per share-basic

Basic earnings per share amounts are calculated by dividing the net income for the year attributable to ordinary equity holders of the parent entity by the weighted average number of ordinary shares outstanding during the year.  The reciprocal shareholdings held by subsidiaries are deducted from the computation of weighted-average number of shares outstanding.

	For the three-month periods ended June 30,
	2015	2014
Net profit attributable to the parent company	$4,600,375	$3,482,421
Weighted-average number of ordinary shares for basic earnings per share (thousand shares)	12,572,497	12,489,096
Earnings per share-basic (NTD)	$0.37	$0.28

	For the six-month periods ended June 30,
	2015	2014
Net profit attributable to the parent company	$8,580,285	$4,662,119
Weighted-average number of ordinary shares for basic earnings per share (thousand shares)	12,549,507	12,484,536
Earnings per share-basic (NTD)	$0.68	$0.37

b.   Earnings per share-diluted

Diluted earnings per share is calculated by taking basic earnings per share plus the effect of additional common shares that would have been outstanding if the dilutive share equivalents had been issued.  The net income attributable to ordinary equity holders of the parent would be also adjusted for the interest and other income or expenses derived from any underlying dilutive share equivalents, such as convertible bonds.  For employee bonus that may be distributed in shares, the number of shares to be distributed is taken into consideration assuming the distribution will be made entirely in shares when calculating diluted earnings per share.  Additionally, the dilutive effect of outstanding employee options generally should be reflected in diluted earnings per share by application of treasury stock method.  The “assumed proceeds” include the exercise price of the options and the average measured but unrecognized compensation expense during the period.

	For the three-month periods ended June 30,
	2015	2014
Net income attributable to the parent company	$4,600,375	$3,482,421
Effect of dilution
Unsecured convertible bonds	33,555	-
Income attributable to the Company’s stockholders	$4,633,930	$3,482,421
Weighted average number of common stocks for basic earnings per share (thousand shares)	12,572,497	12,489,096
Effect of dilution
Employee bonus	137,376	100,337
Employee stock options	3,603	18,428
Unsecured convertible bonds	509,068	-
Weighted average number of common stocks after dilution (thousand shares)	13,222,544	12,607,861

Diluted earnings per share (NTD)	$0.35	$0.28

	For the six-month periods ended June 30,
	2015	2014
Net income attributable to the parent company	$8,580,285	$4,662,119
Effect of dilution
Unsecured convertible bonds	33,555	-
Income attributable to the Company’s stockholders	$8,613,840	$4,662,119
Weighted average number of common stocks for basic earnings per share (thousand shares)	12,549,507	12,484,536
Effect of dilution
Employee bonus	151,240	109,511
Employee stock options	7,505	16,809
Unsecured convertible bonds	255,940	-
Weighted average number of common stocks after dilution (thousand shares)	12,964,192	12,610,856

Diluted earnings per share (NTD)	$0.66	$0.37

(24)  Business Combinations

Business combinations of WAVETEK MICROELECTRONICS CORPORATION (WAVETEK) and EPITRON TECHNOLOGY INC. (EPITRON)

In order to integrate research and development resources, reduce operating cost and improve operating performance, WAVETEK’s Board of Directors (WAVETEK, one of the Company’s subsidiaries) resolved to merge with EPITRON on January 26, 2015.  Every 3.333 shares of EPITRON was exchanged for one share of WAVETEK.  WAVETEK was the surviving company and the merger date was April 1, 2015.

The fair values of the identifiable assets and liabilities of EPITRON as of the date of acquisition were:

Fair value recognised on acquisition
Assets
Cash and cash equivalents	$1,583
Inventories	2,275
Property, plant and equipment	154,343
Intangible assets	11,353
Other assets-others	2,416
Others	8,832
180,802
Liabilities
Current portion of long-term liabilities	(19,655)
Long-term loans	(65,806)
Others	(2,083)
(87,544)
Total identifiable net assets	$93,258

Goodwill of EPITRON was as follow:
Fair value recognised on acquisition
Consideration Transferred	$100,655
Less: Fair value of identifiable net assets	(93,258)
Goodwill	$7,397

If the combination had taken place at the beginning of 2015, revenue from continuing operations would have been NT$75,661 million and the profit before tax from continuing operations for the Company would have been NT$9,518 million for the six-month period ended June 30, 2015.

Consideration Transferred:
The fair value of newly issued stocks	$100,655

Cash flows analysis of acquisition:
For the six-month period ended June 30, 2015
Cash Consideration	$-
Net cash acquired from the subsidiary	1,583
Net cash inflows from acquisition	$1,583

(25) Non-Current Assets Held For Sale (Disposal Group)

TOPCELL SOLAR INTERNATIONAL CO., LTD. (TOPCELL)

In order to integrate resources and reduce operating cost by improving operating performance and expanding economies of scale, TOPCELL’s Board of Directors (TOPCELL, one of the Company’s subsidiaries) resolved to offer a merger with MOTECH INDUSTRIES, INC. (MOTECH) on December 26, 2014.  Six shares of TOPCELL were exchanged for one share of MOTECH.  MOTECH was the surviving company and the merger date was June 1, 2015.  TOPCELL’s assets and liabilities had been reclassified to non-current assets held for sale as a disposal group on December 31, 2014.  This disposal group was classified under new business segment.

Assets and liabilities reclassified to non-current assets held for sale as a disposal group mainly consisted of:

As of
December 31,2014
Assets
Cash and cash equivalents	$511,088
Notes and accounts receivable	758,839
Other receivable	77,579
Inventories	823,249
Prepayments	325,605
Non-current assets held for sale	600,663
Property, plant and equipment	3,821,601
Others	60,367
6,978,991
Liabilities
Short-term loans	(2,807,292)
Notes and accounts payable	(623,501)
Other payables	(217,350)
Payables on equipment	(158,537)
Current portion of long-term liabilities	(1,164,878)
Other current liabilities	(205,530)
Long-term loans	(417,762)
(5,594,850)
Net carrying amount of the disposal group	$1,384,141

(26) Deconsolidation of Subsidiary

TOPCELL SOLAR INTERNATIONAL CO., LTD. (TOPCELL)

In order to integrate resources and reduce operating cost by improving operating performance and expanding economies of scale, TOPCELL’s Board of Directors (TOPCELL, one of the Company’s subsidiaries) resolved to offer a merger with MOTECH INDUSTRIES, INC. (MOTECH) on December 26, 2014.  Six shares of TOPCELL were exchanged for one share of MOTECH.  MOTECH was the surviving company and the merger date was June 1, 2015.  TOPCELL’s assets and liabilities had been reclassified to non-current assets held for sale as a disposal group on December 31, 2014.  This disposal group was classified under new business segment.  The Company derecognized the related assets and liabilities of TOPCELL on June 1, 2015.

a.  TOPCELL’s derecognized assets and liabilities mainly consisted of:

Assets
Cash and cash equivalents	$834,955
Notes and accounts receivable	855,927
Other reveivables	60,638
Inventories	495,726
Prepayments	231,288
Property, plant and equipment	3,862,129
Others	106,714
6,447,377
Liabilities
Short-term loans	(3,488,700)
Notes and accounts payable	(409,244)
Other payables	(197,259)
Payables on equipment	(127,297)
Current portion of long-term liabilities	(810,878)
Other current liabilities	(10,107)
Long-term loans	(176,470)
(5,219,955)
Net carrying amount of the disposal group	$1,227,422

b.  Consideration received and gain recognized from the transaction:

Stock received－MOTECH	$1,495,023
Less: Net assets of the subsidiary deconsolidated	(1,227,422)
Add: Non-Controlling Interests	100,400
Less: Goodwill	(43,072)
Gain on disposal of the shares of subsidiary	$324,929

Gain on disposal of the shares of subsidiary for the six-month period ended June 30, 2015 was recognized as non-operating income and expenses in the consolidated statement of comprehensive income.

c.  Analysis of net cash outflow arising from deconsolidation of the subsidiary

Cash received	$-
Net cash of subsidiary derecognized	(834,955)
Net cash flow from deconsolidation	$(834,955)

ALLIANCE OPTOTEK CORP. (ALLIANCE)

In order to integrate resources and expand operations to improve operating performance and industrial competitiveness, ALLIANCE’s Board of Directors (ALLIANCE, one of the Company’s subsidiaries) resolved merger with WIESON TECHNOLOGIES CO., LTD. (WIESON) on January 23, 2014.  WIESON was the surviving company and the merger date was June 3, 2014.  ALLIANCE’s assets and liabilities had been reclassified to non-current assets held for sale as a disposal group on January 23, 2014 until the Company derecognized the related assets and liabilities of ALLIANCE on June 3, 2014.

a.  ALLIANCE’s derecognized assets and liabilities mainly consisted of:

Assets
Cash and cash equivalents	$15,617
Notes and accounts receivable	14,239
Inventories	24,165
Property, plant and equipment	6,669
Others	6,418
67,108
Liabilities
Payables	(22,984)
Others	(120)
(23,104)
Net carrying amount of the disposal group	$44,004

b.  Consideration received and gain recognized from the transaction:

Stock received－WIESON	$32,148
Less: Net assets of the subsidiary deconsolidated	(44,004)
Add: Non-Controlling Interests	11,214
Amounts transferred from other comprehensive income to profit	869
Gain on disposal of the shares of subsidiary	$227

Gain on disposal of the shares of subsidiary for the six-month period ended June 30, 2014 was recognized as non-operating income and expenses in the consolidated statement of comprehensive income.

c.  Analysis of net cash outflow arising from deconsolidation of the subsidiary

Cash received	$-
Net cash of subsidiary derecognized	(15,617)
Net cash flow from deconsolidation	$(15,617)

7.    RELATED PARTY TRANSACTIONS

(1)   Significant related party transactions

a.  Operating transaction

Operating revenues

	For the three-month periods ended June 30,
	2015	2014
Associates	$212,780	$-
Joint ventures	3,499	36,137
Other related parties (Note A)	2,489	36,425
Total	$218,768	$72,562

	For the six-month periods ended June 30,
	2015	2014
Associates	$212,780	$120
Joint ventures	7,047	39,554
Other related parties (Note A)	2,955	42,888
Total	$222,782	$82,562

Note A： Transactions with other related parties are primarily from the operating transactions with SILICON INTEGRATED SYSTEMS CORP. (SIS).  The amounts for the three-month and six-month periods ended June 30, 2015 and 2014 were NT$2 million, NT$36 million , NT$3 million and NT$43 million, respectively.

Accounts receivable, net

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Associates	$222,145	$-	$-
Joint ventures	1,156	18,164	38,555
Other related parties (Note B)	504	18,127	27,604
Total	223,805	36,291	66,159
Less： Allowance for sales returns and discounts	(2,970)	(269)	(126)
Net	$220,835	$36,022	$66,033

Note B： Balances of other related parties are accounts receivables primarily from SIS.  As of June 30, 2015, December 31, 2014 and June 30, 2014, the balances were NT$1 million, NT$17 million and NT$28 million, respectively.

The sales price to the above related parties was determined through mutual agreement based on the market rates.  The collection periods for domestic sales to related parties were month-end 45~60 days, while the term for overseas sales was net 60 days.

b.    Significant asset transactions

Acquired of intangible assets

	Purchase price
	For the three-month period ended June 30, 2015	For the six-month period ended June 30, 2015
Associates	$14,459	$14,459

Disposal of available-for-sale financial assets, noncurrent

			For the three-month period ended June 30, 2015
	Transaction Amounts (In thousands of shares)	Transaction underlying	Disposal amount	Disposal gain
Associates	336	DRAMEXCHANGE INC. TECH.	$5,400	$2,346

			For the six-month period ended June 30, 2015
	Transaction Amounts (In thousands of shares)	Transaction underlying	Disposal amount	Disposal gain
Associates	336	DRAMEXCHANGE INC. TECH.	$5,400	$2,346

c.     Key management personnel compensation

	For the three-month periods ended June 30,
	2015	2014
Short-term employee benefits	$66,594	$68,736
Post-employment benefits	647	871
Share-based payment	5,433	(49)
Others	139	115
Total	$72,813	$69,673

	For the six-month periods ended June 30,
	2015	2014
Short-term employee benefits	$132,679	$129,184
Post-employment benefits	1,350	2,015
Termination benefits	-	1,029
Share-based payment	5,442	(2)
Others	255	232
Total	$139,726	$132,458

8.    ASSETS PLEDGED AS COLLATERAL

As of June 30, 2015, December 31, 2014 and June 30, 2014

	Amount
	As of
	June 30, 2015	December 31,2014	June 30, 2014	Party to which asset(s) was pledged	Purpose of pledge
Refundable Deposits (Time deposit)	$815,119	$815,119	$815,079	Customs	Customs duty guarantee
Refundable Deposits (Time deposit)	190,755	158,094	156,658	Science Park Administration	Collateral for land lease
Refundable Deposits (Time deposit)	51,432	53,202	52,800	Liquefied Natural Gas Business Division, CPC Corporation, Taiwan	Energy resources guarantee
Refundable Deposits (Time deposit)	870	870	870	National Pingtung University of Science and Technology	Guarantee for engineering project
Refundable Deposits (Time deposit)	357	357	357	National Pei-men Senior High School	Guarantee for engineering project
Refundable Deposits (Time deposit)	286	1,246	1,246	Bureau of Energy, Ministry of Economic Affairs	Energy resources guarantee
Refundable Deposits (Time deposit)	-	-	1,110	Hsinchu Kuang-Fu high school	Cooperative education
Land	-	-	600,664	First Commercial Bank	Collateral for long-term loans
Buildings	-	1,074,856	1,117,976	Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others	Collateral for long-term loans
Machinery and equipment	492,926	4,764,493	6,016,046

Bank of Taiwan, Cooperative Bank, First Commercial Bank, Mega International Commercial Bank, Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others

					Collateral for long-term and short-term loans
Furniture and fixtures	-	36,217	56,713	Syndicated Loans from Bank of Taiwan and 7 others and Syndicated Loans from Taiwan Cooperative Bank and 5 others	Collateral for long-term loans
Construction in progress and equipment awaiting inspection	-	-	1,267	Bank of Taiwan, First Commercial Bank and Mega International Commercial Bank	Collateral for long-term loans
Total	$1,551,745	$6,904,454	$8,820,786

9.    SIGNIFICANT CONTINGENCIES AND UNRECOGNIZED CONTRACT COMMITMENTS

(1)   The Company entered into several patent license agreements and development contracts of intellectual property for a total contract amount of approximately NT$14 billion.  As of June 30, 2015, the portion of royalties and development fees not yet recognized is NT$1.4 billion.

(2)   The Company entered into several construction contracts for the expansion of its factory premise.  As of June 30, 2015, these construction contracts amounted to approximately NT$24.9 billion and the portion of the contracts not yet recognized is approximately NT$14.5 billion.

(3)   The Company entered into several operating lease contracts for land and office.  These renewable operating leases will expire in various years through 2034.  Future minimum lease payments under those leases are as follows:

Year	As of June 30, 2015
2015	$191,702
2016	354,432
2017	314,358
2018	258,061
2019	258,562
2020 and thereafter	2,917,318
Total	$4,294,433

(4) The Board of Directors of UMC resolved to participate in a 3-way agreement with Xiamen Municipal People’s Government and FUJIAN ELECTRONICS & INFORMATION GROUP to form a company which will focus on 12’’ wafer foundry services.  Based on the agreement, UMC will submit an investment application with R.O.C. government authorities for approval to invest in the company established by Xiamen Municipal People’s Government and FUJIAN ELECTRONICS & INFORMATION GROUP.  The Company anticipates that its investment could reach approximately US$1.4 billion in the next five years, with instalment funding starting in 2015.  On December 31, 2014, UMC obtained R.O.C. government authority’s approval of the investment application for US$0.7 billion (including indirect investment).  In January 2015, the Company invested RMB 0.6 billion and obtained the control over United Semiconductor (XIAMEN) CO., LTD. by acquiring more than half of the seats of the Board of Directors. Furthermore, according to the agreement, UMC recognized a financial liability as other liabilities-others, for repurchase from Xiamen Municipal People’s Government and FUJIAN ELECTRONICS & INFORMATION GROUP their investments in the company at their original investment cost plus interest, beginning from the seventh year following the last instalment payment made by Xiamen Municipal People’s Government and FUJIAN ELECTRONICS & INFORMATION GROUP.  However, as stipulated in the agreement, in the event that the regulation of Taiwan does not allow UMC to become the sole owner of the company, UMC will not acquire 10% of Xiamen Municipal People’s Government and FUJIAN ELECTRONICS & INFORMATION GROUP’s investment.

10.  SIGNIFICANT DISASTER LOSS

None.

11.  SIGNIFICANT SUBSEQUENT EVENTS

None.

12.  OTHERS

(1)   Categories of financial instruments

	As of
Financial Assets	June 30, 2015	December 31, 2014	June 30, 2014
Non-derivative financial instruments
Financial assets at fair value through profit or loss
Designated financial assets at fair value through profit or loss	$222,604	$150,550	$103,086
Financial assets held for trading	710,512	634,811	879,894
Subtotal	933,116	785,361	982,980
Available-for-sale financial assets	23,517,528	24,362,104	25,066,030
Financial assets measured at cost	3,835,105	3,833,006	3,739,459
Loans and receivables
Cash and cash equivalents (excludes cash on hand)	64,042,264	45,697,457	49,630,718
Receivables	22,173,837	23,027,843	22,355,559
Refundable deposits	2,425,899	1,145,843	1,215,363
Other financial assets, current	3,792,418	3,134,870	6,571,717
Subtotal	92,434,418	73,006,013	79,773,357
Derivative financial instruments
Financial liabilities at fair value through profit or loss
Forward exchange contracts	12,156	-	-
Total	$120,732,323	$101,986,484	$109,561,826

	As of
Financial Liabilities	June 30, 2015	December 31, 2014	June 30, 2014
Non-derivative financial instruments
Financial liabilities at amortized cost
Short-term loans	$1,397,000	$6,250,754	$7,953,800
Payables	35,307,476	29,172,157	31,998,169
Capacity deposit (current portion included)	65,561	70,200	86,419
Bonds payable (current portion included)	41,467,101	24,977,820	28,621,763
Long-term loans (current portion included)	13,217,177	12,198,456	11,099,089
Other financial liabilities-noncurrent	5,975,870	-	-
Subtotal	97,430,185	72,669,387	79,759,240
Derivative financial instruments
Financial liabilities at fair value through profit or loss
Forward exchange contracts	7,440	42,354	-
Embedded derivative financial liabilities in exchangeable bonds	-	-	3,805
Subtotal	7,440	42,354	3,805
Total	$97,437,625	$72,711,741	$79,763,045

(2)   Financial risk management objectives and policies

The Company’s risk management objectives are to manage the market risk, credit risk and liquidity risk related to its operating activities.  The Company identifies measures and manages the aforementioned risks based on policy and risk preference.

The Company has established appropriate policies, procedures and internal controls for financial risk management.  Before entering into significant financial activities, due approval process by the Board of Directors and Audit Committee must be carried out based on related protocols and internal control procedures.  The Company complies with its financial risk management policies at all times.

(3)   Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.  Market risks comprise currency risk, interest rate risk, and other price risk (such as equity price risk).

Foreign currency risk

The Company’s exposure to the risk of changes in foreign exchange rates relates primarily to the Company’s operating activities (when revenue or expense is denominated in a different currency from the Company’s functional currency) and the Company’s net investments in foreign subsidiaries.

The Company applies natural hedges on the foreign currency risk arising from purchases or sales, and utilizes spot or forward exchange contracts to avoid foreign currency risk and the net effect of the risks related to monetary financial assets and liabilities is minor.  The notional amounts of the foreign currency contracts are the same as the amount of the hedged items.  In principle, the Company does not carry out any forward exchange contracts for uncertain commitments.  Furthermore, as net investments in foreign subsidiaries are for strategic purposes, they are not hedged by the Company.

The foreign currency sensitivity analysis of the possible change in foreign exchange rates on the Company’s profit is performed on significant monetary items denominated in foreign currencies as of the end of the reporting period.  When NTD strengthens/ weakens against USD by 10%, the profit for the six-month periods ended June 30, 2015 and 2014 decreases/increases by NT$769 million and increases/decreases NT$67 million, respectively.

Interest rate risk

The Company is exposed to interest rate risk arising from borrowing at floating interest rates.  All of the Company’s bonds have fixed interest rates and are measured at amortized cost.  As such, changes in interest rates would not affect the future cash flows. On the other hand, as the interest rates of the Company’s short-term and long-term bank loans are floating, changes in interest rates would affect the future cash flows but not the fair value.  Please refer to Note 6(10), 6(12) and 6(13) for the range of interest rate of the Company’s bonds and bank loans.

At the reporting dates, a change of 10 basis points of interest rate in a reporting period could cause the profit for the six-month periods ended June 30, 2015 and 2014 to decrease/increase by NT$7 million and NT$10 million, respectively.

Equity price risk

The Company’s listed and unlisted equity securities are susceptible to market price risk arising from uncertainties about future performance of equity markets.  The Company’s listed equity investments are classified as financial assets at fair value through profit or loss and available-for-sale financial assets, while unlisted equity securities are classified as available-for-sale financial assets which are subsequently measured using a valuation model and financial assets measured at cost.

The sensitivity analysis for the equity instruments is based on the change in fair value as of the reporting date.  A change of 5% in the price of the aforementioned financial assets at fair value through profit or loss could increase/decrease the Company’s profit for the six-month periods ended June 30, 2015 and 2014 by NT$16 million and NT$24 million, respectively.  A change of 5% in the price of the aforementioned available-for-sale financial instrument could increase/decrease the Company’s other comprehensive income for the six-month periods ended June 30, 2015 and 2014 by NT$1,174 million and NT$1,249 million, respectively.

(4)   Credit risk management

The Company only trades with approved and creditworthy third parties.  Where the Company trades with third parties which have less favorable financial positions, it will request collateral from them.  It is the Company’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures.  In addition, notes and accounts receivable balances are monitored on an ongoing basis, which consequently minimizes the Company’s exposure to bad debts.

The Company mitigates the credit risks from financial institutions by limiting its counter parties to only reputable domestic or international financial institutions with good credit standing and spreading its holdings among various financial institutions.  The Company’s exposure to credit risk arising from the default of counter-parties is limited to the carrying amount of these instruments.

As of June 30, 2015, December 31, 2014 and June 30, 2014, accounts receivables from the top ten customers represent 59%, 57% and 51% of the total accounts receivables of the Company, respectively.  The credit concentration risk of other accounts receivables is insignificant.

(5)   Liquidity risk management

The Company’s objectives are to maintain a balance between continuity of funding and flexibility through the use of cash and cash equivalents, bank loans and bonds.

The table below summarizes the maturity profile of the Company’s financial liabilities based on the contractual undiscounted payments and contractual maturity:

	As of June 30, 2015
	Less than 1 year	2 to 3 years	4 to 5 years	> 5 years	Total
Non-derivative financial liabilities
Short-term loans	$1,409,734	$-	$-	$-	$1,409,734
Payables	35,149,358	-	-	100,083	35,249,441
Capacity deposits	6,180	59,381	-	-	65,561
Bonds payable	433,311	15,614,287	23,483,324	5,264,660	44,795,582
Long-term loans	4,129,761	7,380,550	2,226,607	3,828	13,740,746
Other financial liabilities -noncurrent	-	-	-	6,750,111	6,750,111
Total	$41,128,344	$23,054,218	$25,709,931	$12,118,682	$102,011,175

Derivative financial liabilities
Forward exchange contracts
Inflow	$2,008,678	$-	$-	$-	$2,008,678
Outflow	(2,016,118)	-	-	-	(2,016,118)
Net	$(7,440)	$-	$-	$-	$(7,440)

	As of December 31, 2014
	Less than 1 year	2 to 3 years	4 to 5 years	> 5 years	Total
Non-derivative financial liabilities
Short-term loans	$6,299,905	$-	$-	$-	$6,299,905
Payables	28,816,995	-	-	104,952	28,921,947
Capacity deposits	-	70,200	-	-	70,200
Bonds payable	622,936	8,197,725	10,339,221	7,818,618	26,978,500
Long-term loans	3,947,580	7,528,391	1,144,247	-	12,620,218
Total	$39,687,416	$15,796,316	$11,483,468	$7,923,570	$74,890,770

	As of December 31, 2014
	Less than 1 year	2 to 3 years	4 to 5 years	> 5 years	Total
Derivative financial liabilities
Forward exchange contracts
Inflow	$3,249,080	$-	$-	$-	$3,249,080
Outflow	(3,291,434)	-	-	-	(3,291,434)
Net	$(42,354)	$-	$-	$-	$(42,354)

	As of June 30, 2014
	Less than 1 year	2 to 3 years	4 to 5 years	> 5 years	Total
Non-derivative financial liabilities
Short-term loans	$8,006,748	$-	$-	$-	$8,006,748
Payables	31,934,609	-	-	-	31,934,609
Capacity deposits	-	86,419	-	-	86,419
Bonds payable	4,143,891	8,251,350	10,410,221	7,883,618	30,689,080
Long-term loans	4,304,505	6,483,744	663,656	-	11,451,905
Total	$48,389,753	$14,821,513	$11,073,877	$7,883,618	$82,168,761

(6)   Foreign currency risk management

UMC entered into forward exchange contracts for hedging the exchange rate risk arising from the net assets or liabilities denominated in foreign currency.  The details of forward exchange contracts entered into by UMC are summarized as follows:

As of June 30, 2015

Type	Notional Amount	Contract Period
Forward exchange contracts	Sell USD 169 million	June 5, 2015~August 6, 2015

(7)   Fair value of financial instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant's ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 —   Quoted (unadjusted) market prices in active markets for identical assets or liabilities;

Level 2 —   Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable;

Level 3 —   Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For assets and liabilities that are recognized in the financial statements on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

a.   Assets and liabilities measured and recorded at fair value on a recurring basis:

	As of June 30, 2015
	Level 1	Level 2	Level 3	Total
Financial assets:
Financial assets at fair value through profit or loss, current	$710,512	$114,055	$-	$824,567
Financial assets at fair value through profit or loss, noncurrent	-	120,705	-	120,705
Available-for-sale financial assets, noncurrent	15,928,802	159,690	7,429,036	23,517,528
Financial liabilities:
Financial liabilities at fair value through profit or loss, current	-	7,440	-	7,440

	As of December 31, 2014
	Level 1	Level 2	Level 3	Total
Financial assets:
Financial assets at fair value through profit or loss, current	$634,811	$105,318	$-	$740,129
Financial assets at fair value through profit or loss, noncurrent	-	45,232	-	45,232
Available-for-sale financial assets, noncurrent	18,174,030	170,922	6,017,152	24,362,104
Financial liabilities:
Financial liabilities at fair value through profit or loss, current	-	42,354	-	42,354

	As of June 30, 2014
	Level 1	Level 2	Level 3	Total

Financial assets:
Financial assets at fair value through profit or loss, current	$879,894	$-	$-	$879,894
Available-for-sale financial assets, current	2,729,361	-	-	2,729,361
Financial assets at fair value through profit or loss, noncurrent	-	103,086	-	103,086
Available-for-sale financial assets, noncurrent	18,185,680	181,973	3,969,016	22,336,669
Financial liabilities:
Financial liabilities at fair value through profit or loss, current	-	3,805	-	3,805

Fair values of financial assets at fair value through profit or loss and available-for-sale financial assets that are categorized into level 1 are based on the quoted market prices in active market.  If there is no active market, the Company estimates the fair value by using the market method valuation techniques based on parameters such as recent fund raising activities, valuation of similar companies, individual company’s development, market conditions and other economic indicators.  If there are restrictions on the sale or transfer of an available-for-sale financial asset, which are a characteristic of the asset, the fair value of the asset will be determined based on similar but unrestricted financial assets’ quoted market price with appropriate discounts for the restrictions.

The Company issued exchangeable bonds which contain a compound derivative instrument, comprising the exchange option with a fixed foreign exchange rate feature and a call option.  The compound derivative instrument is classified as liabilities carried at fair value through profit or loss.  The derivatives are fair valued using a valuation model.  The valuation model uses the market-based observable inputs including share price, volatility, credit spread, and swap rates.

During the six-month periods ended June 30, 2015 and 2014, there were no significant transfers between Level 1 and Level 2 fair value measurements.

Reconciliations for fair value measurement in Level 3 fair value hierarchy were as follows:

	Available-for-sale financial assets
	Common stock	Funds	Preferred stock	Total
As of January 1, 2015	$5,236,004	$-	$781,148	$6,017,152
Recognized in profit (loss)	(7,774)	-	-	(7,774)
Recognized in other comprehensive income (loss)	129,033	-	3,367	132,400
Acquisition	1,670,176	10,324	268,645	1,949,145
Disposal	(20,962)	-	-	(20,962)
Transfer to Level 3	14,854	-	-	14,854
Transfer out of Level 3	(636,174)	-	-	(636,174)
Exchange effect	(8,565)	(160)	(10,880)	(19,605)
As of June 30, 2015	$6,376,592	$10,164	$1,042,280	$7,429,036
	Available-for-sale financial assets
	Common stock	Funds	Preferred stock	Total
As of January 1, 2014	$3,517,733	$-	$312,600	$3,830,333
Recognized in profit (loss)	(69,395)	-	-	(69,395)
Recognized in other comprehensive income (loss)	309,451	-	(35,400)	274,051
Acquisition	14,000	-	-	14,000
Disposal	(11,716)	-	-	(11,716)
Transfer to Level 3	1,492	-	-	1,492
Transfer out of Level 3	(69,749)	-	-	(69,749)
As of June 30, 2014	$3,691,816	$-	$277,200	$3,969,016

Recognized as part of profit (loss) above, the loss from financial assets still held by the Company as of June 30, 2015 and 2014 were NT$8 million and NT$69 million, respectively.

Recognized as part of other comprehensive income (loss) above, the income from financial assets still held by the Company as of June 30, 2015 and 2014 were NT$144 million and NT$295 million, respectively.

Transfers between different levels of fair value hierarchy for the financial assets held by the Company were caused by the occurrence of certain events or the change of environment.

b.  Assets and liabilities not recorded at fair value on a recurring basis but for which fair value is disclosed:

The fair value of bonds payables is estimated by the market price or estimated using valuation model.  The model uses market-based observable inputs including share price, volatility, credit spread and swap rates.  The fair value of long-term loans is determined using discounted cash flow model, based on the Company’s current incremental borrowing rates of similar loans.

The fair values of the Company’s short-term financial instruments including cash and cash equivalents, receivables, refundable deposits, other financial assets-current, short-term loans, payables and capacity deposits approximate their carrying amount due to their maturities within one year.

As of June 30, 2015

		Fair value measurements during reporting period using
Items	Fair value	Level 1	Level 2	Level 3	Book value
Bonds payables (current portion included)	$41,718,487	$41,718,487	$-	$-	$41,467,101
Long-term loans (current portion included)	13,217,177	-	13,217,177	-	13,217,177

(8)   Significant assets and liabilities denominated in foreign currencies

	As of
	June 30, 2015			December 31, 2014
	Foreign Currency (thousand)	Exchange Rate	NTD (thousand)	Foreign Currency (thousand)	Exchange Rate	NTD (thousand)
Financial Assets
Monetary items
USD	$2,068,663	30.79	$63,689,144	$1,767,638	31.56	$55,781,155
JPY	6,858,827	0.2471	1,694,879	8,964,201	0.2610	2,340,081
EUR	3,461	34.11	118,039	20,071	38.30	768,728
SGD	44,282	22.89	1,013,639	38,173	23.90	912,326
RMB	1,579,543	4.95	7,821,884	83,347	5.08	423,046

Non-Monetary items
USD	106,756	30.80	3,288,110	85,296	31.40	2,678,468
CHF	-	-	-	1,590	31.97	50,829
JPY	5,000,000	0.2508	1,254,000	-	-	-

Financial Liabilities
Monetary items
USD	493,943	30.90	15,262,837	648,436	31.67	20,535,974
JPY	7,126,357	0.2549	1,816,508	9,918,471	0.2673	2,651,207
EUR	4,724	34.71	163,993	20,970	38.75	812,579
SGD	49,477	23.07	1,141,426	39,493	24.08	950,992
RMB	72,013	5.00	360,211	9,737	5.13	49,914

The exchange gain or loss from monetary financial assets and liabilities
USD			(41,185)			363,831
JPY			74,025			(45,899)
EUR			(2,689)			38,945
SGD			(13,996)			(10,838)
RMB			(6,716)			9,521
Other			(75,847)			(22,285)

	As of
	June 30, 2014
	Foreign Currency (thousand)	Exchange Rate	NTD (thousand)
Financial Assets
Monetary items
USD	$1,863,651	29.80	$55,530,505
JPY	4,218,911	0.2883	1,216,439
EUR	48,425	40.55	1,963,636
SGD	35,725	23.85	852,044
RMB	95,810	4.78	458,447

Non-Monetary items
USD	88,289	29.81	2,631,888
CHF	2,190	33.45	73,264

Financial Liabilities
Monetary items
USD	700,762	29.91	20,959,784
JPY	4,304,857	0.2968	1,277,681
EUR	43,288	40.97	1,773,491
SGD	46,760	24.03	1,123,648
RMB	12,022	4.84	58,128

The exchange gain or loss from monetary financial assets and liabilities
USD			52,614
JPY			(27,637)
EUR			3,204
SGD			(848)
RMB			(7,599)
Other			(1,250)

(9)   Significant intercompany transactions among consolidated entities for the six-month periods ended June 30, 2015 and 2014 are disclosed in Attachment 1.

(10) Capital management

The primary objective of the Company’s capital management is to ensure that it maintains a strong credit rating and healthy capital ratios to support its business and maximize the stockholders’ value.  The Company also ensures its ability to operate continuously to provide returns to stockholders and the interests of other related parties, while maintaining the optimal capital structure to reduce costs of capital.

To maintain or adjust the capital structure, the Company may adjust the dividend payment to stockholders, return capital to stockholders, issue new shares or dispose assets to redeem liabilities.

Similar to its peers, the Company monitors its capital based on debt to capital ratio.  The ratio is calculated as the Company’s net debt divided by its total capital.  The net debt is derived by taking the total liabilities on the consolidated balance sheets minus cash and cash equivalents.  The total capital consists of total equity (including capital, additional paid-in capital, retained earnings, other components of equity and non-controlling interests) plus net debt.

The Company has maintained the same capital management strategy for the six-month period ended June 30, 2015 as compared to the six-month period ended June 30, 2014, which is to maintain a reasonable ratio in order to raise capital with reasonable cost.  The debt to capital ratios as of June 30, 2015, December 31, 2014 and June 30, 2014 were as follows:

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Total liabilities	$106,873,131	$88,236,797	$88,685,690
Less: Cash and cash equivalents	(64,046,049)	(45,701,335)	(49,634,263)
Net debt	42,827,082	42,535,462	39,051,427
Total equity	224,382,487	225,008,851	215,112,741
Total capital	$267,209,569	$267,544,313	$254,164,168
Debt to capital ratios	16.03%	15.90%	15.36%

13.  ADDITIONAL DISCLOSURES

(1)   The following are additional disclosures for the Company and its affiliates as required by the R.O.C. Securities and Futures Bureau:

a.   Financing provided to others for the six-month period ended June 30, 2015: Please refer to Attachment 2.

b.   Endorsement/Guarantee provided to others for the six-month period ended June 30, 2015: Please refer to Attachment 3.

c.   Securities held as of June 30, 2015 (excluding subsidiaries, associates and joint venture): Please refer to Attachment 4.

d.   Individual securities acquired or disposed of with accumulated amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the six-month period ended June 30, 2015: Please refer to Attachment 5.

e.   Acquisition of individual real estate with amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the six-month period ended June 30, 2015: Please refer to Attachment 6.

f.    Disposal of individual real estate with amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the six-month period ended June 30, 2015: Please refer to Attachment 7.

g.   Related party transactions for purchases and sales amounts exceeding the lower of NT$100 million or 20 percent of the capital stock for the six-month period ended June 30, 2015: Please refer to Attachment 8.

h.   Receivables from related parties with amounts exceeding the lower of NT$100 million or 20 percent of capital stock as of June 30, 2015: Please refer to Attachment 9.

i.    Names, locations and related information of investees as of June 30, 2015 (excluding investment in Mainland China): Please refer to Attachment 10.

j.    Financial instruments and derivative transactions: Please refer to Note 12.

(2)   Investment in Mainland China

a.   Investee company name, main businesses and products, total amount of capital, method of investment, accumulated inflow and outflow of investments from Taiwan, net income (loss) of investee company, percentage of ownership, investment income (loss), book value of investments, cumulated inward remittance of earnings and limits on investment in Mainland China: Please refer to Attachment 11.

b.   Directly or indirectly significant transactions through third regions with the investees in Mainland China, including price, payment terms, unrealized gain or loss, and other events with significant effects on the operating results and financial condition: None.

14.  OPERATING SEGMENT INFORMATION

The Company determined its operating segments based on business activities with discrete financial information regularly reported through the Company’s internal reporting protocols to the Company’s chief operating decision maker.  The Company is organized into business units based on its products and services.  As of June 30, 2015, the Company had the following segments: wafer fabrication and new business.  There were no material differences between the accounting policies, described in Note 4, and those applied by the operating segments.  The primary operating activity of the wafer fabrication segment is the manufacture of chips to the design specifications of our customers by using our own proprietary processes and techniques.  The Company maintains a diversified customer base across industries, including communication, consumer electronics, computer, memory and others, while continuing to focus on manufacturing for high growth, large volume applications, including networking, telecommunications, internet, multimedia, PCs and graphics.  New business segment primarily includes researching, developing, manufacturing, and providing solar energy and new generation light-emitting diode (LED).

Reportable segment information for the three-month periods ended June 30, 2015 and 2014 were as follows:

	For the three-month period ended June 30, 2015
	Wafer Fabrication	New Business	Subtotal	Adjustment and Elimination	Consolidated
Net revenue from external customers	$36,513,180	$1,498,374	$38,011,554	$-	$38,011,554
Net revenue from sales among intersegments	9,910	330,252	340,162	(340,162)	-
Segment net income (loss), net of tax	4,673,710	(170,485)	4,503,225	41,815	4,545,040
Capital expenditure	11,935,053	372,301	12,307,354	(273,479)	12,033,875
Depreciation	10,506,972	223,934	10,730,906	(8,640)	10,722,266
Share of profit or loss of associates and joint ventures	(57,594)	7,242	(50,352)	41,815	(8,537)
Income tax expense (benefit)	635,778	(422)	635,356	-	635,356
Impairment loss	415,639	315	415,954	-	415,954

	For the three-month period ended June 30, 2014
	Wafer Fabrication	New Business	Subtotal	Adjustment and Elimination	Consolidated
Net revenue from external customers	$32,547,453	$3,321,898	$35,869,351	$-	$35,869,351
Net revenue from sales among intersegments	17,920	2,468	20,388	(20,388)	-
Segment net income (loss), net of tax	3,544,715	(490,662)	3,054,053	271,673	3,325,726
Capital expenditure	7,750,880	133,977	7,884,857	-	7,884,857
Depreciation	8,944,186	577,112	9,521,298	-	9,521,298
Share of profit or loss of associates and joint ventures	(101,618)	(38,426)	(140,044)	271,673	131,629
Income tax expense	523,015	5,322	528,337	-	528,337
Impairment loss	69,395	1,297	70,692	-	70,692

Reportable segment information for the six-month periods ended June 30, 2015 and 2014 are as follows:

	For the six-month period ended June 30, 2015
	Wafer Fabrication	New Business	Subtotal	Adjustment and Elimination	Consolidated
Net revenue from external customers	$72,490,733	$3,170,465	$75,661,198	$-	$75,661,198
Net revenue from sales among intersegments	31,851	331,104	362,955	(362,955)	-
Segment net income (loss), net of tax	8,707,102	(513,563)	8,193,539	263,973	8,457,512
Capital expenditure	26,787,694	412,394	27,200,088	(273,479)	26,926,609
Depreciation	20,610,365	431,338	21,041,703	(8,640)	21,033,063
Share of profit or loss of associates and joint ventures	(215,206)	(15,498)	(230,704)	263,973	33,269
Income tax expense (benefit)	1,078,209	(1,215)	1,076,994	-	1,076,994
Impairment loss	704,259	315	704,574	-	704,574

	For the six-month period ended June 30, 2014
	Wafer Fabrication	New Business	Subtotal	Adjustment and Elimination	Consolidated
Net revenue from external customers	$61,244,176	$6,318,760	$67,562,936	$-	$67,562,936
Net revenue from sales among intersegments	33,415	4,182	37,597	(37,597)	-
Segment net income (loss), net of tax	4,757,498	(709,024)	4,048,474	388,059	4,436,533
Capital expenditure	13,974,411	187,037	14,161,448	-	14,161,448
Depreciation	17,834,247	1,137,281	18,971,528	-	18,971,528
Share of profit or loss of associates and joint ventures	(250,322)	(41,489)	(291,811)	388,059	96,248
Income tax expense	705,400	3,713	709,113	-	709,113
Impairment loss	161,914	1,297	163,211	-	163,211

	As of June 30, 2015
	Wafer Fabrication	New Business	Subtotal	Adjustment and Elimination (Note)	Consolidated
Segment assets	$327,792,100	$7,845,898	$335,637,998	$(4,382,380)	$331,255,618
Segment liabilities	$104,362,218	$2,661,181	$107,023,399	$(150,268)	$106,873,131

	As of December 31, 2014
	Wafer Fabrication	New Business	Subtotal	Adjustment and Elimination (Note)	Consolidated
Segment assets	$304,022,185	$13,622,342	$317,644,527	$(4,398,879)	$313,245,648
Segment liabilities	$80,166,502	$8,096,635	$88,263,137	$(26,340)	$88,236,797

	As of June 30, 2014
	Wafer Fabrication	New Business	Subtotal	Adjustment and Elimination (Note)	Consolidated
Segment assets	$293,596,674	$15,878,277	$309,474,951	$(5,676,520)	$303,798,431
Segment liabilities	$80,189,630	$8,519,140	$88,708,770	$(23,080)	$88,685,690

Note: The adjustment primarily consisted of elimination entries for wafer fabrication segment’s investments in new business segment that was accounted for under the equity method.

ATTACHMENT 1 (Significant intercompany transactions between consolidated entities)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

For the six-month period ended June 30, 2015

	Related party	Counterparty	Relationship with the Company (Note 2)	Transactions
No. (Note 1)				Account	Amount	Terms (Note 3)	Percentage of consolidated operating revenues or consolidated total assets (Note 4)

0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP (USA)	1	Sales	$32,609,557	Net 60 days	43%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP (USA)	1	Accounts receivable	7,750,516	-	2%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP JAPAN	1	Sales	4,060,991	Net 60 days	5%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP JAPAN	1	Accounts receivable	1,521,402	-	0%
1	WAVETEK MICROELECTRONICS CORPORATION	UNITED MICROELECTRONICS CORPORATION	2	Sales	327,898	Net 30 days	0%
1	WAVETEK MICROELECTRONICS CORPORATION	UNITED MICROELECTRONICS CORPORATION	2	Accounts receivable	118,914	-	0%
2	HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.	UMC GROUP (USA)	3	Sales	317,403	Net 60 days	0%
2	HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.	UMC GROUP (USA)	3	Accounts receivable	97,337	-	0%

For the six-month period ended June 30, 2014

	Related party	Counterparty	Relationship with the Company (Note 2)	Transactions
No. (Note 1)				Account	Amount	Terms (Note 3)	Percentage of consolidated operating revenues or consolidated total assets (Note 4)

0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP (USA)	1	Sales	$26,795,564	Net 60 days	40%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP (USA)	1	Accounts receivable	7,358,265	-	2%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP JAPAN	1	Sales	2,587,967	Net 60 days	4%
0	UNITED MICROELECTRONICS CORPORATION	UMC GROUP JAPAN	1	Accounts receivable	1,313,760	-	0%

Note 1: UMC and its subsidiaries are coded as follows: 1. UMC is coded "0". 2. The subsidiaries are coded consecutively beginning from "1" in the order presented in the table above.
Note 2: Transactions are categorized as follows: 1. The holding company to subsidiary. 2. Subsidiary to holding company. 3. Subsidiary to subsidiary.
Note 3: The sales price to the above related parties was determined through mutual agreement based on the market conditions.
Note 4: The percentage with respect to the consolidated asset/liability for transactions of balance sheet items are based on each item's balance at period-end.
For profit or loss items, cumulative balances are used as basis.

ATTACHMENT 2 (Financing provided to others for the six-month period ended June 30, 2015)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

TERA ENERGY DEVELOPMENT CO., LTD.
													Collateral
No. (Note 1)	Lender	Counter-party	Financial statement account	Related Party	Maximum balance for the period	Ending balance	Actual amount provided	Interest rate	Nature of financing	Amount of sales to (purchases from) counter-party	Reason for financing	Allowance for doubtful accounts			Limit of financing amount for individual counter-party (Note2)	Limit of total financing amount (Note2)

													Item	Value
1	TERA ENERGY DEVELOPMENT CO., LTD.	TIPPING POINT ENERGY COC PPA SPE-1, LLC	Other receivables	No	$2,894	$2,894	$2,894	9.00%	Need for operating	$2,894	-	$2,894	None	$-	$74,314	$118,903
																.
NEXPOWER TECHNOLOGY CORPORATION
													Collateral
No. (Note 1)	Lender	Counter-party	Financial statement account	Related Party	Maximum balance for the period	Ending balance	Actual amount provided	Interest rate	Nature of financing	Amount of sales to (purchases from) counter-party	Reason for financing	Allowance for doubtful accounts			Limit of financing amount for individual counter-party (Note3)	Limit of total financing amount (Note3)

													Item	Value
1	NEXPOWER TECHNOLOGY CORPORATION	SOCIALNEX ITALIA 1 S.R.L.	Other receivables - related parties	Yes	$8,578	$-	$-	7.00%	Need for operating	$78,265	-	$-	None	$-	$78,265	$645,046
1	NEXPOWER TECHNOLOGY CORPORATION	SOCIALNEX ITALIA 1 S.R.L.	Other receivables - related parties	Yes	6,862	-	-	7.00%	The need for short-term financing	-	Business turnover	-	None	-	80,631	645,046

Note 1: The parent company and its subsidiaries are coded as follows:
(i) The parent company is coded "0".
(ii) The subsidiaries are coded consecutively beginning from "1" in the order presented in the table above.

Note 2: Limit of financing amount for individual counter-party including guarantee amount shall not exceed 25% of the lender's net assets value as of the period or the needed amount for operation, which is higher.

Limit of total financing amount shall not exceed 40% of the lender's net assets of value as of June 30, 2015.
Note 3: Limit of financing amount for individual counter-party shall not exceed 5% of the lender's net assets value as of the period or the needed amount for operation, which is lower.
Limit of total financing amount shall not exceed 40% of the lender's net assets of value as of June 30, 2015.

ATTACHMENT 3 (Endorsement/Guarantee provided to others for the six-month period ended June 30, 2015)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

No. (Note 1)	Endorsor/Guarantor	Receiving party		Limit of guarantee/endorsement amount for receiving party (Note 3)					Percentage of accumulated guarantee amount to net assets value from the latest financial statement	Limit of total guarantee/endorsement amount (Note 4)
		Company name	Releationship (Note 2)		Maximum balance for the period	Ending balance (Note 5)	Actual amount provided (Note 5)	Amount of collateral guarantee/endorsement
0	UNITED MICROELECTRONICS CORPORATION	NEXPOWER TECHNOLOGY CORPORATION	3	$11,033,736	$3,100,000	$1,700,000	$1,385,000	$-	0.77%	$44,134,945

NEXPOWER TECHNOLOGY CORPORATION

No. (Note 1)	Endorsor/Guarantor	Receiving party		Limit of guarantee/endorsement amount for receiving party (Note 3)					Percentage of accumulated guarantee amount to net assets value from the latest financial statement	Limit of total guarantee/endorsement amount (Note 6)
		Company name	Releationship (Note 2)		Maximum balance for the period	Ending balance	Actual amount provided	Amount of collateral guarantee/endorsement
1	NEXPOWER TECHNOLOGY CORPORATION	SOCIALNEX ITALIA 1 S.R.L.	2	$80,631	$19,137	$19,137	$19,137	$19,137	1.19%	$645,046

Note 1: The parent company and its subsidiaries are coded as follows:
1. The parent company is coded "0".
2. The subsidiaries are coded consecutively beginning from "1" in the order presented in the table above.

Note 2: According to the "Guidelines Governing the Preparation of Financial Reports by Securities Issuers" issued by the R.O.C. Securities and Futures Bureau, receiving parties should be disclosed as one of the following:

1. A company that has a business relationship with endorsor/guarantor.

2. A subsidary in which endorsor/guarantor holds directly over 50% of equity interest.

3. An investee in which endorsor/guarantor and its subsidiaries hold over 50% of equity interest.

4. An investor which holds directly or indirectly over 50% of equity interest of endorsor/guarantor.

5. A company that has provided guarantees to endorsor/guarantor, and vice versa, due to contractual requirements.

6. An investee in which endorsor/guarantor conjunctly invests with other shareholders, and for which endorsor/guarantor has provided endorsement/guarantee in proportion to its shareholding percentage.

Note 3: The amount of guarantees/endorsements shall not exceed 20% of the net worth of endorsor/guarantor; and the ceilings on the amount of guarantees/endorsements for any single entity are as follows:

1. The amount of guarantees/endorsements for any single entity shall not exceed 5% of net worth of endorsor/guarantor.

2. The amount of guarantees/endorsements for a company which endorsor/guarantor does business with, except the ceiling rules abovementioned shall not exceed the needed amounts arising from business dealings which is the higher amount of total sales or purchase transactions between endorsor/guarantor and the receiving party.

The aggregate amount of guarantees/endorsements that the Company as a whole is permitted to make shall not exceed 40% of the Company's net worth, and the aggregate amount of guarantees/endorsements for any single entity shall not exceed 20% of the Company's net worth.
Note 4: Limit of total guaranteed/endorsed amount shall not exceed 20% of UMC's net assets value as of June 30, 2015.

Note 5: On December 24, 2014, the board of directors resolved to provide endorsement to NEXPOWER TECHNOLOGY CORPORATION's (NEXPOWER) syndicated loan from banks including Bank of Taiwan for the amount up to

NT$1,700 million.
As of June 30, 2015, actual amount provided was NT$1,385 million.
Note 6: Limit of total guaranteed/endorsed amount shall not exceed 40% of NEXPOWER's net assets value as of June 30, 2015.

ATTACHMENT 4 (Securities held as of June 30, 2015) (Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Bonds	CATHAY FINANCIAL HOLDING CO., LTD.	-	Financial assets at fair value through profit or loss, current	380	$385,183	-	$385,183	None
Stock	ACTION ELECTRONICS CO., LTD.	-	Financial assets at fair value through profit or loss, current	18,182	91,638	6.44	91,638	None
Stock	MICRONAS SEMICONDUCTOR HOLDING AG	-	Financial assets at fair value through profit or loss, current	1,600	161,600	1.22	161,600	None
Stock	KING YUAN ELECTRONICS CO., LTD.	-	Financial assets at fair value through profit or loss, current	2,675	72,091	0.22	72,091	None
Stock	SILICON INTEGRATED SYSTEMS CORP.	The Company's director	Available-for-sale financial assets, noncurrent	120,892	767,664	19.70	767,664	None
Stock	UNIMICRON HOLDING LIMITED	-	Available-for-sale financial assets, noncurrent	20,000	646,800	17.67	646,800	None
Stock	UNITED FU SHEN CHEN TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	17,511	-	15.75	-	None
Stock	UNIMICRON TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	196,136	3,108,756	12.75	3,108,756	None
Stock	HOLTEK SEMICONDUCTOR INC.	-	Available-for-sale financial assets, noncurrent	25,944	1,280,349	11.47	1,280,349	None
Stock	ASIA PACIFIC MICROSYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	14,857	73,394	11.01	73,394	None
Stock	MIE FUJITSU SEMICONDUCTOR LIMITED	-	Available-for-sale financial assets, noncurrent	10,000	1,254,000	9.28	1,254,000	None
Stock	ITE TECH. INC.	-	Available-for-sale financial assets, noncurrent	13,960	462,075	8.84	462,075	None
Stock	UNITED INDUSTRIAL GASES CO., LTD.	-	Available-for-sale financial assets, noncurrent	16,680	1,340,047	7.66	1,340,047	None
Stock	PROMOS TECHNOLOGIES INC.	-	Available-for-sale financial assets, noncurrent	164,990	-	6.49	-	None
Stock	AMIC TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	5,627	-	4.71	-	None
Stock	SUBTRON TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	12,521	131,968	4.23	131,968	None
Stock	NOVATEK MICROELECTRONICS CORP.	-	Available-for-sale financial assets, noncurrent	16,445	2,450,243	2.70	2,450,243	None
Stock	KING YUAN ELECTRONICS CO., LTD.	-	Available-for-sale financial assets, noncurrent	23,158	624,100	1.94	624,100	None
Stock	EPISTAR CORP.	-	Available-for-sale financial assets, noncurrent	10,715	441,993	0.97	441,993	None
Stock	TOPOINT TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,315	33,932	0.83	33,932	None
Stock-Preferred stock	TAIWAN HIGH SPEED RAIL CORP.	-	Available-for-sale financial assets, noncurrent	30,000	300,000	-	300,000	None
Stock	PIXTECH, INC.	-	Financial assets measured at cost, noncurrent	9,883	-	17.63	Note	None
Stock	OCTTASIA INVESTMENT HOLDING INC.	-	Financial assets measured at cost, noncurrent	6,692	196,071	9.29	Note	None
Stock	EMIVEST AEROSPACE CORP.	-	Financial assets measured at cost, noncurrent	1,124	-	1.50	Note	None
Stock-Preferred stock	MTIC HOLDINGS PTE. LTD.	-	Financial assets measured at cost, noncurrent	12,000	263,460	-	N/A	None
Stock-Preferred stock	TONBU, INC.	-	Financial assets measured at cost, noncurrent	938	-	-	N/A	None

ATTACHMENT 4 (Securities held as of June 30, 2015) (Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock-Preferred stock	AETAS TECHNOLOGY INC.	-	Financial assets measured at cost, noncurrent	1,166	$-	-	N/A	None
Stock-Preferred stock	TASHEE GOLF & COUNTRY CLUB	-	Financial assets measured at cost, noncurrent	0	60	-	N/A	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of June 30, 2015.

FORTUNE VENTURE CAPITAL CORP.

				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	CLIENTRON CORP.	-	Available-for-sale financial assets, noncurrent	14,060	$309,561	19.53	$309,561	None
Stock	ACT GENOMICS CO., LTD.	-	Available-for-sale financial assets, noncurrent	3,600	45,000	14.17	45,000	None
Stock	OCULON OPTOELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	1,947	-	11.73	-	None
Stock	BCOM ELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	1,572	10,886	11.73	10,886	None
Stock	EVERGLORY RESOURCE TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	2,500	18,201	10.23	18,201	None
Stock	UWIZ TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,530	90,102	9.14	90,102	None
Stock	ADVANCE MATERIALS CORP.	-	Available-for-sale financial assets, noncurrent	11,910	109,087	8.67	109,087	None
Stock	AREC INC.	-	Available-for-sale financial assets, noncurrent	1,109	15,080	8.34	15,080	None
Stock	AWISE FIBER TECH.CO.,LTD.	-	Available-for-sale financial assets, noncurrent	1,519	2,628	8.31	2,628	None
Stock	ELE-CON TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	2,530	33,270	7.83	33,270	None
Stock	BORA PHARMACEUTICALS CO., LTD. (formerly BORA CORP.)	-	Available-for-sale financial assets, noncurrent	1,700	199,410	7.57	199,410	None
Stock	SHIN-ETSU HANDOTAI TAIWAN CO., LTD.	-	Available-for-sale financial assets, noncurrent	10,500	105,000	7.00	105,000	None
Stock	EXCELLENCE OPTOELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	8,529	85,291	6.62	85,291	None
Stock	CANDMARK ELECTROPTICS CO., LTD. (formerly CANDMARK ENTERPRISE CO., LTD.)	-	Available-for-sale financial assets, noncurrent	3,801	81,150	5.28	81,150	None
Stock	ACTI CORP.	-	Available-for-sale financial assets, noncurrent	1,968	49,194	5.25	49,194	None
Stock	MERIDIGEN BIOTECH CO., LTD.	-	Available-for-sale financial assets, noncurrent	3,300	66,000	5.01	66,000	None
Stock	ANDES TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	1,732	97,879	4.86	97,879	None
Stock	LUMITEK CORP.	-	Available-for-sale financial assets, noncurrent	1,785	-	4.81	-	None
Stock	AMOD TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	358	9,234	4.33	9,234	None
Stock	SOLID STATE SYSTEM CO., LTD.	-	Available-for-sale financial assets, noncurrent	3,000	91,650	4.23	91,650	None
Stock	LUMINESCENCE TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	524	18,328	4.16	18,328	None
Stock	WALTOP INTERNATIONAL CORP.	-	Available-for-sale financial assets, noncurrent	1,275	9,107	4.02	9,107	None
Stock	MOBILE DEVICES INC.	-	Available-for-sale financial assets, noncurrent	2,309	-	3.96	-	None

ATTACHMENT 4 (Securities held as of June 30, 2015) (Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

FORTUNE VENTURE CAPITAL CORP.

				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	PRIMESENSOR TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	1,225	$5,502	3.93	$5,502	None
Stock	DAWNING LEADING TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	10,133	141,862	3.78	141,862	None
Stock	SUBTRON TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	10,129	106,757	3.43	106,757	None
Stock	TOPOINT TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,907	126,596	3.08	126,596	None
Stock	MOTECH INDUSTRIES INC.	-	Available-for-sale financial assets, noncurrent	11,894	435,314	2.44	435,314	None
Stock	SUPERALLOY INDUSTRIAL CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,603	589,153	2.31	589,153	None
Stock	LICO TECHNOLOGY CORP.	-	Available-for-sale financial assets, noncurrent	2,520	-	2.03	-	None
Stock	CRYSTALWISE TECHNOLOGY INC.	-	Available-for-sale financial assets, noncurrent	4,210	79,987	2.01	79,987	None
Stock	ALL-STARS XMI LTD.	-	Available-for-sale financial assets, noncurrent	7	212,947	1.37	212,947	None
Stock	WIESON TECHNOLOGIES CO., LTD.	-	Available-for-sale financial assets, noncurrent	842	12,265	1.27	12,265	None
Stock	NIEN MADE ENTERPRISE CO., LTD.	-	Available-for-sale financial assets, noncurrent	2,698	444,012	1.19	444,012	None
Stock	POWERTEC ENERGY CORP.	-	Available-for-sale financial assets, noncurrent	18,700	72,743	1.10	72,743	None
Stock	HIGH POWER OPTOELECTRONICS, INC.	-	Available-for-sale financial assets, noncurrent	1,530	-	0.53	-	None
Stock	ASIA PACIFIC MICROSYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	475	2,344	0.35	2,344	None
Stock	GLOBALWAFERS CO., LTD.	-	Available-for-sale financial assets, noncurrent	784	69,374	0.22	69,374	None
Stock	UNITED MICROELECTRONICS CORP.	Parent company	Available-for-sale financial assets, noncurrent	16,079	209,828	0.13	209,828	None
Stock	DARCHUN VENTURE CORP.	-	Financial assets measured at cost, noncurrent	3,335	33,345	19.65	Note	None
Stock	GOLDEN TECHNOLOGY VENTURE CAPITAL INVESTMENT CORP.	-	Financial assets measured at cost, noncurrent	766	587	10.67	Note	None
Stock	RISELINK VENTURE CAPITAL CORP.	-	Financial assets measured at cost, noncurrent	5,398	50,618	6.67	Note	None
Stock	PARAWIN VENTURE CAPITAL CORP.	-	Financial assets measured at cost, noncurrent	3,600	27,896	5.00	Note	None
Stock	IBT VENTURE CORP.	-	Financial assets measured at cost, noncurrent	193	450	3.81	Note	None
Stock	ANIMATION TECHNOLOGIES INC.	-	Financial assets measured at cost, noncurrent	265	-	3.16	Note	None
Stock	FIRST INTERNATIONAL TELECOM CORP.	-	Financial assets measured at cost, noncurrent	4,610	-	1.02	Note	None
Fund	IGLOBE PARTNERS FUND, L.P.	-	Financial assets measured at cost, noncurrent	-	12,092	-	N/A	None
Stock-Preferred stock	AEVOE INTERNATIONAL LTD.	-	Financial assets measured at cost, noncurrent	4,170	181,286	-	N/A	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of June 30, 2015.

ATTACHMENT 4 (Securities held as of June 30, 2015) (Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

TLC CAPITAL CO., LTD.

				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Convertible bonds	EASOU HOLDINGS COMPANY LIMITED (formerly YETI GROUP LTD.)	-	Financial assets at fair value through profit or loss, current	-	$101,899	-	$101,899	None
Convertible bonds	WINKING ENTERTAINMENT LTD.	-	Financial assets at fair value through profit or loss, noncurrent	-	43,705	-	43,705	None
Convertible bonds	HIGHLANDER FINANCIAL GROUP CO., LTD.	-	Financial assets at fair value through profit or loss, noncurrent	-	77,000	-	77,000	None
Stock	BEAUTY ESSENTIALS INTERNATIONAL LTD.	-	Available-for-sale financial assets, noncurrent	150,500	278,124	15.65	278,124	None
Stock	SUPERALLOY INDUSTRIAL CO., LTD.	-	Available-for-sale financial assets, noncurrent	9,804	1,254,896	4.93	1,254,896	None
Stock	ACTI CORP.	-	Available-for-sale financial assets, noncurrent	1,500	37,500	4.00	37,500	None
Stock	CANDMARK ELECTROPTICS CO., LTD. (formerly CANDMARK ENTERPRISE CO., LTD.)	-	Available-for-sale financial assets, noncurrent	2,772	59,188	3.85	59,188	None
Stock	ASIA PACIFIC MICROSYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	4,086	20,183	3.03	20,183	None
Stock	WIESON TECHNOLOGIES CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,775	25,849	2.67	25,849	None
Stock	COLAND HOLDINGS LTD.	-	Available-for-sale financial assets, noncurrent	1,344	86,676	1.72	86,676	None
Stock	SIMPLO TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	4,110	587,702	1.33	587,702	None
Stock	NIEN MADE ENTERPRISE CO., LTD.	-	Available-for-sale financial assets, noncurrent	2,698	444,012	1.19	444,012	None
Stock	TOPOINT TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,859	47,956	1.17	47,956	None
Stock	ALL-STARS XMI LTD.	-	Available-for-sale financial assets, noncurrent	6	183,959	1.17	183,959	None
Stock	POWERTEC ENERGY CORP.	-	Available-for-sale financial assets, noncurrent	18,700	72,743	1.10	72,743	None
Stock	TXC CORP.	-	Available-for-sale financial assets, noncurrent	1,978	78,823	0.64	78,823	None
Stock	MONTAGE TECHNOLOGY GLOBAL HOLDINGS, LTD.	-	Available-for-sale financial assets, noncurrent	125	89,516	0.41	89,516	None
Stock	GLOBALWAFERS CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,084	95,906	0.31	95,906	None
Stock	MOTECH INDUSTRIES INC.	-	Available-for-sale financial assets, noncurrent	1,085	39,698	0.22	39,698	None
Stock	CHIPMOS TECHNOLOGIES INC.	-	Available-for-sale financial assets, noncurrent	1,373	56,293	0.16	56,293	None
Stock	CHUNGHWA TELECOM CO., LTD.	-	Available-for-sale financial assets, noncurrent	2,015	198,276	0.03	198,276	None
Stock	KU6 MEDIA CO., LTD.	-	Available-for-sale financial assets, noncurrent	0.078	-	0.00	-	None
Stock-Preferred stock	HIGHLANDER FINANCIAL GROUP CO., LTD.	-	Available-for-sale financial assets, noncurrent	16,663	154,000	-	154,000	None
Stock-Preferred stock	X2 POWER TECHNOLOGIES LIMITED	-	Available-for-sale financial assets, noncurrent	22,500	69,300	-	69,300	None
Stock	WINKING ENTERTAINMENT LTD.	-	Financial assets measured at cost, noncurrent	1,461	12,996	-	Note	None
Stock-Preferred stock	TOUCH MEDIA INTERNATIONAL HOLDINGS	-	Financial assets measured at cost, noncurrent	7,575	293,729	-	N/A	None
Stock-Preferred stock	EASOU HOLDINGS COMPANY LIMITED (formerly YETI GROUP LTD.)	-	Financial assets measured at cost, noncurrent	14,356	265,326	-	N/A	None
Stock-Preferred stock	WINKING ENTERTAINMENT LTD.	-	Financial assets measured at cost, noncurrent	4,971	198,222	-	N/A	None
Stock-Preferred stock	ALO7.COM LTD.	-	Financial assets measured at cost, noncurrent	2,606	183,678	-	N/A	None
Stock-Preferred stock	IMO, INC.	-	Financial assets measured at cost, noncurrent	8,519	150,266	-	N/A	None
Stock-Preferred stock	YOUJIA GROUP LTD.	-	Financial assets measured at cost, noncurrent	2,685	105,016	-	N/A	None
Stock-Preferred stock	ADWO MEDIA HOLDINGS LTD.	-	Financial assets measured at cost, noncurrent	6,664	109,821	-	N/A	None
Stock-Preferred stock	IAPPPAY TECHNOLOGY LTD.	-	Financial assets measured at cost, noncurrent	1,004	103,355	-	N/A	None
Fund	H&QAP GREATER CHINA GROWTH FUND, L.P.	-	Financial assets measured at cost, noncurrent	-	24,947	-	N/A	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of June 30, 2015.

ATTACHMENT 4 (Securities held as of June 30, 2015) (Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITRUTH INVESTMENT CORP.

				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value	Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	OCULON OPTOELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	1,288	$-	7.77	$-	None
Stock	BCOM ELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	1,030	7,130	7.68	7,130	None
Stock	AREC INC.	-	Available-for-sale financial assets, noncurrent	986	13,404	7.41	13,404	None
Stock	UWIZ TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	3,410	67,818	6.88	67,818	None
Stock	AWISE FIBER TECH.CO.,LTD.	-	Available-for-sale financial assets, noncurrent	1,089	1,883	5.95	1,883	None
Stock	EXCELLENCE OPTOELECTRONICS INC.	-	Available-for-sale financial assets, noncurrent	6,374	63,739	4.94	63,739	None
Stock	EVERGLORY RESOURCE TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,200	8,736	4.91	8,736	None
Stock	ADVANCE MATERIALS CORP.	-	Available-for-sale financial assets, noncurrent	6,039	55,311	4.39	55,311	None
Stock	AMOD TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	314	8,101	3.80	8,101	None
Stock	ELE-CON TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,190	15,654	3.69	15,654	None
Stock	CANDMARK ELECTROPTICS CO., LTD. (formerly CANDMARK ENTERPRISE CO., LTD.)	-	Available-for-sale financial assets, noncurrent	2,037	43,497	2.83	43,497	None
Stock	TAIWANJ PHARMACEUTICALS CO., LTD.	-	Available-for-sale financial assets, noncurrent	1,000	21,460	2.22	21,460	None
Stock	WALTOP INTERNATIONAL CORP.	-	Available-for-sale financial assets, noncurrent	687	4,906	2.17	4,906	None
Stock	ACTI CORP.	-	Available-for-sale financial assets, noncurrent	752	18,789	2.01	18,789	None
Stock	LUMITEK CORP.	-	Available-for-sale financial assets, noncurrent	683	-	1.84	-	None
Stock	MOBILE DEVICES INC.	-	Available-for-sale financial assets, noncurrent	300	-	0.51	-	None
Stock	WIESON TECHNOLOGIES CO., LTD.	-	Available-for-sale financial assets, noncurrent	266	3,866	0.40	3,866	None
Stock	SUPERALLOY INDUSTRIAL CO., LTD.	-	Available-for-sale financial assets, noncurrent	583	74,609	0.29	74,609	None
Stock	HIGH POWER OPTOELECTRONICS, INC.	-	Available-for-sale financial assets, noncurrent	510	-	0.18	-	None
Stock	ASIA PACIFIC MICROSYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	247	1,219	0.18	1,219	None
Stock	NIEN MADE ENTERPRISE CO., LTD.	-	Available-for-sale financial assets, noncurrent	284	46,738	0.13	46,738	None
Stock	CLIENTRON CORP.	-	Available-for-sale financial assets, noncurrent	80	1,761	0.11	1,761	None
Stock	MOTECH INDUSTRIES INC.	-	Available-for-sale financial assets, noncurrent	469	17,173	0.10	17,173	None

ATTACHMENT 4 (Securities held as of June 30, 2015) (Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UMC CAPITAL CORP.

				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value		Percentage of ownership (%)	Fair value/ Net assets value		Shares as collateral (thousand)
Capital	TRANSLINK MANAGEMENT III, L.L.C.	-	Available-for-sale financial assets, noncurrent	-	USD	49	16.00	USD	49	None
Stock	ALL-STARS SP IV LTD.	-	Available-for-sale financial assets, noncurrent	7	USD	6,500	6.01	USD	6,500	None
Fund	STORM VENTURES FUND V, L.P.	-	Available-for-sale financial assets, noncurrent	-	USD	330	1.69	USD	330	None
Stock	MOBILE IRON, INC.	-	Available-for-sale financial assets, noncurrent	1,205	USD	7,118	1.54	USD	7,118	None
Stock	ALL-STARS XMI LTD.	-	Available-for-sale financial assets, noncurrent	7	USD	6,968	1.37	USD	6,968	None
American Depositary Shares	CHUNGHWA TELECOM CO., LTD.	-	Available-for-sale financial assets, noncurrent	200	USD	6,378	0.03	USD	6,378	None
Stock-Preferred stock	CNEX LABS, INC.	-	Available-for-sale financial assets, noncurrent	2,495	USD	4,350	-	USD	4,350	None
Stock-Preferred stock	GLYMPSE, INC.	-	Available-for-sale financial assets, noncurrent	1,159	USD	4,000	-	USD	4,000	None
Stock-Preferred stock	ATSCALE, INC.	-	Available-for-sale financial assets, noncurrent	4,374	USD	2,500	-	USD	2,500	None
Stock-Preferred stock	INEDA SYSTEMS, INC.	-	Available-for-sale financial assets, noncurrent	6,545	USD	6,000	-	USD	6,000	None
Stock	OCTTASIA INVESTMENT HOLDING INC.	-	Financial assets measured at cost, noncurrent	7,035	USD	7,035	-		Note	None
Stock	CIPHERMAX, INC.	-	Financial assets measured at cost, noncurrent	95		-	-		Note	None
Stock-Preferred stock	GCT SEMICONDUCTOR, INC.	-	Financial assets measured at cost, noncurrent	175	USD	1,000	-		N/A	None
Stock-Preferred stock	FORTEMEDIA, INC.	-	Financial assets measured at cost, noncurrent	12,241	USD	5,828	-		N/A	None
Stock-Preferred stock	SIFOTONICS TECHNOLOGIES CO., LTD.	-	Financial assets measured at cost, noncurrent	3,500	USD	3,000	-		N/A	None
Stock-Preferred stock	NEVO ENERGY, INC. (formerly SOLARGEN ENERGY INC.)	-	Financial assets measured at cost, noncurrent	4,980	USD	4,980	-		N/A	None
Stock-Preferred stock	TRILLIANT HOLDINGS, INC.	-	Financial assets measured at cost, noncurrent	4,000	USD	5,000	-		N/A	None
Stock-Preferred stock	SWIFTSTACK, INC.	-	Financial assets measured at cost, noncurrent	2,140	USD	3,208	-		N/A	None
Stock-Preferred stock	THISMOMENT, INC.	-	Financial assets measured at cost, noncurrent	4,064	USD	4,008	-		N/A	None
Stock-Preferred stock	NEXENTA SYSTEMS, INC.	-	Financial assets measured at cost, noncurrent	3,525	USD	4,019	-		N/A	None
Stock-Preferred stock	ALPINE ANALYTICS, INC.	-	Financial assets measured at cost, noncurrent	1,749	USD	4,500	-		N/A	None
Stock-Preferred stock	CLOUDWORDS, INC.	-	Financial assets measured at cost, noncurrent	4,191	USD	5,000	-		N/A	None
Stock-Preferred stock	ZYLOGIC SEMICONDUCTOR CORP.	-	Financial assets measured at cost, noncurrent	750		-	-		N/A	None
Stock-Preferred stock	WISAIR, INC.	-	Financial assets measured at cost, noncurrent	173		-	-		N/A	None
Stock-Preferred stock	EAST VISION TECHNOLOGY LTD.	-	Financial assets measured at cost, noncurrent	2,770		-	-		N/A	None
Stock-Preferred stock	EV2 HOLDINGS, INC. (formerly ENVERV, INC.)	-	Financial assets measured at cost, noncurrent	1,621		-	-		N/A	None
Fund	VENGLOBAL CAPITAL FUND III, L.P.	-	Financial assets measured at cost, noncurrent	-	USD	651	-		N/A	None
Fund	TRANSLINK CAPITAL PARTNERS II, L.P.	-	Financial assets measured at cost, noncurrent	-	USD	2,575	-		N/A	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of June 30, 2015.

ATTACHMENT 4 (Securities held as of June 30, 2015) (Excluding subsidiaries, associates and joint ventures)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UMC NEW BUSINESS INVESTMENT CORP.
				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value		Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	SOLARGATE TECHNOLOGY CORPORATION	-	Available-for-sale financial assets, noncurrent	957		$-	15.94	$-	None
Stock	WIN WIN PRECISION TECHNOLOGY CO., LTD.	-	Available-for-sale financial assets, noncurrent	3,150		39,060	6.93	39,060	None
Stock	MOTECH INDUSTRIES, INC.	-	Available-for-sale financial assets, noncurrent	28,498		1,043,043	5.85	1,043,043	None
Stock	LICO TECHNOLOGY CORPORATION	-	Available-for-sale financial assets, noncurrent	4,089		-	3.29	-	None
Stock	POWERTEC ENERGY CORPORATION	-	Available-for-sale financial assets, noncurrent	10,000		38,900	0.59	38,900	None
Fund	PAMIRS FUND SEGREGATED PORTFOLIO II	-	Available-for-sale financial assets, noncurrent	-		68,040	-	68,040	None

TERA ENERGY DEVELOPMENT CO., LTD.
				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value		Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	TIAN TAI YI ENERGY CO., LTD.	-	Financial assets measured at cost-noncurrent	437		$4,367	5.56	Note	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of June 30, 2015.

EVERRICH (SHANDONG) ENERGY CO., LTD.
				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value		Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Capital	GOLMUD SOLARGIGA ENERGY ELECTRIC POWER CO., LTD.	-	Financial assets measured at cost, noncurrent	-	RMB	10,000	10.00	Note	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of June 30, 2015.

NEXPOWER TECHNOLOGY CORPORATION
				June 30, 2015
Type of securities	Name of securities	Relationship	Financial statement account	Units (thousand)/ bonds/ shares (thousand)	Book value		Percentage of ownership (%)	Fair value/ Net assets value	Shares as collateral (thousand)
Stock	PACIFIC-GREEN INTEGRATED TECHNOLOGY INC.	-	Financial assets measured at cost-noncurrent	54		$3,244	18.00	Note	None

Note : The net assets values for unlisted investees classified as "Financial assets measured at cost, noncurrent" were not available as of June 30, 2015.

ATTACHMENT 5 (Individual securities acquired or disposed of with accumulated amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the six-month period ended June 30, 2015)

(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION
Type of securities	Name of the securities	Financial statement account	Counter-party	Relationship	Beginning balance		Addition			Disposal				Ending balance
					Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)	Units (thousand)/ bonds/ shares (thousand)	Amount		Units (thousand)/ bonds/ shares (thousand)	Amount	Cost	Gain (Loss) from disposal	Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)
Stock	MIE FUJITSU SEMICONDUCTOR LIMITED	Available-for-sale financial assets, noncurrent	Purchase of newly issued shares	-	-	$-	10,000		$1,331,000	-	$-	$-	$-	10,000		$1,254,000
Stock	WAVETEK MICROELECTRONICS CORPORATION	Investments accounted for under the equity method	Purchase of newly issued shares	Subsidiary	80,683	456,760	45,547		455,470	-	-	-	-	126,230		681,665 (Note 2)

Note 1 : The amounts of beginning and ending balances of available for sale financial assets are recorded at the prevailing market prices. The amounts of beginning and ending balances of investments accounted for under the equity method include adjustment under the equity method.

Note 2 : The ending balance includes share of income of associates and joint ventures of NT$(36,997) thousand, retained earnings adjustment under equity method of NT$(3,794) thousand, additional paid-in capital adjustment under equity method of NT$25,033 thousand, exchange differences on translation of foreign operations adjustment under equity method of NT$(41) thousand, and related party unrealized gain of NT$214,766 thousand.

FORTUNE VENTURE CAPITAL CORP.
Type of securities	Name of the securities (Note 3)	Financial statement account	Counter-party	Relationship	Beginning balance		Addition			Disposal				Ending balance
					Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)	Units (thousand)/ bonds/ shares (thousand)	Amount		Units (thousand)/ bonds/ shares (thousand)	Amount	Cost (Note 2)	Gain (Loss) from disposal	Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)
Stock	TOPCELL SOLAR INTERNATIONAL CO., LTD.	Non-current assets held for sale	MOTECH INDUSTRIES, INC.	-	71,363	$367,118	-		$-	71,363	$424,015	$337,522	$86,493	-		$-
Stock	MOTECH INDUSTRIES, INC.	Available-for-sale financial assets, noncurrent	MOTECH INDUSTRIES, INC.	-	-	-	11,894		424,015	-	-	-	-	11,894		435,314

Note 1 : The amounts of beginning and ending balances of available for sale financial assets are recorded at the prevailing market prices. The beginning and ending balances of non-current assets held for sale were the lower of book value and the fair value less cost to sale.
Note 2 : The disposal cost was the lower of book value and the fair value less cost to sale.
Note 3 : On June 1, 2015, TOPCELL SOLAR INTERNATIONAL CO., LTD. was merged with MOTECH INDUSTRIES, INC. (MOTECH) and MOTECH was the surviving company.

HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.
Type of securities	Name of the securities	Financial statement account	Counter-party	Relationship	Beginning balance		Addition			Disposal				Ending balance
					Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)	Units (thousand)/ bonds/ shares (thousand)	Amount		Units (thousand)/ bonds/ shares (thousand)	Amount	Cost	Gain (Loss) from disposal	Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)
Capital	UNITED SEMICONDUCTOR (XIAMEN) CO., LTD.	Investments accounted for under the equity method	Purchase of newly issued shares	Subsidiary	-	$-	-	USD	100,000	-	$-	$-	$-	-	USD	98,489 (Note 2)

Note 1 : The amounts of beginning and ending balances of investments accounted for under the equity method include adjustment under the equity method.

Note 2 : The ending balance includes share of lose of associates and joint ventures of USD (99) thousand, additional paid-in capital adjustment under equity method of USD 6 thousand and exchange differences on translation of foreign operations adjustment under equity method of USD (1,418) thousand.

UMC NEW BUSINESS INVESTMENT CORP.
Type of securities	Name of the securities (Note 3)	Financial statement account	Counter-party	Relationship	Beginning balance		Addition			Disposal				Ending balance
					Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)	Units (thousand)/ bonds/ shares (thousand)	Amount		Units (thousand)/ bonds/ shares (thousand)	Amount	Cost (Note 2)	Gain (Loss) from disposal	Units (thousand)/ bonds/ shares (thousand)	Amount (Note 1)
Stock	TOPCELL SOLAR INTERNATIONAL CO., LTD.	Non-current assets held for sale	MOTECH INDUSTRIES, INC.	-	170,931	$837,934	-		$-	170,931	$1,015,614	$767,046	$248,568	-		$-
Stock	MOTECH INDUSTRIES, INC.	Available-for-sale financial assets, noncurrent	MOTECH INDUSTRIES, INC./Open market	-	-	-	28,498		1,016,060	-	-	-	-	28,498		1,043,043

Note 1 : The amounts of beginning and ending balances of available for sale financial assets are recorded at the prevailing market prices. The beginning and ending balances of non-current assets held for sale were the lower of book value and the fair value less cost to sale.
Note 2 : The disposal cost was the lower of book value and the fair value less cost to sale.

Note 3 : On June 1, 2015, TOPCELL SOLAR INTERNATIONAL CO., LTD. was merged with MOTECH INDUSTRIES, INC. (MOTECH) and MOTECH was the surviving company. Besides, purchased 10 thousands of MOTECH's shares from open market.

ATTACHMENT 6 (Acquisition of individual real estate with amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the six-month period ended June 30, 2015)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION
						Where counter-party is a related party, details of prior transactions
Name of properties	Transaction date	Transaction amount	Payment status	Counter-party	Relationship	Former holder of property	Relationship between former holder and acquirer of property	Date of transaction	Transaction amount	Price reference	Date of acquisition and status of utilization	Other commitments
Dormitory	2015.03.09	$432,190	By the construction progress	YIH SHIN CONSTRUCTION CO., LTD.	Third party	N/A	N/A	N/A	N/A	Open Bidding	Employee Dormitory	None

UNITED SEMICONDUCTOR (XIAMEN) CO., LTD.
						Where counter-party is a related party, details of prior transactions
Name of properties	Transaction date	Transaction amount	Payment status	Counter-party	Relationship	Former holder of property	Relationship between former holder and acquirer of property	Date of transaction	Transaction amount	Price reference	Date of acquisition and status of utilization	Other commitments
Fab	2015.03.20	RMB 193,000	By the construction progress	FUJIAN TUNG KANG STEEL CO., LTD.	Third Party	N/A	N/A	N/A	N/A	Open Bidding	Manufacturing purpose	None
Fab	2015.04.10	RMB 846,545	By the construction progress	CHINA CONSTRUCTION SECOND ENGINEERING BUREAU LTD.	Third Party	N/A	N/A	N/A	N/A	Open Bidding	Manufacturing purpose	None
Fab	2015.05.18	RMB 1,745,359	By the construction progress	L&K ENGINEERING (SUZHOU) CO.,LTD.	Third Party	N/A	N/A	N/A	N/A	Open Bidding	Manufacturing purpose	None

ATTACHMENT 7 (Disposal of individual real estate with amount exceeding the lower of NT$300 million or 20 percent of the capital stock for the six-month period ended June 30, 2015)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

Names of properties	Transaction date	Date of original acquisition	Book value	Transaction amount	Status of proceeds collection	Gain (Loss) from disposal	Counter-party	Relationship	Reason of disposal	Price reference	Other commitments
None

ATTACHMENT 8 ( Related party transactions for purchases and sales amounts exceeding the lower of NT$100 million or 20 percent of capital stock for the six-month period ended June 30, 2015)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)			Note
Counter-party	Relationship	Purchases (Sales)	Amount		Percentage of total purchases (sales)	Term	Unit price	Term	Balance		Percentage of total receivables (payable)
UMC GROUP (USA)	Subsidiary	Sales		$32,609,557	48%	Net 60 Days	N/A	N/A		$7,750,516	38%
UMC GROUP JAPAN	Subsidiary	Sales		4,060,991	6%	Net 60 Days	N/A	N/A		1,521,402	7%
FARADAY TECHNOLOGY CORPORATION	Associate	Sales		185,305	0%	Net 45 Days	N/A	N/A		201,114	1%

UMC GROUP (USA)

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)			Note
Counter-party	Relationship	Purchases (Sales)	Amount		Percentage of total purchases (sales)	Term	Unit price	Term	Balance		Percentage of total receivables (payable)
UNITED MICROELECTRONICS CORPORATION	Parent company	Purchases	USD	1,047,476	99%	Net 60 Days	N/A	N/A	USD	251,440	99%
HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.	Associate	Purchases	USD	10,146	1%	Net 60 Days	N/A	N/A	USD	3,160	1%

UMC GROUP JAPAN

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)			Note
Counter-party	Relationship	Purchases (Sales)	Amount		Percentage of total purchases (sales)	Term	Unit price	Term	Balance		Percentage of total receivables (payable)
UNITED MICROELECTRONICS CORPORATION	Parent company	Purchases	JPY	15,302,083	98%	Net 60 Days	N/A	N/A	JPY	6,050,221	98%

ATTACHMENT 8 ( Related party transactions for purchases and sales amounts exceeding the lower of NT$100 million or 20 percent of capital stock for the six-month period ended June 30, 2015)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)			Note
Counter-party	Relationship	Purchases (Sales)	Amount		Percentage of total purchases (sales)	Term	Unit price	Term	Balance		Percentage of total receivables (payable)
UMC GROUP (USA)	Associate	Sales	USD	10,146	7%	Net 60 Days	N/A	N/A	USD	3,160	6%

WAVETEK MICROELECTRONICS CORPORATION

		Transactions					Details of non-arm's length transaction		Notes and accounts receivable (payable)			Note
Counter-party	Relationship	Purchases (Sales)	Amount		Percentage of total purchases (sales)	Term	Unit price	Term	Balance		Percentage of total receivables (payable)
UNITED MICROELECTRONICS CORPORATION	Parent company	Sales		$327,898	50%	Net 30 Days	N/A	N/A		$118,914	56%

ATTACHMENT 9 (Receivables from related parties with amounts exceeding the lower of NT$100 million or 20 percent of capital stock as of June 30, 2015)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION

		Ending balance				Turnover rate (times)	Overdue receivables		Amount received in subsequent period	Allowance for doubtful accounts

Counter-party	Relationship	Notes receivable	Accounts receivable	Other receivables	Total		Amount	Collection status
UMC GROUP (USA)	Subsidiary	$-	$7,750,516	$28	$7,750,544	8.73	$-	-	$3,617,374	$8,137
UMC GROUP JAPAN	Subsidiary	-	1,521,402	7	1,521,409	5.96	94,185	Collection in subsequent period	481,499	-
FARADAY TECHNOLOGY CORPORATION	Associate	-	201,114	13	201,127	3.69	-	-	-	-

WAVETEK MICROELECTRONICS CORPORATION

		Ending balance				Turnover rate (times)	Overdue receivables		Amount received in subsequent period	Allowance for doubtful accounts

Counter-party	Relationship	Notes receivable	Accounts receivable	Other receivables	Total		Amount	Collection status
UNITED MICROELECTRONICS CORPORATION	Parent company	$-	$118,914	$-	$118,914	11.00	$-	-	$-	$-

ATTACHMENT 10 (Names, locations and related information of investee companies as of June 30, 2015) (Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UNITED MICROELECTRONICS CORPORATION
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015			Net income (loss) of investee company	Investment income (loss) recognized	Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

UMC GROUP (USA)	USA	IC Sales	USD	16,438	USD	16,438	16,438	100.00	$1,626,056	$63,927	$63,927
UNITED MICROELECTRONICS (EUROPE) B.V.	The Netherlands	Marketing support activities	USD	5,421	USD	5,421	9	100.00	133,512	1,192	1,192
UMC CAPITAL CORP.	Cayman Islands	Investment holding	USD	81,500	USD	81,500	71,663	100.00	4,850,152	112,681	110,703
GREEN EARTH LIMITED	Samoa	Investment holding	USD	10,000	USD	10,000	10,000	100.00	239,928	(5,548)	(5,548)
TLC CAPITAL CO., LTD.	Taipei City, Taiwan	New business investment		6,000,000		6,000,000	486,150	100.00	7,296,777	(20,903)	(20,903)
UMC NEW BUSINESS INVESTMENT CORP.	Taipei City, Taiwan	Investment holding		6,000,000		6,000,000	600,000	100.00	2,387,585	114,798	114,798
UMC INVESTMENT (SAMOA) LIMITED	Samoa	Investment holding	USD	1,520	USD	1,520	1,520	100.00	45,212	(656)	(656)
FORTUNE VENTURE CAPITAL CORP.	Taipei City, Taiwan	Consulting and planning for investment in new business		5,000,053		5,000,053	458,800	100.00	6,152,192	139,559	139,559
UMC GROUP JAPAN	Japan	IC Sales	JPY	60,000	JPY	60,000	1	100.00	86,782	42,206	42,206
UMC KOREA CO., LTD.	Korea	Marketing support activities	KRW	550,000	KRW	550,000	110	100.00	17,004	394	394
OMNI GLOBAL LIMITED	Samoa	Investment holding	USD	3,000	USD	3,000	3,000	100.00	43,359	(539)	(539)
BEST ELITE INTERNATIONAL LIMITED	British Virgin Islands	Investment holding	USD	235,089	USD	235,089	597,682	86.88	18,759,063	1,009,664	877,236
WAVETEK MICROELECTRONICS CORPORATION	Hsinchu City, Taiwan	GaAs Foundry service		1,252,012		1,252,012	126,230	77.74	681,665	(47,730)	(36,997)
MTIC HOLDINGS PTE. LTD.	Singapore	Investment holding	SGD	12,000	SGD	12,000	12,000	45.44	92,444	(5,358)	(8,262)
MEGA MISSION LIMITED PARTNERSHIP	Cayman Islands	Investment holding	USD	67,500	USD	67,500	-	45.00	1,974,086	151,966	68,385
NEXPOWER TECHNOLOGY CORP.	Taichung City, Taiwan	Sales and manufacturing of solar power batteries		5,331,885		5,331,885	215,283	44.16	712,099	(528,488)	(233,370)
UNITECH CAPITAL INC.	British Virgin Islands	Investment holding	USD	21,000	USD	21,000	21,000	42.00	686,393	(7,608)	(3,195)
HSUN CHIEH INVESTMENT CO., LTD.	Taipei City, Taiwan	Investment holding		336,241		336,241	134,815	36.49	3,339,329	(48,209)	(17,590)
FARADAY TECHNOLOGY CORP.	Hsinchu City, Taiwan	Design of application-specific integrated circuit		64,864		-	57,067	13.80	2,179,694	265,506	(2,376)

ATTACHMENT 10 (Names, locations and related information of investee companies as of June 30, 2015) (Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

FORTUNE VENTURE CAPITAL CORP.
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015			Net income (loss) of investee company	Investment income (loss) recognized	Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

UNITRUTH INVESTMENT CORP.	Taipei City, Taiwan	Investment holding		$800,000		$800,000	132,660	100.00	$1,012,241	$93,549	$93,549
MOS ART PACK CORP.	Hsinchu City, Taiwan	IC Packaging		290,000		290,000	29,000	54.45	177,849	-	-	Note 1
NEXPOWER TECHNOLOGY CORP.	Taichung City, Taiwan	Sales and manufacturing of solar power batteries		718,930		718,930	29,194	5.99	96,565	(528,488)	(31,646)
WAVETEK MICROELECTRONICS CORPORATION	Hsinchu City, Taiwan	GaAs Foundry service		5,454		-	735	0.45	5,220	(47,730)	(233)
TOPCELL SOLAR INTERNATIONAL CO., LTD.	Taoyuan City, Taiwan	Sales and manufacturing of solar power cell		-		1,032,692	-	-	-	(113,647)	(29,596)	Note 2

Note 1: On March 10, 2011, MOS ART PACK CORP. (MAP) reached the decesion of liquidation at it's stockholders' meeting. The Company had ceased to recognize investment income of MAP thereafter.
Note 2: On June 1, 2015, TOPCELL SOLAR INTERNATIONAL CO., LTD. was merged with MOTECH INDUSTRIES, INC. (MOTECH) and MOTECH is the surviving company.

TLC CAPITAL CO., LTD.
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015			Net income (loss) of investee company	Investment income (loss) recognized	Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

SOARING CAPITAL CORP.	Samoa	Investment holding	USD	900	USD	900	900	100.00	$18,421	$1,566	$1,566
LIST EARN ENTERPRISE INC.	Samoa	Investment holding	USD	309	USD	309	309	49.00	10,442	87	42
YUNG LI INVESTMENTS, INC.	Taipei City, Taiwan	Investment holding		240,800		280,000	24,080	45.16	318,477	120,371	54,361
CTC CAPITAL PARTNERS I, L.P.	Cayman Islands	Investment holding	USD	3,079	USD	3,872	-	31.40	167,432	(83,899)	(26,341)
VSENSE CO., LTD.	Taipei City, Taiwan	Medical devices, measuring equipment, reagents and consumables		95,916		-	4,251	28.63	105,497	(15,288)	(785)
NEXPOWER TECHNOLOGY CORP.	Taichung City, Taiwan	Sales and manufacturing of solar power batteries		778,019		778,019	28,601	5.87	94,603	(528,488)	(31,003)
TOPCELL SOLAR INTERNATIONAL CO., LTD.	Taoyuan City, Taiwan	Sales and manufacturing of solar power cell		-		384,140	-	-	-	(113,647)	(2,699)	Note

Note: On June 1, 2015, TOPCELL SOLAR INTERNATIONAL CO., LTD. was merged with MOTECH INDUSTRIES, INC. (MOTECH) and MOTECH is the surviving company.

UNITRUTH INVESTMENT CORP.
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015			Net income (loss) of investee company	Investment income (loss) recognized	Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

MOS ART PACK CORP.	Hsinchu City, Taiwan	IC Packaging		$98,690		$98,690	9,869	18.53	$60,524	$-	$-	Note 1
NEXPOWER TECHNOLOGY CORP.	Taichung City, Taiwan	Sales and manufacturing of solar power batteries		309,700		309,700	10,990	2.25	36,352	(528,488)	(11,913)
WAVETEK MICROELECTRONICS CORPORATION	Hsinchu City, Taiwan	GaAs Foundry service		3,402		-	459	0.28	3,256	(47,730)	(146)
TOPCELL SOLAR INTERNATIONAL CO., LTD.	Taoyuan City, Taiwan	Sales and manufacturing of solar power cell		-		165,272	-	-	-	(113,647)	(1,168)	Note 2

Note 1: On March 10, 2011, MOS ART PACK CORP. (MAP) reached the decesion of liquidation at it's stockholders' meeting. The Company had ceased to recognize investment income of MAP thereafter.
Note 2: On June 1, 2015, TOPCELL SOLAR INTERNATIONAL CO., LTD. was merged with MOTECH INDUSTRIES, INC. (MOTECH) and MOTECH is the surviving company.

ATTACHMENT 10 (Names, locations and related information of investee companies as of June 30, 2015) (Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

UMC CAPITAL CORP.
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

UMC CAPITAL (USA)	USA	Investment holding	USD	200	USD	200	200	100.00	USD	493	USD	(14)	USD	(14)
ECP VITA PTE. LTD.	Singapore	Insurance	USD	9,000	USD	9,000	9,000	100.00	USD	15,867	USD	1,880	USD	1,880
TRANSLINK CAPITAL PARTNERS III, L.P.	Cayman Islands	Investment holding	USD	6,000	USD	6,000	-	27.29	USD	6,313	USD	440	USD	17
ACHIEVE MADE INTERNATIONAL LTD.	British Virgin Islands	Internet Content Provider	USD	11,035	USD	11,035	2,724	23.32	USD	5,130	USD	(821)	USD	(156)
TRANSLINK CAPITAL PARTNERS I, L.P.	Cayman Islands	Investment holding	USD	2,498	USD	3,382	-	10.38	USD	3,220	USD	2,021	USD	168

UMC NEW BUSINESS INVESTMENT CORP.
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

TERA ENERGY DEVELOPMENT CO., LTD.	Hsinchu City, Taiwan	Energy Technical Services		$230,754		$230,754	31,655	100.00		$278,902		$(6,547)		$(7,457)
UNISTARS CORPORATION	Hsinchu County, Taiwan	High brightness LED packages		477,240		477,240	33,194	78.72		116,304		(44,105)		(34,719)
UNITED LIGHTING OPTO-ELECTRONIC INC.	Hsinchu City, Taiwan	LED lighting manufacturing and sale		266,772		266,772	8,949	55.25		9,586		-		-	Note 1
WINAICO IMMOBILIEN GMBH	Germany	Solar project	EUR	5,900	EUR	5,900	5,900	32.78		163,117		(8,135)		(3,575)
UNITED LED CORPORATION HONG KONG LIMITED	Hongkong	Investment holding	USD	22,500	USD	22,500	22,500	25.14		519,366		(47,903)		(13,099)
TOPCELL SOLAR INTERNATIONAL CO., LTD.	Taoyuan City, Taiwan	Sales and manufacturing of solar power cell		-		3,404,527	-	-		-		(113,647)		(70,888)	Note 2

Note 1: On June 19, 2012, UNITED LIGHTING OPTO-ELECTRONIC INC. has filed for liquidation through a decision at its stockholders’ meeting.
The Company had ceased to recognize investment income of UNITED LIGHTING OPTO-ElECTRONIC INC. thereafter.
Note 2: On June 1, 2015, TOPCELL SOLAR INTERNATIONAL CO., LTD. was merged with MOTECH INDUSTRIES, INC. (MOTECH) and MOTECH is the surviving company.

TERA ENERGY DEVELOPMENT CO., LTD.
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

EVERRICH ENERGY INVESTMENT (HK) LIMITED	Hongkong	Investment holding	USD	1,092	USD	1,725	1,092	100.00		$118,348		$(244)		$(244)
WINAICO SOLAR PROJEKT 1 GMBH	Germany	Solar project	EUR	1,120	EUR	1,120	1,120	50.00		31,383		(618)		(309)
WINAICO IMMOBILIEN GMBH	Germany	Solar project	EUR	2,160	EUR	2,160	2,160	12.00		61,326		(8,135)		577
TERA ENERGY USA INC.	USA	Solar project		-		535	-	-		-		(7)		(7)
SMART ENERGY ENTERPRISES LIMITED	Hongkong	Investment holding		-	USD	0	-	-		-		(1)		(1)

ATTACHMENT 10 (Names, locations and related information of investee companies as of June 30, 2015) (Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

WAVETEK MICROELECTRONICS CORPORATION
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

WAVETEK MICROELECTRONICS INVESTMENT (SAMOA) LIMITED	Samoa	Investment holding	USD	600	USD	600	600	100.00		$6,476		$(3,300)		$(3,300)

WAVETEK MICROELECTRONICS INVESTMENT (SAMOA) LIMITED
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

WAVETEK MICROELECTRONICS CORPORATION (USA)	USA	Sales and marketing service	USD	60	USD	60	60	100.00		$2,099		$66		$66

NEXPOWER TECHNOLOGY CORPORATION
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

SOCIALNEX ITALIA 1 S.R.L.	Italy	Photovoltaic power plant	EUR	3,637	EUR	3,637	-	100.00		$119,458		$1,866		$1,866
NPT HOLDING LIMITED	Samoa	Investment holding	USD	0	USD	0	0	100.00		0		-		-

NPT HOLDING LIMITED
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

NLL HOLDING LIMITED	Samoa	Investment holding	USD	0	USD	0	0	100.00		$0		$-		$-

BEST ELITE INTERNATIONAL LIMITED
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

INFOSHINE TECHNOLOGY LIMITED	British Virgin Islands	Investment holding	USD	354,000	USD	354,000	-	100.00	USD	344,718	USD	32,594	USD	32,594

INFOSHINE TECHNOLOGY LIMITED
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015				Net income (loss) of investee company		Investment income (loss) recognized		Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

OAKWOOD ASSOCIATES LIMITED	British Virgin Islands	Investment holding	USD	354,000	USD	354,000	-	100.00	USD	344,718	USD	32,594	USD	32,594

ATTACHMENT 10 (Names, locations and related information of investee companies as of June 30, 2015) (Not including investment in Mainland China)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

OMNI GLOBAL LIMITED
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015			Net income (loss) of investee company	Investment income (loss) recognized	Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

UNITED MICROTECHNOLOGY CORPORATION (NEW YORK)	USA	Research & Development	USD	950	USD	950	0	100.00	$31,225	$3	$3
UNITED MICROTECHNOLOGY CORPORATION (CALIFORNIA)	USA	Research & Development	USD	13.50		-	-	100.00	395	(21)	(21)

GREEN EARTH LIMITED
Investee company	Address	Main businesses and products	Initial Investment				Investment as of June 30, 2015			Net income (loss) of investee company	Investment income (loss) recognized	Note
			Ending balance		Beginning balance		Number of shares (thousand)	Percentage of ownership (%)	Book value

UNITED MICROCHIP CORPORATION	Cayman	Investment holding	USD	50		-	-	100.00	$1,242	$(309)	$(309)

ATTACHMENT 11 (Investment in Mainland China as of June 30, 2015)
(Amount in thousand; Currency denomination in NTD or in foreign currencies)

Investee company	Main businesses and products	Total amount of paid-in capital		Method of investment (Note 1)	Accumulated outflow of investment from Taiwan as of January 1, 2015		Investment flows		Accumulated outflow of investment from Taiwan as of June 30, 2015				Percentage of ownership	Investment income (loss) recognized (Note 2)		Carrying value as of June 30, 2015		Accumulated inward remittance of earnings as of June 30, 2015

							Outflow	Inflow			Net income (loss) of investee company
UNITRUTH ADVISOR (SHANGHAI) CO., LTD.	Investment Holding and advisory	(USD	$24,640 800)	(ii)SOARING COPITAL CORP.	(USD	$24,640 800)	$-	$-	(USD	$24,640 800)		$1,637	100.00%		$1,637 2. (iii)		$15,572		$-
SHANDONG HUAHONG ENERGY INVEST CO., INC.	Invest new energy business	(RMB	1,485,600 300,000)	(i)	(USD	41,888 1,360)	-	-	(USD	41,888 1,360)		(32,762)	50.00%		(16,381) 2. (ii)		697,802		-
JINING SUNRICH SOLAR ENERGY CORP.	To construct, operate, and maintain solar power plant	(RMB	1,386,560 280,000)	(iii)SHANDONG HUAHONG ENERGY INVEST CO., INC.	(USD	644,644 20,930)	-	-	(USD	644,644 20,930)		(33,196)	50.00%		(16,598) 2. (ii)		655,157		-
EVERRICH (SHANDONG) ENERGY CO., LTD.	Solar engineering integrated design services	(USD	95,480 3,100)	(ii)EVERRICH ENERGY INVESTMENT (HK) LIMITED	(USD	95,480 3,100)	-	-	(USD	95,480 3,100)		(112)	100.00%		(112) 2. (iii)		111,402	(USD	101,825 3,306)
UNITED LED CORPORATION	Research, manufacturing and sales in LED epitaxial wafers	(USD	2,587,200 84,000)	(ii)UNITED LED CORPORATION HONG KONG LIMITED	(USD	623,700 20,250)	-	-	(USD	623,700 20,250)	(RMB	(53,293) (10,762))	25.14%	(RMB	(14,777) (2,984)) 2. (ii)	(RMB	497,775 100,520)		-
HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.	Sales and manufacturing of integrated circuits	(USD	11,704,000 380,000)	(ii)OAKWOOD ASSOCIATES LIMITED	(USD	7,240,741 235,089)	-	-	(USD	7,240,741 235,089)	(USD	1,001,000 32,500)	86.88% (Note 4)	(USD	869,730 28,238) 2. (ii)	(USD	18,007,343 584,654)		-
UMC (BEIJING) LIMITED	Marketing support activities	(USD	15,400 500)	(ii)UMC INVESTMENT (SAMOA) LIMITED	(USD	15,400 500)	-	-	(USD	15,400 500)		69	100.00% (Note 5)		69 2. (iii)		16,090		-
UNITEDDS SEMICONDUCTOR (SHANDONG) CO., LTD.	Design support of integrated circuits	(RMB	148,560 30,000)	(iii)HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.		-	-	-		-	(RMB	(6,017) (1,215))	86.88%	(RMB	(5,229) (1,056)) 2. (iii)	(RMB	111,014 22,418)		-
UNITED SEMICONDUCTOR (XIAMEN) CO., LTD.	Sales and manufacturing of integrated circuits	(RMB	9,112,779 1,840,222)	(iii)HEJIAN TECHNOLOGY (SUZHOU) CO., LTD.		-	-	-		- (Note 6)	(RMB	(8,849) (1,787))	28.96%	(RMB	(2,565) (518)) 2. (iii)	(RMB	2,636,673 532,446)		-

Accumulated investment in Mainland China as of March 31, 2015	Investment amounts authorized by Investment Commission, MOEA	Upper limit on investment

$8,686,493 (USD 282,029)	$30,728,513 (USD 997,679)	$132,404,836
Note 1 :	The methods for engaging in investment in Mainland China include the following:
(i) Direct investment in Mainland China.
(ii) Indirectly investment in Mainland China through companies registered in a third region. (Please specify the name of the company in third region).
(iii) Other methods
Note 2 :	The investment income (loss) recognized in current period:
1. Please specify no investment income (loss) has been recognized due to the investment is still during development stage.
2. The investment income (loss) were determined based on the following basis:
(i) The financial report was audited and certified by an international accounting firm in cooperation with an R.O.C. accounting firm.
(ii) The financial statements certificated by the CPA of the parent company in Taiwan.
(iii) Others.
Note 3 :	Initial investment amounts denominated in foreign currencies are translated into New Taiwan Dollars using the spot rates at the financial report date.
Note 4 :

The Company indirectly invested in HEJIAN TECHNOLOGY (SUZHOU) CO., LTD. via investment in BEST ELITE INTERNATIONAL LIMITED (BEST ELITE), an equity investee. The Investment Commission, MOEA has approved to invest US$217,572 thousand in BEST ELITE's preferred stock, invest US$91,984 thousand in BEST ELITE's common stock. As of June 30, 2015, the amount of investment has been remitted.

Note 5 :	UMC (BEIJING) LIMITED have been made in the Investment Commission, MOEA and approved US$3,000 thousand. As of June 30, 2015, the amount of investment US$2,500 thousand has not yet been remitted.
Note 6 :

The consent to invest in UNITED SEMICONDUCTOR (XIAMEN) CO., LTD. (USCXM) have been made by the Investment Commission, MOEA which approved the total investment amount US$710,640 thousand. As of June 30, 2015, the investment amount to USCXM from HEJIAN TECHNOLOGY (SUZHOU) CO., LTD. was US$86,880 thousand, and the rest investment amount US$623,760 thousand has not yet been remitted.